RETRANSMISSION OF QUARTERLY REPORT 2024-2 Due to a review limited to the financial information of PEMEX, derived from the application of the General Guidelines for the regulation of the accountability procedures of the Mexican Public Administration, an adjustment was determined to the variables used in the calculation of the impairment of non-financial assets associated with the industrial transformation segment, resulting in an increase in the net impairment of Ps. 17,968,527,000 which is reflected in the cost of sales line item, as well as other adjustments associated with inventory and income taxes, mainly. The changes in the financial statements were as follows: 210000 Statement of financial position, current/non-current Concept Close Current Quarter 2024-06-30 Previous version Close Current Quarter 2024-06-30 Updated version Statement of financial position [abstract] Current assets [abstract] Trade and other current receivables 256,701,319,000 255,972,895,000 Current inventories 102,627,152,000 103,558,205,000 Total current assets other than non-current assets or disposal groups classified as held for sale or as held for distribution to owners 465,380,978,000 465,583,607,000 Total current assets 465,380,978,000 465,583,607,000 Property, plant and equipment 1,555,233,545,000 1,537,151,854,000 Deferred tax assets 160,255,089,000 160,039,008,000 Total non-current assets 1,820,925,628,000 1,802,627,856,000 Total assets 2,286,306,606,000 2,268,211,463,000 Liabilities [abstract] Current liabilities [abstract] Current tax liabilites 96,802,954,000 96,761,614,000 Other current non-financial liabilities 95,405,425,000 94,738,999,000 Total current liabilities other than liabilities included in disposal groups classified as held for sale iabilities included in disposal groups classified as held for sale 1,013,309,310,000 1,012,601,544,000 Total current liabilities 1,013,309,310,000 1,012,601,544,000 Non-current provisions [abstract] Non-current provisions for employee benefits 1,271,714,076,000 1,271,757,000,000 Total non-current provisions 1,364,528,291,000 1,364,571,215,000 Total non-current liabilities 2,861,316,444,000 2,861,359,366,000 Total liabilities 3,874,625,754,000 3,873,960,910,000 Equity [abstract] Retained earnings (3,159,713,107,000) (3,177,106,259,000) Other reserves 163,596,415,000 163,558,484,000 Total equity attributable to owners of parent (1,588,178,685,000) (1,605,609,768,000) Non-controlling interests (140,463,000) 139,679,000) Total equity (1,588,319,148,000) (1,605,749,447,000) Total equity and liabilities 2,286,306,606,000 2,268,211,463,000

[310000] Statement of comprehensive income, profit or loss, by function of expense

Concept	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version	Quarter Current Year 2024-04-01 – 2024-06-30 previous version	Quarter Current Year 2024-04-01 – 2024-06-30 Updated version
Profit or loss [abstract]				
Profit loss [abstract]				
Cost of sales	686,146,451,000	703,300,314,000	356,315,235,000	373,469,098,000
Gross profit	129,279,994,000	112,126,131,000	53,212,831,000	36,058,968,000
Distribution costs	7,729,511,000	7,732,620,000	5,233,829,000	5,236,938,000
Administrative expenses	84,452,262,000	84,476,456,000	43,727,553,000	43,751,747,000
Other expense	3,421,669,000	3,452,548,000	2,722,787,000	2,753,666,000
Profit (loss) from operating activities	42,257,669,000	25,045,624,000	5,860,156,000	(11,351,889,000)
Finance costs	213,179,479,000	213,178,941,000	163,310,405,000	206,762,420,000
Profit (loss) before tax	(160,462,143,000)	(177,673,650,000)	(197,013,321,000)	(214,224,828,000)
Tax income (expense)	90,792,715,000	90,973,707,000	58,923,743,000	59,104,735,000
Profit (loss) from continuing operations	(251,254,858,000)	(268,647,357,000)	(255,937,064,000)	(273,329,563,000)
Profit (loss)	(251,254,858,000)	(268,647,357,000)	(255,937,064,000)	(273,329,563,000)
Profit (loss), attributable to owners of parent	(251,225,934,000)	(268,619,086,000)	(255,922,036,000)	(273,315,188,000)
Profit (loss), attributable to non-controlling interests	(28,924,000)	(28,271,000)	(15,028,000)	(14,375,000)

[410000] Statement of comprehensive income, OCI components presented net of tax Concept Accumulated Current Year 2024-01-01 – 2024-06-30 previous version Accumulated Current Year 2024-01-01 – 2024-06-30 updated version Quarter Current Year 2024-04- 01 – 2024-06-30 previous version Quarter Current Year 2024-04-01 – 2024-06-30 updated version Statement of comprehensive income [abstract] Profit (loss) (251,254,858,000) (268,647,357,000) (255,937,064,000) (273,329,563,000) Other comprehensive income [abstract] Components of other comprehensive income that will not be reclassified to profit or loss, net of tax [abstract] Other comprehensive income, net of tax, gains (losses) on remeasurements of defined benefit plans 131,122,961,000 131,130,599,000 131,122,923,000 131,130,561,000 Total other comprehensive income that will not be reclassified to profit or loss, net of tax 131,122,961,000 131,130,599,000 131,122,923,000 131,130,561,000 Components of other comprehensive income that will be reclassified to profit or loss, net of tax [abstract] Exchange differences on translation [abstract] Gains (losses) on exchange differences on translation, net of tax 39,791,559,000 39,746,121,000 45,780,759,000 45,735,321,000 Other comprehensive income, net of tax, Exchange differences on translation 39,791,559,000 39,746,121,000 45,780,759,000 45,735,321,000 Total other comprehensive income that will be reclassified to profit or loss, net of tax 39,791,559,000 39,746,121,000 45,780,759,000 45,735,321,000 Total other comprehensive income 170,914,520,000 170,876,720,000 176,903,682,000 176,865,882,000 Total comprehensive income (80,340,338,000) (97,770,637,000) (79,033,382,000) 96,463,681,000) Comprehensive income attributable to [abstract] Comprehensive income, attributable to owners of parent (80,316,514,000) (97,747,597,000) (79,023,736,000) (96,454,819,000) Comprehensive income, attributable to non- controlling interests (23,824,000) (23,040,000) (9,646,000) (8,862,000)

[520000] Statement of cash flows, indirect method Concept Accumulated Current Year 2024-01-01 – 2024-06-30 previous version Accumulated Current Year 2024-01-01 – 2024-06-30 updated version Statement of cash flows [abstract] Profit (loss) (251,254,858,000) (268,647,357,000) Adjustments for income tax expense (50,782,584,000) (50,823,924,000) Adjustments for depreciation and amortisation expense 77,237,220,000 77,350,379,000 Adjustments for impairment loss (reversal of impairment loss) recognised in profit or loss (419,535,000) 17,548,991,000 Adjustments for provisions 34,780,096,000 34,830,658,000 Adjustments for decrease (increase) in inventories 13,112,617,000 12,181,564,000 Adjustments for decrease (increase) in trade accounts receivable 72,555,273,000 73,499,777,000 Adjustments for increase (decrease) in other operating payables 11,758,661,000 11,092,235,000 Other adjustments to reconcile profit (loss) 17,637,292,000 17,637,298,000 Total adjustments to reconcile profit (loss) 325,948,943,000 343,386,881,000 Net cash flows from (used in) operations 74,694,085,000 74,739,524,000 Net cash flows from (used in) operating activities 135,600,116,000 135,645,555,000 Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes (20,134,567,000) (20,089,128,000) Effect of exchange rate changes on cash and cash equivalents 18,122,722,000 18,077,283,000

[610000] Statement of changes in equity - Accumulated Current

Concept	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version
	Retained earnings [member]	Retained earnings [member]	Reserve of Exchange differences on translation [member]	Reserve of Exchange differences on translation [member]
Profit (loss)	(251,225,934,000)	(268,619,086,000)	-	-
Other comprehensive income	-	-	39,786,458,000	39,741,015,000
Total comprehensive income	(251,225,934,000)	(268,619,086,000)	39,786,458,000	39,741,015,000
Total increase (decrease) in equity	(251,225,934,000)	(268,619,086,000)	39,786,458,000	39,741,015,000
Equity at end of period	(3,159,713,107,000)	(3,177,106,259,000)	11,107,048,000	11,061,605,000

Concept	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version
	Reserve of remeasurements of defined benefit plans [member]	Reserve of remeasurements of defined benefit plans [member]	Other reserves [members]	Other reserves [members]
Other comprehensive income	131,122,962,000	131,130,474,000	170,909,420,000	170,871,489,000
Total comprehensive income	131,122,962,000	131,130,474,000	170,909,420,000	170,871,489,000
Total increase (decrease) in equity	131,122,962,000	131,130,474,000	170,909,420,000	170,871,489,000
Equity at end of period	152,489,367,000	152,496,879,000	163,596, 415,000	163,558,484,000

Concept	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version
	Equity attributable to owners of parent [member]	Equity attributable to owners of parent [member]	Non-controlling interest [member]	Non-controlling interest [member]
Profit (loss)	(251,225,934,000)	268,619,086,000)	(28,924,000)	(28,271,000)
Other comprehensive income	170,909,420,000	170,871,489,000	5,100,000	5,231,000
Total comprehensive income	(80,316,514,000)	(97,747,597,000)	(23,824,000)	(23,040,000)
Total increase (decrease) in equity	64,683,486,000	47,252,403,000	(23,824,000)	(23,040,000)
Equity at end of period	(1,588,178,685,000)	(1,605,609,768,000)	(140,463,000)	(139,679,000)

Concept	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version
	Equity [member]	Equity [member]
Profit (loss)	(251,254,858,000)	(268,647,357,000)
Other comprehensive income	170,914,520,000	170,876,720,000
Total comprehensive income	(80,340,338,000)	(97,770,637,000)
Total increase (decrease) in equity	64,659,662,000	47,229,363,000
Equity at end of period	(1,588,319,148,000)	(1,605,749,447,000)

[700002] Informative data about the Income statement Concept Accumulated Current Year 2024-01-01 – 2024-06-30 previous version Accumulated Current Year 2024-01-01 – 2024- 06-30 updated version Quarter Current Year 2024-04-01 – 2024-06-30 previous version Quarter Current Year 2024-04-01 – 2024-06-30 updated version Informative data of the Income Statement [abstract] Operating depreciation and amortization 74,145,464,000 74,258,629,000 41,264,767,000 41,377,932,000 [700003] Informative data - Income statement for 12 months Concept Current Year 2023-07-01 – 2024-06-30 previous version Current Year 2023-07-01 – 2024-06-30 updated version Informative data - Income Statement for 12 months [abstract] Profit (loss) from operating activities 108,716,547,000 91,504,500,000 Profit (loss) (325,262,349,000) (342,654,848,000) Profit (loss), attributable to owners of parent (325,310,243,000) (342,703,395,000) Operating depreciation and amortization 154,909,562,000 155,022,727,000

[800100] Notes - Subclassifications of assets, liabilities and equities Concept Close Current Quarter 2024-06-30 previous version Close Current Quarter 2024-06-30 updated version Subclassifications of assets, liabilities and equities [abstract] Trade and other current receivables [abstract] Current trade receivables 131,035,452,000 130,341,132,000 Current prepayments [abstract] Other current receivables 72,134,657,000 72,100,553,000 Total trade and other current receivables 256,701,319,000 255,972,895,000 Classes of current inventories [abstract] Current raw materials and current production supplies [abstract Current work in progress 992,886,000 992,927,000 Current finished goods 94,969,968,000 95,900,980,000 Total current inventories 102,627,152,000 103,558,205,000 Vehicles [abstract] Oil and gas assets 961,799,135,000 944,007,654,000 Construction in progress 484,896,124,000 484,605,914,000 Total property, plant and equipment 1,555,233,545,000 1,537,151,854,000 Other reserves [abstract] Reserve of exchange differences on translation 11,107,048,000 11,061,605,000 Reserve of remeasurements of defined benefit plans 152,489,367,000 152,496,879,000 Total other reserves 163,596,415,000 163,558,484,000 Net assets (liabilities) [abstract] Assets 2,286,306,606,000 2,268,211,463,000 Liabilities 3,874,625,754,000 3,873,960,910,000 Net assets (liabilities) (1,588,319,148,000) (1,605,749,447,000) Net current assets (liabilities) [abstract] Current assets 465,380,978,000 465,583,607,000 Current liabilities 1,013,309,310,000 1,012,601,544,000 Net current assets (liabilities) (547,928,332,000) (547,017,937,000)

[800200] Notes - Analysis of income and expense

Concept	Accumulated Current Year 2024-01-01 – 2024-06-30 previous version	Accumulated Current Year 2024-01-01 – 2024-06-30 updated version	Quarter Current Year 2024-04-01 – 2024-06-30 previous version	Quarter Current Year 2024-04-01 – 2024-06-30 updated version
Analysis of income and expense [abstract]				
Finance costs [abstract]				
Net loss on foreign exchange	126,295,680,000	126,295,142,000	126,295,680,000	126,295,141,000
Total finance costs	213,179,479,000	213,178,941,000	163,310,405,000	163,309,866,000
Tax income (expense)				
Current tax	78,544,909,000	78,503,569,000	46,751,982,000	46,710,643,000
Deferred tax	12,247,806,000	12,470,138,000	12,171,761,000	12,394,092,000
Total tax income (expense)	90,792,715,000	90,973,707,000	58,923,743,000	59,104,735,000

Regarding the notes to the financial statements, notes 6, 7, 8, 10, 11, 13, 15, 18 and 20 were also amended to update the disclosures.

Additionally, 105000 Management Comments and Analysis section was updated.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 1 of 125 Quarterly Financial Information [105000] Management commentary .................................................................................................................................2 [110000] General information about financial statements ...........................................................................................38 [210000] Statement of financial position, current/non-current.....................................................................................39 [310000] Statement of comprehensive income, profit or loss, by function of expense ...........................................41 [410000] Statement of comprehensive income, OCI components presented net of tax .........................................42 [520000] Statement of cash flows, indirect method ......................................................................................................44 [610000] Statement of changes in equity - Accumulated Current ..............................................................................46 [610000] Statement of changes in equity - Accumulated Previous ............................................................................49 [700000] Informative data about the Statement of financial position .........................................................................52 [700002] Informative data about the Income statement...............................................................................................53 [700003] Informative data - Income statement for 12 months.....................................................................................54 [800001] Breakdown of credits ........................................................................................................................................55 [800003] Annex - Monetary foreign currency position..................................................................................................60 [800005] Annex - Distribution of income by product .....................................................................................................61 [800007] Annex - Financial derivate instruments ..........................................................................................................62 [800100] Notes - Subclassifications of assets, liabilities and equities .......................................................................75 [800200] Notes - Analysis of income and expense.......................................................................................................79 [800500] Notes - List of notes ..........................................................................................................................................80 [800600] Notes - List of accounting policies ..................................................................................................................81 [813000] Notes - Interim financial reporting ...................................................................................................................82

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 2 of 125 [105000] Management commentary Management commentary [text block] In addition to this document, the Company is providing a report to publish its preliminary financial and operational results as of June 30, 2024. The Company encourages the reader to analyze this document together with the information provided in said report and annexes in addition to the transcript of its conference call announcing its quarterly results. All comparisons are made against the same period of the previous year unless otherwise specified. This call was made on July 26, 2024. Annexes, transcripts, and relevant documents related to this call can be found at www.pemex.com/en/investors. Information Summary Second Quarter 2024 Petróleos Mexicanos' financial policy in the second quarter of 2024 (2Q24) remained committed to providing timely support to operations, as well as to the responsible and optimal use of resources. The Exploration and Production strategy maintained its focus on projects with the greatest potential, prioritizing activities in onshore and shallow waters areas, promoting the accelerated development of new fields, shorter start-up times for recent discoveries, early incorporation of production from exploratory wells, as well as maintaining base production. However, the natural decline of the fields and the adverse weather conditions had a negative impact, resulting in an average production of 2Q24 of 1,784 Mbd, 119 Mbd below that achieved in 2Q23 of 1,902 Mbd. Progress was made in consolidating the timely rehabilitation and maintenance in the National Refining System to recover its capacity and optimize its operation, with positive results in the crude oil process, which recorded 886 Mbd in 2Q24, 60 Mbd higher than the 826 Mbd observed in 2Q23. Regarding financial results, a net loss of Ps. 273.3 billion was obtained in 2Q24, Ps. 298.8 billion lower than the net profit of Ps. 25.4 billion obtained in 2Q23. The 10.2% depreciation of the peso against the dollar during 2Q24 had a negative impact, resulting in an exchange loss of Ps. 159.7 billion in the quarter, in contrast to an appreciation of the peso against the dollar of 14.6% recorded in 2Q23, which implied an exchange gain in that period of Ps. 105.4 billion. The financing strategy continued to be carried out in a coordinated manner with the Ministry of Finance and Public Credit, and focused on promptly addressing the resource needs to optimally meet the company's commitments, while seeking to reduce the debt balance. This strategy, accompanied by capital contributions from the Federal Government to strengthen the financial position of Petróleos Mexicanos, resulted in a decrease in the debt balance of U.S. $ 2.1 billion in 2Q24, to U.S. $ 99.4 billion at the end of the period. Efforts were also sustained to strengthen and bolster Petróleos Mexicanos' sustainability strategy, resulting in the first Climate Risk Report being compiled in line with the guidelines of the Task Force on Climate-related Financial Disclosures (TCFD), which discloses the actions taken and future plans for managing the risks and opportunities associated with climate change.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 3 of 125 Main Results 2Q23 2Q24 Change % Operative (Mbd) Crude Oil Production 1,902 1,784 (6.2) Crude Oil Processing 826 886 7.3 Financial (Ps. million) Operating Income (loss) 21,516 (11,352) (152.8) Net Income (loss) 25,423 (273,330) (1,175.1) EBITDA 93,412 56,707 (39.3) Disclosure of nature of business [text block] Petróleos Mexicanos, its Productive State-owned Subsidiaries, its Affiliates, and its Subsidiary Entities (PEMEX), comprise the oil and gas Productive State-Owned Company of the United Mexican States. Petróleos Mexicanos is a Productive State-Owned Company of the Federal Government of Mexico, with legal personality and equity, with technical, operational and managerial autonomy, as established on the Law of Petróleos Mexicanos. Disclosure of management's objectives and its strategies for meeting those objectives [text block]

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 4 of 125 Petróleos Mexicanos is Mexico's oil and gas production company, whose objective is to compete in an open market and maintain a leadership position in the energy sector, generating economic value through all its business lines, from the hydrocarbons exploration and extraction in Mexico and abroad, to refining, transforming, processing and commercialization of hydrocarbons and derivatives. Disclosure of entity's most significant resources, risks and relationships [text block] When evaluating the potential acquisition of securities from PEMEX, potential investors must consider all the information included in the company's Annual Report, and specially, the risk factors hereby mentioned. These risks could significantly affect PEMEX's performance and profitability but are not the only risks the Company faces. Risks described in this document are the ones PEMEX is currently aware of and that it considers relevant. In addition, other risks may exist or emerge in the future, and influence the price of the company's securities. Risk Factors Related to Our Operations We have a substantial amount of indebtedness and other liabilities and are exposed to significant liquidity constraints, which could make it difficult for us to obtain financing on favorable terms and could adversely affect our financial condition, results of operations and ability to repay our debt and, ultimately, our ability to operate as a going concern without additional support from the Mexican Government. We have a substantial amount of debt, which we have incurred primarily to fund operating expenses and finance our capital investment projects. Due to our heavy tax burden, our cash flow from operations in recent years has not been sufficient to fund our capital expenditures and other expenses and, accordingly, we face significant indebtedness. Therefore, in order to develop our assigned hydrocarbon reserves, service our indebtedness and amortize scheduled debt maturities, we will need to obtain funds from a broad range of sources, in addition to continuing efficiency and cost-cutting initiatives. There can be no assurances that we will continue to have access to capital on favorable terms or any terms at all. During the first six months period ended on June 30, 2024, we received support from the Mexican Government for to strengthen our financial condition, however may not be available in upcoming years. As of June 30, 2024, our total indebtedness, including accrued interest, was Ps. 1,826.5 billion (U.S. $99.39 billion), in nominal terms, which represented a 1.8% increase in peso terms compared to our total indebtedness, including accrued interest, of Ps. 1,794.5 billion (U.S. $106.0 billion) as of December 31, 2023. As of June 30, 2024, 45.7% of our existing debt, or Ps. 834.2 billion (U.S. $45.4 billion), including accrued interest, is scheduled to mature in the next three years, including Ps. 324.5 billion (U.S. $17.6 billion) scheduled to mature in 2024. Our working capital got better from a negative working capital of Ps. 585.2 billion (U.S. $31.8 billion) as of December 31, 2023 to a negative working capital of Ps. 547.9 billion (U.S. $ 29.8 billion) as of June 30, 2024. Our level of debt may increase further in the short or medium term as a result of new financing activities or future depreciation of the peso

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 5 of 125 as compared to the U.S. dollar and may have an adverse effect on our financial condition, results of operations and liquidity position. To service our debt, we have relied and may continue to rely on a combination of cash flows from our operations, drawdowns under our available credit facilities, capital contributions from the Mexican Government and the incurrence of additional indebtedness (including refinancing of existing indebtedness). During the first six months period ended on June 30, 2024, we received Ps. 67.8 billion (U.S. $ 3.7 billion) in capital contributions from the Mexican Government, to support straight our financial condition. These contributions represented an important source for the payment of our debt during the first six months period ended on June 30, 2024. If we were unable to obtain financing on favorable terms or any terms at all, this could hamper our ability to obtain further financing, to invest in projects, exploit hydrocarbon reserves, and meet our principal and interest payment obligations with our creditors. This risk would be further magnified if we also were unable to receive support from the Mexican Government. As a result, we may be exposed to significant liquidity constraints and may not be able to service our debt, pay our suppliers or make the capital expenditures required to maintain our current production levels and to maintain, and increase, the proved hydrocarbon reserves assigned to us by the Mexican Government, which may adversely affect our financial condition and results of operations. See “—Risk Factors Related to our Relationship with the Mexican Government—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget or an inability to obtain financing may limit our ability to make capital investments” below. If such constraints occur at a time when our cash flow from operations is less than the resources necessary to meet our debt service obligations, which was the case for the year ended December 31, 2023, we could be forced to further reduce our planned capital expenditures and implement further austerity measures in order to provide additional liquidity to our operations. A reduction in our capital expenditure program could adversely affect our financial condition and results of operations. Additionally, such measures may not be sufficient for us to meet our obligations. Our condensed consolidated interim financial statements not audited have been prepared on the assumption that we will continue as a going concern. Our condensed consolidated interim financial statements not audited as of June 30, 2024, have been prepared under the assumption that we will continue as a going concern. However, there is material uncertainty that raises significant doubt about our ability to continue operating as a going concern. Our condensed consolidated interim financial statements not audited as of the first six months period ended on June 30, 2024 do not include any adjustments that might result from the outcome of that uncertainty. If the actions we are taking to improve our financial condition, are not successful, we may not be able to continue operating as a going concern. Downgrades in our credit ratings could negatively impact our access to the financial markets and cost of financing. We rely on access to the financial markets to fund our operations and finance the capital expenditures needed to carry out our capital investment projects. Accordingly, credit ratings are important to our business and financial condition, as credit ratings affect the cost and other terms upon which we are able to obtain funding. Ratings address our creditworthiness and the likelihood of timely payment of our long-term debt securities. Ratings are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time. Our current credit ratings and the rating outlooks depend, in part, on economic conditions and other factors that affect credit risk and are outside our control, as well as assessments of the creditworthiness of Mexico. Certain rating agencies downgraded Mexico’s credit ratings in July 2022 and their assessment of Mexico’s creditworthiness has and may further affect our credit ratings. Further, certain rating agencies recently downgraded our credit rating and ratings outlook during July 2023 and February 2024. We currently have a “split rating” among the rating agencies that formally rate our

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 6 of 125 credit profile. Two of such rating agencies have assigned us a non-investment grade rating and the other agency assigned us an investment grade rating. For more information regarding credit ratings, you can consult our web site www.pemex.com. While these downgrades do not constitute a default or an event of default under our debt instruments, they have increased our cost of financing. Further downgrades may have material adverse consequences on our ability to access the financial markets and the terms on which we may obtain financing, including our cost of financing. In turn, this could significantly harm our financial condition, results of operations and ability to meet existing obligations. In addition, in connection with the entry into new financings or amendments to existing financing arrangements, our financial and operational flexibility may be impaired as a result of more restrictive covenants, requirements for security and other terms that may be imposed on “split-rated” entities. Our “split rating” and any further credit rating downgrades could also negatively impact the prices of our debt securities, reduce our potential pool of investors and limit our funding sources, among other consequences. There can be no assurance that we will be able to maintain or improve our current credit ratings or outlook. Crude oil, natural gas and petroleum products prices are volatile, and low crude oil and natural gas prices adversely affect our income and cash flows and the value of the hydrocarbon reserves that we have the right to extract and sell. Most of our cash flow derives from sales of crude oil, petroleum products and natural gas. International prices of crude oil, petroleum products and natural gas are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include (i) competition within the oil and natural gas industry, (ii) the existence and development of alternative sources of energy, (iii) prices of alternative sources of energy, (iv) the cost of exploration and exploitation of oil fields, (v) international economic trends, (vi) exchange rate fluctuations, (vii) expectations of inflation, (viii) domestic and foreign laws and government regulations, (ix) political, social and other events (including public health events and armed conflict) in major oil- and natural gas-producing and consuming nations, (x) actions taken by Organization of the Petroleum Exporting Countries (“OPEC”) members and other oil exporting countries, (xi) trading activity in oil and natural gas and (xii) transactions in derivative financial instruments (“DFIs”) related to oil and gas. When international prices of crude oil, petroleum products and/or natural gas are low, we earn less revenue and, therefore, generate lower cash flows and earn less income before taxes and duties because our costs remain roughly constant. Conversely, when prices of crude oil, petroleum products and/or natural gas are high, we earn more revenue and our income before taxes and duties increases. The Mexican crude oil export price has been extremely volatile in recent years, reaching an unprecedented low of negative U.S. $7.33 per barrel on April 28, 2020 in reaction to the COVID-19 pandemic and actions taken by other oil-producing countries. During the first six months period ended on June 30, 2024, the weighted average Mexican crude oil price remained volatile due to market conditions, averaging U.S. $71.67 per barrel, as compared to U.S. $65.46 per barrel during 2023. Any future decline in international crude oil and natural gas prices will have a negative impact on our results of operations and financial condition. Price fluctuations may also affect estimates of the amount and value of Mexico’s hydrocarbon reserves that we have the right to extract and sell, which could affect our future production levels. See “—Risk Factors Related to our Relationship with the Mexican Government—Hydrocarbon reserves are based on estimates, which are uncertain and subject to revisions” below. We could be affected by the generation of persistent false information and synthetic content, through artificial intelligence and the use of tools for its dissemination that make it difficult to distinguish true information from the media and governments. Misinformation, false information, and synthetic content generated deliberately or not, will be increasingly recurrent, which could cause significant changes in public opinion and distrust in facts and authority. This information is disseminated with specific objectives, such as increasing climate activism, promoting an escalation of conflicts, provoking disagreements that could influence

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 7 of 125 the results of elections and changes of government at a global level, polarization of opinions, reputational damage to individuals and companies, the generation of riots, among others. Likewise, recent technological advances have improved the volume, scope, and effectiveness of counterfeit information, with flows more difficult to track and control. Our business could be negatively impacted by hydrocarbon price volatility as the result of actual or threatened global military or paramilitary activity and any related destabilization of the world energy markets. Our income and cash flows depend on the prices of crude oil, petroleum products and natural gas. Oil prices are highly sensitive to actual and perceived threats to global geopolitical stability and to changes in production from OPEC and OPEC+ member states and other oil-producing nations. An increase, or the threat of an increase, in military or paramilitary activities, including Russian military activities in Ukraine, the conflict in Gaza, could lead to increased volatility in global oil, natural gas and petroleum products prices. The destabilization of or increased volatility in global hydrocarbon prices could reduce the price we receive from our sales and adversely affect our profitability. Increases in oil, gas and petroleum products prices may not persist and could be followed by price decreases based on factors beyond our control, including geopolitical events. Our business may be materially and adversely affected by the emergence of epidemics or pandemics. Public health events, including epidemics and pandemics caused by infectious agents and diseases, such as the COVID-19 pandemic, may adversely impact the health of our workforce, the operations of our partners and suppliers and demand the redesign of routines and procedures. Public health events can also significantly affect the operation of our facilities, including our oil platforms, refineries and terminals, as well as adversely impact the proper functioning of our supply chain. In addition, public health events may impact Mexico, the Mexican and/or the global economy and the international prices of, and/or demand for, crude oil, petroleum products and/or natural gas, which may in turn affect our business, results of operations and financial condition. See “—Risk Factors Related to our Operations—Crude oil, natural gas and petroleum products prices are volatile, and low crude oil and natural gas prices adversely affect our income and cash flows and the value of the hydrocarbon reserves that we have the right to extract and sell” above for further information. The impact of current or future public health events is highly uncertain and will depend on numerous evolving factors that we cannot predict, including, among others: • the duration, scope, and severity of any such public health event; • volatility in oil demand and oil prices; • the impact of travel bans, shelter-in-place orders, or work-from-home policies; • staffing shortages; • interest rate and inflation rate volatility; • general economic, financial, and industry conditions, particularly relating to liquidity and financial performance, which may be amplified by the effects of public health events; and • the long-term effects of any such public health event on the Mexican and global economies, including on global supply chains, consumer confidence and spending, financial markets and the availability of credit for us, our suppliers and our customers, among others. We are an integrated oil and gas company and are exposed to production, equipment and transportation risks, criminal acts, blockades to our facilities and deliberate acts of terror that could adversely affect our business, results of operations and financial condition. We are subject to several risks that are common among oil and gas companies. These risks include (i) production risks, including fluctuations in production due to operational hazards, accidents at our facilities and effects of natural disasters or weather, (ii)

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 8 of 125 equipment risks, including those relating to the adequacy, condition and maintenance of our facilities and equipment and (iii) transportation risks, including those relating to the condition, availability and vulnerability of pipelines and other modes of transportation. Our business is subject to risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, as well as oil spills, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. Our operations are also exposed to risks arising from criminal acts to steal, divert or tamper with our crude oil, natural gas and refined products from our pipeline network, as well as risks arising from materials and equipment theft. In recent years, we have experienced an increase in the illegal “tapping” of our pipelines and the illegal trade in the fuels that we produce. Such criminal activity has led to explosions, property and environmental damage, injuries and loss of life, as well as loss of revenue from the stolen products. The actions we have taken in conjunction with the Mexican Government to reduce the illicit market of fuels have not produced sustained improvement in recent years. In 2023 and 2022, we discovered 14,890 and 13,946 illegal pipeline taps, respectively. We are also exposed to the risk that some of our employees may, or may be perceived to, be participating in the illicit market in fuels. In addition, our facilities are exposed to intentional acts of sabotage, terrorism, blockades, theft and piracy. The occurrence of incidents such as these related to the production, processing and transportation of oil and gas products could result in personal injuries, loss of life, environmental damage from the subsequent containment, clean up and repair expenses, equipment damage and damage to our facilities, which in turn could adversely affect our business, results of operations and financial condition. We are exposed to cybersecurity incidents, failures and attacks that could adversely affect our business, results of operations and financial condition. Our operations are highly dependent on information technology systems and services. Cyber-threats and cyber-attacks are becoming increasingly sophisticated, coordinated and costly, and could and have been targeted at our operations or information technology systems. If the integrity of our information technology systems were to be compromised due to cyber-attacks, or due to the negligence or misconduct of our employees, our business operations could be disrupted or even paralyzed, and our proprietary information could be stolen or lost. If such information security failures occur, we could face, among other things, (i) disruptions to our operations and critical infrastructure, (ii) regulatory action, (iii) legal liability, (iv) damage to our reputation, (v) a significant reduction in revenues, (vi) an increase in costs (including costs associated with the recovery of information and assets) and (vii) a loss of our investments in areas affected by such cyber-attacks, which in turn could have a material adverse effect on our reputation, results of operations and financial condition. A continued decline in our proved hydrocarbon reserves and production could adversely affect our operating results and financial condition. Some of our existing oil and gas-producing fields are mature and, as a result, our reserves and production may decline as reserves are depleted. In 2023, our total proven reserves had a small increase of 29.6 million barrels of crude oil equivalent, or 0.4%, after accounting for discoveries, extensions, revisions, and delimitations, from 7,450.8 million barrels of crude oil equivalent as of December 31, 2022 to 7,480.4 million barrels of crude oil equivalent as of December 31, 2023. Based on these numbers, our reserve replacement ratio (“RRR”) in 2023 was 103.2%, an increase as compared to a RRR of 102.8% in 2022. Our proven reserves increased from 7,450.8 million barrels of crude oil equivalent as of December 31, 2022 to 7,480.4 million barrels of crude oil equivalent as of December 31, 2023, due to discoveries, developments, delineations and, revisions of our proved reserves, in particular to the recategorization of reserves due to drilling of development wells. Crude oil production increased by 5.1% in 2023, mainly as a result of the increase in the new offshore fields projects Maloob, Balam, Esah, Itta, Pokche, Teca, Tlalkivak, Tekel and Ayatsil in onshore fields Quesqui, Tupilco Profundo, Cibix, Racemosa and Ixachi. As of the six months period ended on June 30, 2024, the production of liquids with partners was 1,784 6 thousand barrels per day of crude oil which

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 9 of 125 represents a decrease of 119 thousand barrels per day of crude oil compared to the same period in 2023. This decrease is mainly due to the natural decline of some fields, such as Maloob and Zaap. In addition, factors such as the delay in the installation of offshore infrastructure, unusual weather conditions that affected offshore operations and the delay in the competition of wells in highly complex fields (due to depth, pressure and temperature) have also contributed to the decrease in production. To mitigate this situation, we are strengthening the maintenance of base production and wells in new fields. There can be no assurance, however, that we will be able to continue to increase, or otherwise stop or reverse the trend of decline in, our proved reserves and production, which at any time could have an adverse effect on our business, results of operations and financial condition. Developments in the oil and gas industry and other factors may result in substantial write-downs of the carrying amount of certain of our assets, which could adversely affect our operating results and financial condition. We evaluate on an annual basis, or more frequently where the circumstances require, the carrying amount of our assets for possible impairment. Our impairment tests are performed by a comparison of the carrying amount of an individual asset or a cash- generating unit with its recoverable amount. Whenever the recoverable amount of an individual asset or cash-generating unit is less than its carrying amount, an impairment loss is recognized to reduce the carrying amount to the recoverable amount. Changes in the economic, regulatory, business or political environment in Mexico or other markets where we operate, such as the liberalization of fuel prices or a significant decline in international crude oil and gas prices, among other factors, may result in the recognition of impairment charges in certain of our assets. Due to continued decline in the price of crude oil, we have performed impairment tests of our non-financial assets (other than inventories and deferred taxes) at the end of each quarter. As of June 30, 2024 and 2023 we recognized a net impairment in the amount of Ps. 17.5 billion and and Ps. 66.1 billion respectively. See Note 13 to our condensed consolidated interim financial statements not audited as of the first six months period ended on June 30, 2024 for further information about the impairment of certain of our assets. Future developments in the economic environment, in the oil and gas industry and other factors could result in further substantial impairment charges, adversely affecting our operating results and financial condition. Increased competition in the energy sector could adversely affect our business and financial performance. The Mexican Constitution and the Ley de Hidrocarburos (the “Hydrocarbons Law”) allow other oil and gas companies, in addition to us, to carry out certain activities related to the energy sector in Mexico, including exploration and production activities, and the import and sale of gasoline. As a result, we face competition for the right to explore and develop new oil and gas reserves in Mexico. We also face competition in connection with certain refining, transportation and processing activities, as well as the distribution and sale of gasoline and other fuels. Increased competition could make it difficult for us to hire and retain skilled personnel, especially for the sale of gasoline. If we are unable to compete successfully with other oil and gas companies in the energy sector in Mexico, our results of operations and financial condition may be adversely affected. We are subject to Mexican and international anti-corruption, anti-bribery and anti-money laundering laws. Our failure to comply with these laws could result in penalties, which could harm our reputation and have an adverse effect on our business, results of operations and financial condition. We are subject to Mexican and international anti-corruption, anti-bribery and anti-money laundering laws. We maintain a corporate compliance program that includes policies and processes intended to monitor compliance with these laws, such as our internal control system. Our internal control system aims to prevent risks, anticipate any weaknesses arising from our operations or internal control over financial reporting and promote information exchange and communication. However, we are subject to the risk that our management, employees, contractors or any person doing business with us may (i) engage in fraudulent activity, corruption or bribery, (ii) circumvent or override our internal controls and procedures or (iii) misappropriate or manipulate our assets to our detriment. This risk is heightened because we have a large number of complex and significant contracts with local and foreign third parties. Although we have systems and internal policies in place for identifying, monitoring and mitigating these risks, such systems and policies have failed in the past and may not be effective in the future. Further, we cannot ensure that these

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 10 of 125 compliance policies and processes will prevent intentional, reckless or negligent acts committed by our management, employees, contractors or anyone doing business with us. Any failure—real or perceived—to comply with applicable governance or regulatory obligations by our management, employees, contractors or any person doing business could harm our reputation, limit our ability to obtain financing and otherwise have a material adverse effect on our business, financial condition and results of operations. If we fail to comply with any applicable anti-corruption, anti-bribery or anti-money laundering laws, we and our management, employees, contractors or any person doing business with us may be subject to criminal, administrative or civil penalties and other measures, which could in turn have material adverse effects on our reputation, business, financial condition and results of operations. Any investigation of potential violations of anti-corruption, anti-bribery or anti-money laundering laws by governmental authorities in Mexico or other jurisdictions could result in an inability to prepare our condensed consolidated interim financial statements not audited in a timely manner and could adversely impact our reputation, limit our ability to access financial markets and adversely affect our ability to obtain contracts, assignments, permits and other government authorizations necessary to participate in our industry, which, in turn, could have adverse effects on our business, results of operations and financial condition. We participate in strategic alliances, joint ventures and other joint arrangements, which may not perform as expected, could harm our reputation and could have an adverse effect on our business, results of operations and financial condition. We have not entered into any strategic alliances, joint ventures or other joint arrangements since 2018. However, we continue to participate in arrangements entered into before 2018 and currently has entered into contratos de servicios integrales de exploración y extracción (long-term service contracts for oil production, or “CSIEEs”). CSIEEs are intended to reduce or reallocate risks in oil and gas exploration and production, refining, transportation and processing activities. Our partners in such arrangements may, as a result of financial or other difficulties, be unable or unwilling to fulfill their financial or other obligations under our agreements, threatening the viability of the relevant project. In addition, our partners may have inconsistent or opposing interests and may act contrary to our policies or objectives, which could be to our overall detriment. If our strategic alliances, joint ventures or other joint arrangements do not perform as expected, our reputation may be harmed and our business, financial condition and results of operations could be adversely affected. Our brand and reputation are key assets, and our business may be materially affected by how we are perceived in the media and by investors and rating agencies. Our reputation is a key asset, and perceptions surrounding our commitment to and compliance with environmental, corporate governance and social goals could have a material impact on us, our ability to obtain financing and the value of our debt securities. We are exposed to significant publicity due to our relationship with the Mexican Government and our importance to the Mexican economy. Political and public sentiment regarding the Mexican Government, Mexico, the oil and gas industry and us has resulted and may result in adverse publicity affecting us, which may expose us to reputational harm, regardless of the accuracy of information being publicized. Our exposure to potentially adverse publicity is heightened by the growing role of social media and the increasing sophistication and availability of generative artificial intelligence, which can facilitate the creation of false or misleading information and increase the velocity with which such information is distributed. In addition to the general risk that negative publicity poses to us and our reputation, rating agencies and third party ESG certification agencies may consider publicly available data and information as part of their analysis and methodology. Any such information that adversely affects our reputation could be considered in the assessments by these agencies, which could have a negative impact on us and, in turn, increase our cost of financing. See “—Risk Factors Related to Climate Issues—Deficient performance related to environmental, social and governance (ESG) criteria may adversely impact our reputation and could make it difficult for us to access financing, increase the cost of financing, reduce insurance options or increase the cost of insurance” below.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 11 of 125 Risk Factors Related to our Relationship with the Mexican Government The Mexican Government controls us, could transfer or reorganize our assets, or may otherwise limit our ability to satisfy our external debt obligations. We are controlled by the Mexican Government and our annual budget may be adjusted by the Mexican Government in certain respects. Pursuant to the Petróleos Mexicanos Law, We are a productive state-owned company. The Petróleos Mexicanos Law establishes a special regime governing, among other things, our budget, debt levels, administrative liabilities, acquisitions, leases, services and public works. This special regime provides Petróleos Mexicanos with additional technical and managerial autonomy and, subject to certain restrictions, with additional autonomy with respect to our budget. Notwithstanding this increased autonomy, the Mexican Government still controls us and, subject to the approval of the Chamber of Deputies, has the power to adjust our targeted net cash flow for the fiscal year based on our projected revenues and expenses, as well as our annual wage and salary expenditures. Adjustments to our annual budget may compromise our ability to develop the reserves assigned to us by the Mexican Government and to successfully compete with other oil and gas companies that may enter the Mexican energy sector. In addition, the Mexican Government’s control over us could adversely affect our ability to make payments on our outstanding securities. Although we are wholly owned by the Mexican Government, our financial obligations do not constitute obligations of, and are not guaranteed by, the Mexican Government. See “—Risk Factors Related to our Relationship with the Mexican Government—Our financial obligations are not guaranteed by the Mexican Government.” The Mexican Government’s agreements with international creditors may affect our external debt obligations. In certain past debt restructurings of the Mexican Government, our external indebtedness was treated on the same terms as the debt of the Mexican Government and other public-sector entities, and it may be treated on similar terms in any future debt restructuring. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public-sector external debt. The Mexican Government has not requested restructuring of bonds or debt owed to multilateral agencies. If the Mexican Constitution and federal law were amended, the Mexican Government would have the power to reorganize our corporate structure, including a transfer of all, or a portion of, our assets to an entity not controlled, directly or indirectly, by the Mexican Government. See “—Risk Factors Related to Mexico” below. Our financial obligations are not guaranteed by the Mexican Government. Although we are wholly owned by the Mexican Government, our financial obligations do not constitute obligations of, and are not guaranteed by, the Mexican Government. Accordingly, the Mexican Government has no legal obligation to make principal or interest payments on our debt, nor would any such obligation arise if we were unable to service our financial obligations.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 12 of 125 The Mexican Government may cease to support us. The Mexican Government made capital contributions to us of Ps.67.8 billion (U.S.$ 3.7 billion) in the first six months period ended on June 30, 2024. Given that the Mexican Government is not legally or contractually obligated to make such capital contributions to us or assist us in repaying our debt, it may cease to provide such support at any time. Any change in the Mexican Government’s support of us, including as a result of liquidity constraints or a change in policy objectives, would likely have a material adverse effect on our financial condition and ability to repay our indebtedness, as well as on the market value of our debt securities. We pay significant taxes and duties to the Mexican Government and, if certain conditions are met, we may be required to pay a state dividend, which may limit our capacity to expand our investment program or negatively impact our financial condition generally. We are required to make significant payments to the Mexican Government, including in the form of taxes and duties, which may limit our ability to make capital investments. As of June 30, 2024, our total taxes and duties were Ps. 120.8 billion, or 14.8% of our sales revenues in the form of taxes and duties, which constituted a substantial portion of the Mexican Government’s revenues. On February 13, 2024 was issued a decree tax credit equivalent to 100% of the amount of the right to hydrocarbon extraction and the right to shared utility that corresponds to the months of October, November and December of 2023 for an amount of Ps. 91.5 billion and on January 2024 for an amount of Ps.20.6 billion, which reduced the tax burden for fiscal year 2023. As of January 1, 2024, 2023, and 2022, the applicable rate of the Derecho por la Utilidad Compartida (Profit-Sharing Duty or “DUC”) was 30.0%, 40.0% and 54.0%, respectively. In addition, we are generally required, subject to the conditions set forth in the Petróleos Mexicanos Law, to pay a state dividend to the Mexican Government. We were not required to pay a state dividend from 2016 through 2023, and we will not be required to pay a state dividend in 2024. Although the Mexican Government has on occasion indicated a willingness to reduce its reliance on payments made by us, and recent changes to the fiscal regime applicable to us are designed in part to reduce such reliance by the Mexican Government, we cannot provide any assurances that we will not be required to continue to pay a large proportion of our sales revenue to the Mexican Government. In addition, the Mexican Government may change the applicable rules in the future. The Mexican Government could enter into agreements with other nations to limit production. Although Mexico is not a member of OPEC, it from time to time enters into agreements with OPEC and non-OPEC countries to reduce the global supply of crude oil. We do not control the Mexican Government’s international affairs and the Mexican Government could enter into further agreements with OPEC, OPEC+ or other countries to reduce our crude oil production or exports in the future. A reduction in our oil production or exports may have an adverse effect on our business, results of operations and financial condition. The Mexican nation, not us, owns the hydrocarbon reserves located in Mexico and our right to continue to extract these reserves is subject to the approval of the Ministry of Energy. The Mexican Constitution provides that the Mexican nation, not us, owns all petroleum and other hydrocarbon reserves located in Mexican territory. Article 27 of the Mexican Constitution provides that the Mexican Government will carry out exploration and production activities through agreements with third parties and through assignments to and agreements with us. We and other oil and gas companies are allowed to explore and extract the petroleum and other hydrocarbon reserves located in Mexico, subject to assignment of rights by the Secretaría de Energía (Ministry of Energy) and entry into agreements pursuant to a competitive bidding process.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 13 of 125 Access to crude oil and natural gas reserves is essential to an oil and gas company’s sustained production and generation of income, and our ability to generate income would be materially and adversely affected if the Mexican Government were to restrict or prevent us from exploring or extracting any of the crude oil and natural gas reserves that it has assigned to us, or if we are unable to compete effectively with other oil and gas companies in future bidding rounds for additional exploration and production rights in Mexico. For more information, see “—Risk Factors Related to our Relationship with the Mexican Government—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget or an inability to obtain financing may limit our ability to make capital investments” below. Hydrocarbon reserves are based on estimates, which are uncertain and subject to revisions. The information on oil, gas and other reserves set forth in this report is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserves depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. These estimates are also subject to certain adjustments based on changes in variables, including crude oil prices. Therefore, proved reserves estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. Downward revisions in our reserve estimates could lead to lower future production, which could have an adverse effect on our results of operations and financial condition. See “—Risk Factors Related to our Operations—Crude oil, natural gas and petroleum products prices are volatile, and low crude oil and natural gas prices adversely affect our income and cash flows and the value of the hydrocarbon reserves that we have the right to extract and sell” above. We revise our hydrocarbon reserve estimates annually, which may result in material revisions to estimates contained in this report. Our ability to maintain our long-term growth objectives for oil production depends on our ability to successfully develop our reserves, and failure to do so could prevent us from achieving our long-term goals for growth in production. The Comisión Nacional de Hidrocarburos (National Hydrocarbons Commission, or “CNH”) has the authority to review and approve our hydrocarbon reserves estimates and may require us to adjust these estimates. A request to adjust these hydrocarbon reserves estimates could result in our inability to prepare our condensed consolidated interim financial statements not audited in a timely manner. This could adversely impact our ability to access financial markets and obtain contracts, assignments, permits and other government authorizations necessary to participate in the crude oil and natural gas industry, which, in turn, could have an adverse effect on our business, results of operations and financial condition. We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget or an inability to obtain financing may limit our ability to make capital investments. Because our ability to maintain, as well as increase, our oil production levels is highly dependent on our ability to successfully develop existing hydrocarbon reserves and, in the long term, on our ability to obtain the right to develop additional reserves, we continually invest capital to enhance our hydrocarbon recovery factor and improve the reliability and productivity of our infrastructure. The development of the reserves assigned to us by the Mexican Government demands significant capital investments and poses significant operational challenges. Our right to develop such reserves is conditioned upon our ability to develop such reserves in accordance with our development plans, which were based on our technical, financial and operational capabilities at the time such reserves were assigned. We cannot provide assurances that we will have, or will be able to obtain, in the time frame that we expect or at all, sufficient resources or the technical capacity necessary to explore and extract the reserves that the Mexican Government assigned to us or the reserves that the Mexican Government may assign to us in the future. In the past, we have

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 14 of 125 reduced our capital expenditures in response to declining oil prices, and unless we are able to increase our capital expenditures, we may not be able to develop the reserves assigned to us in accordance with our development plans. If we fail to develop the reserves assigned to us in accordance with our development plans, we could lose the right to continue to extract such reserves, which could in turn adversely affect our operating results and financial condition. Our ability to make capital expenditures is limited by the substantial taxes and duties that we pay to the Mexican Government, the ability of the Mexican Government to adjust certain aspects of our annual budget, cyclical decreases in our revenues related to lower oil prices and any constraints on our liquidity. Our ability to make the capital investments that are necessary to maintain current production levels depends on the availability of financing. While competitive bidding rounds for exploration and extraction of hydrocarbons through the bidding process known as Rondas are currently suspended, this risk may be exacerbated if there is increased competition in the oil and gas sector in Mexico, as this may increase the cost of obtaining additional acreage in potential future bidding rounds for the rights to new reserves. For more information on the liquidity constraints we are exposed to, see “— Risk Factors Related to our Operations—We have a substantial amount of indebtedness and other liabilities and are exposed to significant liquidity constraints, which could make it difficult for us to obtain financing on favorable terms and could adversely affect our financial condition, results of operations and ability to repay our debt and, ultimately, our ability to operate as a going concern without additional support from the Mexican Government.” above. In addition, we have entered into strategic alliances, joint ventures and other joint arrangements with third parties in order to develop our reserves. If our partners were to significantly default on their obligations to us, we may be unable to maintain production levels or extract from our reserves. Moreover, we cannot assure you that these strategic alliances, joint ventures and other joint arrangements will be successful or reduce our capital commitments. For more information, see “—Risk Factors Related to Our Operations—We participate in strategic alliances, joint ventures and other joint arrangements, which may not perform as expected, could harm our reputation and could have an adverse effect on our business, results of operations and financial condition” above. The Mexican Government has historically imposed price controls in the domestic market on our products. The Mexican Government has from time to time imposed price controls on the sales of natural gas, liquefied petroleum gas, gasoline, diesel, gas oil intended for domestic use, fuel oil and other products. As a result of these price controls, we have not been able to pass on all of the increases in the prices of our product purchases to our customers in the domestic market. In accordance with the Ley de Ingresos de la Federación para el Ejercicio Fiscal de 2017 (2017 Federal Revenue Law), during 2017, the Mexican Government gradually removed price controls on gasoline and diesel as part of the liberalization of fuel prices in Mexico. As of the date of this report, sales prices of gasoline and diesel remain fully liberalized and are determined by the free market. However, we do not control the Mexican Government’s domestic policies and the Mexican Government could impose additional price controls on the domestic market in the future. The imposition of such price controls would adversely affect our results of operations. Risk Factors Related to Mexico Economic conditions and government policies in Mexico and elsewhere may have a material impact on our operations. A deterioration in Mexico’s economic condition, social instability, political unrest or other adverse social developments in Mexico could adversely affect our business and financial condition. Such events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain new financing on favorable terms or at all and service our debt. In the past, the Mexican Government has implemented budget cuts in response to declines in international crude oil prices and global economic conditions and it may reduce our budget in the future. Any new budget cuts could adversely affect the Mexican economy and, consequently, our business, results of operations and financial condition and ability to service our debt.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 15 of 125 See “Risk Factors—Risk Factors Related to our Relationship with the Mexican Government—The Mexican Government controls us, could transfer or reorganize our assets, or may otherwise limit our ability to satisfy our external debt obligations” above. Mexico has experienced periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may worsen and could adversely affect our financial condition, as well as our ability to service our debt in the absence of additional support from the Mexican Government. A deterioration in international financial or economic conditions, such as a slowdown in growth or recessionary conditions in Mexico’s trading partners, including the United States, or the emergence of a new financial crisis, could have adverse effects on the Mexican economy, our financial condition and our ability to service our debt, including by adversely affecting the Mexican Government’s ability to support us. Mexico has experienced a period of heightened criminal activity, which could affect our operations. In recent years, Mexico has experienced a period of heightened criminal activity, primarily due to the activities of drug cartels and related criminal organizations. In addition, the development of the illicit market in fuels in Mexico has led to heightened theft and illegal trade in the fuels that we produce. In response, the Mexican Government has implemented various security measures and has strengthened its military and police forces, and we have established various strategic measures aimed at decreasing incidents of theft and other criminal activity directed at our facilities and products. Criminal activity continues to exist in Mexico and is likely to continue. Criminal activities and the damage to human life and property associated with them may negatively impact our business continuity, financial condition and results of operations. Economic and political developments in Mexico may adversely affect Mexican economic policy and, in turn, our operations. Political events in Mexico may significantly affect Mexican economic policy and, consequently, our operations. The current administration and the Mexican Congress have the power to revise the legal framework that governs us. We cannot predict how any future policies could impact our results of operations and financial position, nor can we provide any assurances that political developments in Mexico will not have an adverse effect on the Mexican economy, the Mexican oil and gas industry or on our business, results of operations, financial condition and ability to service our debt. Economic and political developments in Mexico and the United States may adversely affect Mexican economic policy and, in turn, our operations. Presidential and federal congressional elections were celebrated in Mexico in June 2024 and will be held in the United States on November 2024. The Mexican presidential election give rise to result in a change in administration, as presidential reelection is not permitted in Mexico. The presidential election in the United States may result in a change in administration. We cannot predict the impact that political developments in Mexico and the United States may have on the Mexican economy or the oil and gas industry, nor can we provide any assurances that these events, over which we have no control, will not have a material adverse effect on our business, results of operations and financial condition, including our ability to repay our debt. Economic conditions in Mexico are highly correlated with economic conditions in the United States due to the physical proximity and the high degree of economic activity between the two countries. As a result, political developments in the United States, including changes in the American administration and governmental policies, can also have an impact on the exchange rate between the U.S. dollar and the Mexican peso, economic conditions in Mexico and the global capital markets. In addition, because the Mexican economy is heavily influenced by the U.S. economy, policies that may be adopted by the U.S. government that are unfavorable to Mexico may adversely affect economic conditions in Mexico. As of June 30, 2024, our export sales to the United States amounted to Ps. 238,949 million, representing 29.3% of total sales and 71.9% of export sales for the year. Beginning in 2003 under the North American Free Trade Agreement (“NAFTA”), exports of petrochemical products from Mexico to the United States have enjoyed a zero-tariff and, subject to limited exceptions, exports of crude oil and petroleum products have also been free or exempt from tariffs. On November 30, 2018, the Presidents of Mexico

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 16 of 125 and the United States and the Prime Minister of Canada signed the United States-Mexico-Canada Agreement (the “USMCA”). The USMCA came into force on July 1, 2020 and replaced NAFTA. While the USMCA provides that exports of petrochemical products from Mexico to the United States will continue to enjoy a zero-tariff rate, any future shift in the trade relationships between Mexico, the United States and Canada could require us to renegotiate our contracts or lose business, resulting in a material adverse impact on our business and results of operations. The macroeconomic environment in which we operate is beyond our control and the future economic environment may be less favorable than in recent years. The risks associated with current and potential changes in the Mexican and United States political environment and economies are significant and could have an adverse effect on our financial condition, results of operations and ability to repay our debt. Changes in Mexico’s exchange control laws may hamper our ability to service our foreign currency debt. The Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into other currencies. However, we cannot provide assurances that the Mexican Government will maintain its current policies regarding the peso. The Mexican Government has imposed foreign exchange controls in the past and could do so again in the future. If imposed, Mexican Government policies preventing us from exchanging pesos into U.S. dollars could hamper our ability to service our debt, the majority of which is denominated in currencies other than pesos, and other foreign currency obligations. Risk Factors Related to Climate Issues Environmental regulations, including in connection with efforts to address climate change, could result in material adverse effects on our results of operations. A wide range of general and industry-specific Mexican, and, in relation to certain of our assets, United States, federal and state environmental laws and regulations apply to our operations. These laws and regulations are often difficult and costly to comply with and carry substantial penalties in case of noncompliance and may therefore result in adverse operational and financial impacts. This regulatory burden increases our costs because it requires us to make significant capital expenditures and limits our ability to extract hydrocarbons, resulting in lower revenues. In addition, noncompliance with applicable regulatory requirements may damage our reputation and limit our ability to access financing on favorable terms or at all. In addition, global efforts to address climate change have promoted the adoption of stricter laws and regulations regarding greenhouse gas emissions in an effort to decarbonize the economy and limit global warming; and issues associated with climate change. This could result in additional capital requirements in a medium- to long-term horizon to execute projects included in transition plans, economic losses due to legal liabilities or, ultimately, the potential mandatory shutdown of our facilities. We are exposed to severe natural and weather conditions, which may be exacerbated by global climate change. Our facilities and operations are exposed to physical risks from natural catastrophes such as floods, hurricanes, wildfires and droughts, among others, as well as long-term hazards such as sea level rise, changes in precipitation patterns and increases in global average temperatures. Global climate change may exacerbate the incidence and intensity of adverse weather conditions, and could increase physical damages to our facilities and disrupt our operations and, in turn, generate economic losses. Adapting and protecting our assets from these risks increases our costs and expenses and, which, adversely affects our financial condition. Growing international concern over climate change could adversely impact our strategies and results of our operations.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 17 of 125 As a result of a transition to a decarbonized economy, we may become subject to climate change mitigation policies, such as carbon taxes and trade of emissions, which may increase our costs and expenses associated with mitigation strategy implementation and, in turn, adversely affect our financial condition. International agreements, such as the Paris Agreement adopted by the Mexican Government, include commitments to combat climate change and adapt to its effects. Measures taken in response to these commitments could increase our costs and expenses. Additionally, such measures may boost a shift in consumer demand from petroleum-based fuel to lower-carbon alternatives, adversely affecting our operations and financial results. Our failure to implement a successful transition plan may have several negative impacts, including damage to our reputation and a reduction in our ability to contract with third parties and access capital on favorable terms or at all. In addition, the path to addressing climate change involves global decarbonization, which could impact our business due to technological changes, such as cheaper renewables making oil-based energy less economical could become less profitable the oil-based energy, reputational risk from bottom-up consumer pressure for sustainable products and market disruptions, such as sharp drops in hydrocarbon product prices. All of these factors may have an adverse effect on our business, results of operations and financial condition. Deficient performance related to environmental, social and governance (ESG) criteria may adversely impact our reputation and could make it difficult for us to access financing, increase the cost of financing, reduce insurance options or increase the cost of insurance. Recently, our financial counterparties, including investors, lenders and insurance companies, have expressed interest in our performance regarding ESG criteria. ESG considerations encompass: (i) social challenges as improving our practices regarding human rights, worker health and protection, fair employment practices and culture of gender equality; (ii) environmental challenges as reducing our greenhouse gas and air pollutant emissions, improving our effluent treatment systems, hazardous waste management and complying with admissible water discharge parameters; and (iii) the incorporation of the best corporate governance practices. Our failure or inability to meet evolving stakeholder expectations for ESG practices, or the perception of such failure or inability, may harm our reputation and adversely affect our access to financing and insurance on favorable terms or even not have access to these. Risk Factors Related to the Certificados Bursátiles. Secondary Market for the Certificados Bursátiles. Currently, Certificados Bursátiles (peso-denominated publicly traded notes) present low operation levels in the secondary market and the Company cannot provide assurances that there will be a sustained development of said market. These notes have been registered in the Registro Nacional de Valores (Mexican National Securities Registry, RNV) and are traded in the Bolsa Mexicana de Valores, S.A.B. de C.V. (Mexican Stock Exchange). Notwithstanding, the Company cannot provide assurances that there will be an active market to trade these Certificados Bursátiles, or that they will be traded at par or above its initial offering. The previous could limit the holders’ capacity to sell them at the price, moment and amount that they may wish to. Therefore, potential investors must be prepared to assume the risk in investing in Certificados Bursátiles until their maturity. To promote liquidity to Certificados Bursátiles, in November 2013, the Company established a Market-Makers Program for its peso-denominated Certificados Bursátiles at fixed and floating rates, and for the Certificados Bursátiles in the form of Global Depositary Notes. This program is directed to financial institutions under applicable laws and with regard to the operating rules set forth by the Company in its website.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 18 of 125 Financial obligations compliance. The Company considers it has fulfilled in a timely and orderly manner, with the reports registered with the SEC and every requirement from said authority. The Company is aware of both the principal payment and the interest generated by those securities. The Company files with the SEC its Annual Report in the 20-F Form. Additionally, the Company provides information regarding relevant events and quarterly reports (current quarter as compared to same quarter of the previous year) to foreign investors that it files with Mexican regulators CNBV and BMV, through the filing of Forms 6-K with the SEC. The Company considers it has fulfilled in a timely and orderly manner, with the quarterly reports and information regarding relevant events that it files with Mexican regulators BMV and CNBV. In addition, the company has presented copy of corresponding quarterly reports to the Luxembourg Stock Exchange and Switzerland’s Stock Exchange, regarding the securities listed in every one of them. The Company considers it has delivered in a timely and orderly manner, for the last three years, the reports that Mexican and foreign legislation require it to do, regarding periodic information and relevant events. Use of Proceeds. The total amount of resources obtained from the Company’s issuance of Certificados Bursátiles have entered the Company’s treasury and have been allocated in accordance to the company’s and its subsidiaries’ investment programs. Public Domain Documents. This quarterly report can be accessed through the CNBV’s information center, on its website, www.cnbv.gob.mx, and in the BMV, on its website, www.bmv.com.mx, or at the company’s website, www.pemex.com. In addition, any public information that the Company has delivered to national and foreign securities regulators under the Ley del Mercado de Valores (Securities Market Law) and other applicable normativity can be accessed at the Company’s website, www.pemex.com and be obtained as per request of any investor through a written request to the Company, located at Avenida Marina Nacional No. 329, Torre Ejecutiva, Piso 38, Colonia Verónica Anzures, Alcaldía Miguel Hidalgo, C.P. 11300, Ciudad de México, México, Telephone No.: +52 (55) 9126-2940, E- mail: ri@pemex.com, to the Investor Relations Office. Disclosure of results of operations and prospects [text block] Operating Summary Hydrocarbons Production

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 19 of 125 Total hydrocarbon production during 2Q24 averaged 2,517 MMboed, a decrease of 196 Mboed (-7.2%) compared to 2Q23. Liquids production with partners was 1,784 Mbd, a decrease of 119 Mbd compared to the same period of 2023. This decrease is mainly due to the natural decline of some fields, such as Maloob and Zaap. In addition, factors such as delayed installation of offshore infrastructure, unusual weather conditions affecting offshore operations and delayed well completions in highly complex fields (due to depth, pressure and temperature) have also contributed to the production decline. To mitigate this situation, we are strengthening the maintenance of base production and wells in new fields. Total hydrocarbon gas production with partners averaged 3,731 MMcfd, which is equivalent to a decrease of 389 MMcfd or 9.4% compared to 2Q23 when 4,120 MMcfd was produced. Crude Oil Processing During the second quarter of 2024, crude processing averaged 886 Mbd, due to improved performance at the Salina Cruz, Salamanca and Madero refineries, with processing levels of 227 Mbd, 143 Mbd and 127 Mbd, respectively. As a result, primary distillation capacity utilization averaged 54.0%, with the Salina Cruz and Madero refineries' utilization rates of 68.8% and 66.8%, respectively, standing out. Petroleum Products Production As a result, oil production averaged 873 Mbd, of which 462 Mbd (53.0%) were high-value distillates (gasoline, diesel and jet fuel). EXPLORATION AND PRODUCTION 2Q24 Liquids Hydrocarbons Production Total hydrocarbon production during 2Q24 averaged 2,546 MMboed, a decrease of 154 Mboed (-5.7%) compared to the same quarter of 2023. In 2Q24, liquids production with partners was 1,784 Mbd, a decrease of 119 Mbd compared to the same period of 2023, when production was reported at 1,902 Mbd. This 6.2% decrease is mainly due to the natural decline of some of our main fields, such as Maloob and Zaap. In addition, factors such as the delay in the installation of offshore infrastructure, unusual weather conditions affecting offshore operations and the delay in the completion of wells in highly complex fields (due to depth, pressure and temperature) have also contributed to the decline in production. To mitigate this situation, we are strengthening the maintenance of base production and wells in new fields such as Actul, Akal NW, Atoyatl, Camatl, Cheek, Chucox, Cibix, Ixachi, Mulach, Quesqui, Tentok, Tlakati and Tupilco Profundo. In addition, we are incorporating early production from new discoveries and completing wells in operating fields such as Maloob, Ayatsil, Etkal and Yaxche. It should be noted that during this period it was possible to obtain liquid hydrocarbon production from the new fields in the order of 44 Mbd, from the incorporation of the following wells: Tlakati-3, Ixachi-31, Tupilco Profundo-3004, Quesqui-35, Cibix-32, Cibix-36, Actul-3, Chucox NW-102, Cibix-34, Quesqui-28, Ixachi-6, Camatl-51, Cibix 401EXP-3, Madrefil-101, Bakte-1, Macavil-1, Puk-1, Sejkan-1 and Tlatitok-1. In addition, the following actions were carried out to maintain liquid production: • Immediate attention to operational problems and reduction of time in operational intervention for the restoration of wells with failures in electro-centrifugal pumping equipment). • Increase in well maintenance activities (minor repairs, stimulation, cleaning and optimization work). • Implementation of back pressure reduction plants. • Operation of process vessels for well transfer.

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

- Installation of minimal relocatable structures.
- Installation of light offshore structures.

In terms of crude oil quality, light crude production decreased by 59 Mbd, while condensates production decreased by 14 Mbd. This reduction is mainly due to the decline experienced in the Xanab, Pokche, Tupilco Profundo and Quesqui fields.

On the other hand, heavy crude oil production was also affected, decreasing by 44 Mbd, which is equivalent to 4.5% of reported production in the second quarter of 2024 compared to the same period of 2023. This decrease is attributed to the natural decline in the Zaap, Akal and Ayatsil fields in the Northeast Marine Region.

Natural Gas Production

During 2Q24, hydrocarbon gas production with partners (excluding nitrogen) decreased by 389 MMcfd, representing a 9.4% reduction compared to the same period of 2023. Production decreased from 4,120 to 3,731 MMcfd of gas.

Associated gas experienced a decrease of 364 MMcfd compared to the same period of 2023, which is equivalent to a variation of 16.6%. This reduction is mainly due to the decline in the Akal, Zaap, Ayatsil fields and the closure of cyclical wells in the Northeast Marine Region.

As for non-associated gas, it decreased by 25 MMpcd, which represents a variation of 1.3% compared to the same period of the previous year. This decrease is mainly attributed to the decline of the Quesqui field.

Natural Gas Use

During 2Q24, gas use was 93.7%. However, this result was affected mainly by several factors:

- Highly nitrogen-contaminated gas production and contingencies at Akal-B in the Northeast Marine Region.
- Maintenance and compression equipment failures in the South Region.
- Problems with gas conditioning process in the Ixachi field.
- Rejections and releases at Gas Processing Centers.

Infrastructure

During the second quarter of 2024, 32 development wells were completed, nine wells less than in the same period of 2023. With respect to exploratory wells, 5 wells were completed in the second quarter of 2024, 10 wells less than in the same period of 2023.

Main Discoveries

During the second quarter, 19 exploratory wells were operationally completed, of which 12 proved to be producing. This represents a geological success rate of 63%.

		Initial production				Preliminary reserves
Asset	**Well**	**Liquids** bd	**Gas** MMcfd	**Depth** Meters	**Type of hydrocarbon**	MMbpce
Exploration Asset	Sejkan-1EXP	4,392	2.3	45	Oil and gas	23
Marina South	Tlatitok-1EXP	2,583	1.32	48	Oil and gas	47
Exploration Asset	Madrefil-101EXP	442	0.7	NA	Oil and gas	10-20

20 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Marina South	Madrefil-201EXP	1,184*	3.05*	NA	Oil and gas	5-8
Exploration Asset	Puk-1EXP	1,764	0.86	NA	Oil and gas	8-15
Onshore South	Jep-1EXP	950*	0.42*	NA	Oil and gas	2-3
Exploration Asset	Macavil-1EXP	2,166	18	NA	Condensate and gas	60-100
Onshore South	Yawa-101EXP	442	0.165	NA	Oil and gass	21

INDUSTRIAL TRANSFORMATION 2Q24

Crude Oil Processing

In the second quarter of 2024, crude oil processing in the National Refining System (NRS) averaged 886 Mbd, which represents an increase of 60.5 Mbd or 7.3%, with respect to the same period of 2023. This increase is the result of improved performance at the Salina Cruz, Salamanca and Madero refineries, which recorded the following processing levels: 227 Mbd, 143 Mbd and 127 Mbd, respectively.

The light crude oil process was 466 Mbd, which represents an increase of 64 Mbd, equivalent to 16%, with respect to April-June 2023, due to the higher process at the Salina Cruz (32 Mbd), Salamanca (23 Mbd) and Minatitlán (18 Mbd) refineries. On the other hand, the heavy crude oil process reached 420 Mbd, similar to the figure reported in the same quarter of 2023.

The installed atmospheric distillation capacity of the NRS is 1,640 Mbd. With this process level, SNR's primary distillation capacity utilization averaged 54.0%, 3.7 percentage points higher than in the second quarter of 2023. The refineries that recorded utilization above the system average were Salina Cruz with 68.8%, Madero with 66.8% and Salamanca with 58.4%.

Petroleum Products Production

During the second quarter of 2024, crude oil production averaged 873 Mbd, an increase of 6.3% or 52 Mbd compared to the same period of 2023. Production consisted of an average of 269 Mbd of gasoline, 164 Mbd of diesel, 30 Mbd of jet fuel and 410 Mbd of other petroleum products and LPG. It is worth noting that, compared to the same quarter of 2023, distillate production at the Madero, Salina Cruz, Salamanca and Cadereyta refineries increased by 22 Mbd, 20 Mbd, 11 Mbd and 4 Mbd, respectively.

Variable Refining Margin

SNR's variable margin during the second quarter of 2024 was U.S. $ 0.87 per barrel (U.S. $/b), which was 8.63 U.S. $/b lower compared to the value recorded in the same quarter of 2023, mainly due to higher crude oil prices coupled with the stabilization of refined product prices in the North Coast of the Gulf of Mexico. This behavior was partially offset by higher production of high value products in the NRS.

PEMEX Service Stations

As of June 30, 2024, 7,266 service stations operate under the PEMEX Franchise, an increase of 2.6% with respect to those recorded as of June 30, 2023. Of these stations, 7,221 are managed by third parties and 45 are owned by Pemex Transformación Industrial (self-consumption service stations). Additionally, as of the same date, 1,133 service stations were

21 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 22 of 125 registered under the brand sublicensing scheme, while 4,152 service stations operate with brands other than PEMEX and are supplied both by PEMEX and by direct importation. Related parties Related parties include individuals and companies that do not form part of PEMEX, but that could take advantage of being in a privileged position as a result of their relation with PEMEX. Also included are situations in which PEMEX could take advantage of a special relationship in order to benefit its financial position or results of operations. Mr. Manuel Bartlett Díaz, Chief Executive Officer of CFE, was appointed member of the Board of Directors of Petróleos Mexicanos in December 2018. CFE has executed several purchase agreements with Pemex Industrial Transformation. As of June 30, 2024, the amount of operations held is Ps.17.4 billion and the balance receivable is Ps. 9.6 billion. Natural Gas Processing and Production In the second quarter of 2024, wet gas processing averaged 2,306 MMcfd, a decrease of 17% or 488 MMcfd from that recorded in the same period of 2023, due to lower wet gas availability in the Southeast and North regions of Pemex Exploración y Producción. Dry gas production was 1,827 MMcfd, a decrease of 17.1% or 378 MMcfd compared to that reported in the same quarter of 2023, mainly due to lower gas production in the Cactus and Ciudad Pemex gas processing complexes. Regarding gas liquids production, it averaged 146 Mbd, 17.1% or 30 Mbd lower than that reported in the same period of 2023, mainly in the Cactus gas processing complex. In this sense, the condensate process averaged 10.2 Mbd, a decrease of 20.6%, equivalent to 2.6 Mbd, due to a lower delivery of sweet and bitter condensates from PEP. Petrochemicals Production In the second quarter of 2024, petrochemicals production stood at 245 thousand tons (Mt), an increase of 15.7% compared to the same period of 2023. This performance is mainly explained by the following factors: • methane derivatives production increased by 73.3% as a result of the continuous and stable operation of the ammonia VI plant at the Cosoleacaque petrochemical complex; • methanol production increased by 76.9% as a result of increased operating time at the methanol plant no. 2 compared with the same quarter last year; and • other petrochemicals production increased by 165.6%, mainly driven by higher carbon dioxide production at the Cosoleacaque petrochemical complex. Additional Information Related to Downstream and Midstream Activities Anti-Fuel Subtraction Strategy Since 2019, PEMEX in coordination with federal and local authorities implemented a safeguard program to reduce fuel theft. The program consists of operational, administrative, judicial, and legislative actions. In the second quarter of 2024 the volume of fuel theft averaged 4.7 Mbd, which is equivalent to Ps. 5.7 billion in losses, compared to the 4.9 Mbd reported in 2023 for Ps. 5.9 billion. Rehabilitation program of the National Refining System Regarding the rehabilitation program of the National Refining System, in the first half of the year, repairs were completed in 26 process plants, 22 that correspond to the 2024 program and 4 from programs from previous years. As part of the rehabilitation program, in the second quarter of the year, scheduled maintenance was carried out in the primary units of the Tula refinery. These maintenances were completed and by the month of July the process level was recovered. Environmental, Social & Governance Criteria

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 23 of 125 Environmental Carbon dioxide equivalent emissions During the second quarter of 2024, carbon dioxide equivalent emissions decreased by 2.0% compared to the same period in 2023. This reduction was mainly due to progress in the implementation of energy efficiency projects, such as the rehabilitation of heat exchangers, oxygen analyzers, and the elimination of steam leaks. In addition, there was a decrease in fuel oil consumption at the refineries, and the major maintenance programs in compression systems and associated gas utilization at PEP continued. Sulfur oxides emissions At the end of the second quarter of 2024, sulfur oxide emissions increased 26.9% compared to the same period of 2023. The main cause of this increase has been the intermittent operation of sulfur recovery plants in the gas processing complexes. In addition, PEMEX plans to make significant investments for the rehabilitation of these plants starting in the second half of 2024. Water Reuse During the second quarter of 2024, the water reuse rate (reuse/use) increased by 13.0% compared to the same period of the previous year. This increase is attributed to the production of treated water starting in the third quarter of 2023 by the Madero Refinery's wastewater treatment plant and the increase starting in the fourth quarter of 2023 in the delivery of reuse water from the “Dulces Nombres” sewage treatment plant to the Cadereyta Refinery. The Madero, Cadereyta and Tula refineries presented a better performance from January to June 2024 compared to the same period in 2023. Environmental initiatives Emissions Trading System. During the test phase of the Emissions Trading System (ETS), the participating work centers carried out the contracting and verification of their inventories. In addition, new representatives were appointed to manage the emission rights accounts of Pemex Exploración y Producción (PEP) and Transformación Industrial (PTRI). Finally, the most recent details on the regulations applicable during the operational phase were reviewed through the ETS Consultative Committee. Greenhouse gas emission reductions in Industrial Transformation. By implementing energy efficiency measures and reducing fuel oil consumption at Pemex refineries, we continue to reduce greenhouse gas emissions. Gas use At PEP, gas management and use projects are being implemented, such as closing wells with high gas-oil ratios, restoring boosters, overhauling compressors, and improving surface infrastructure for production management. This has enabled further reductions in greenhouse gas emissions in the second quarter of 2024.” Methane emissions. At PEP, the implementation of methane emissions prevention and control programs is verified by an accredited third party. In addition, compliance reports are prepared that include leak detection and repair programs. In relation to the agreement with the EPA, the results of the methane emission reduction opportunities in PEP and PTRI were presented, and the baseline quantification methodology is currently being reviewed. Adaptation to climate change.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 24 of 125 We continued with the climate risk analyses that began in 2023 at processing gas center Matapionche, Arenque, Burgos, and the Salamanca and Minatitlán refineries. In addition, we have initiated climate risk analyses for 2024 at CPG Cd. Pemex and Poza Rica. We are currently reviewing the studies to quantify carbon stocks in Jaguaroundi and Tuzandepetl Parks, as well as the biodiversity study in Tuzandépetl Park, with the objective of defining management and natural conservation strategies. Follow-up on the Critical Risks Attention Program At the end of 2Q24, of the total inventory of 235 environmental risks, 43 risks have been addressed; 62 are in process, 83 have a work program for the subsequent years, and 47 are pending program assignment. Regarding priority 1 risks, 10 are addressed, 17 are in process and 11 have a work program. The estimated total investment to address the environmental risks inventory is Ps. 11.48 billion, which contributes to the mitigation of impacts on soil, water and air. Social Industrial Safety and Occupational Health At PEMEX, the health and safety of its workers are values of the highest priority and are everyone's responsibility. Efforts in this area include all company employees and our partners, contractors, suppliers, and service providers, who must adhere to the standards established by the company for this purpose. Frequency Index[1] During the second quarter 2024, the accumulated frequency rate for PEMEX personnel was 0.39 accidents per million man- hours worked with exposure to risk, which is 18.2% higher than the figure recorded in 2Q23 of 0.33 accidents per million man-hours worked with exposure to risk. The Subsidiary Production Companies and Corporate Areas that contributed to the accident rate during the second quarter are: i) Pemex Exploration and Production with 13 injured workers; ii) Pemex Industrial Transformation with 10 injured workers and three fatalities; iii) Corporate with five injured workers and one fatality; and iv) Pemex Logistics with three injured workers. Severity Index[2] The severity index during the second quarter 2024 for PEMEX personnel was 32 days lost per million man-hours worked with exposure to risk, an increase of 10.3% compared to 29 days lost per million in the same period of 2023. In all moderate and severe events, Petróleos Mexicanos performs a root cause analysis (RCA) to identify the causes that originate them and define corrective actions to prevent recurrence. In very serious events, the analyses have been developed by independent investigators, which guarantees total transparency and allows the strengthening of the PEMEX SSPA System. Safety initiatives During the second quarter, we continued with the implementation of the following SSPA initiatives: • Performed second-party audits on SSPA and provided advice to work centers to receive reinsurance audits. • Accident prevention and risk reduction program in work centers with low performance Storage and Port Services Terminal (TASP) Madero, TASP Salina Cruz, Pipeline Sector (SD) Salina Cruz.

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

- Monitor compliance with Strategy S.1 of the 2023-2027 Business Plan, "Reduce process safety and occupational health risks and prevent personal and industrial accidents to improve industrial safety performance" and manage the report on the execution of the Institutional Strategy.
- Three second part audits were conducted on SSPA performance in risk management: Madero Pipeline Sector, SCOC - Cayo Arcas (follow-up audit) and CPG Poza Rica.
- The Inspection Unit Program 2024 was prepared, carrying out inspection visits for the Conformity Assessment of NOM-020-STPS-2011, for Pressure Vessels, and 30 reports were issued in the period.
- Monitor compliance with Strategy S.1 of the 2023-2027 Business Plan, "Prevent, identify, evaluate and control health risks to which workers are exposed" and manage the report on the execution of the Institutional Strategy.
- Participation in Root Cause Analyses of relevant events (Akal-B1 Platform, Salamanca Refinery (two accidents), Tula Refinery, BS Cactus-1.

Risk Inventory Safety and Reliability

At the end of 2Q24, 706 of safety and reliability risks have been addressed out of a total inventory of 852 risks identified. For the remaining 146 risks, mitigation plans have been implemented to definitively address them. Currently, risks from each year of identification are being addressed simultaneously. The estimated total investment for the attention of this inventory is Ps. 23.3 billion.

Social responsibility

In this second quarter of 2024, Petróleos Mexicanos has continued to consolidate its performance in social matters, strengthening its relationship with the communities where it has a greater presence through constructive dialogue, the consolidation of agreements and the promotion of shared development.

This exchange and communication with the communities and local authorities in the oilfield areas has been fundamental for the definition and development of socially responsible programs, works and actions (PROAs) that generate stable social environments, guarantee PEMEX's operational continuity, promote the safety of the facilities and foster the well-being of those who live in the surrounding areas.

During the April-June 2024 period, a total of 102 programs, works and/or actions (PROAs) were delivered, representing an investment of Ps. 371.8 million. The resources were distributed in eight entities with the greatest presence of PEMEX activities.

	Programs, works, and/or actions (PROAs)	
State	**#**	**Ps. million**
Veracruz	28	121.1
Tabasco	18	88.9
Tamaulipas	7	55.7
Oaxaca	36	54.9
Hidalgo	5	28.6
Nuevo León	6	16.8
Puebla	1	4.7
Chiapas	1	1.0
Total	**102**	**371.8**

25 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 26 of 125 Our strategic axes of attention: Education and Sports, Infrastructure, Environmental Protection, Productive Projects, Health, Public Safety and Civil Protection, through which we implement programs, works and actions in social responsibility; are linked to the goals of the objectives of the 2030 Agenda for Sustainable Development of the United Nations Organization, with which we promote the welfare and improvement of the quality of life of communities. Of the social responsibility actions executed in the second quarter of 2024, the following stand out: Axis PROAs Education We promote the improvement of teaching quality and access to education in communities within oil environments (SDG 4, targets 4.1, 4.2, 4.a): • We built 4 classrooms in Tabasco, in addition to rehabilitating a school and constructing 2 school domes in Veracruz, benefiting 703 students from primary and higher education. • We delivered equipment and school furniture to 57 educational institutions for basic, upper- secondary, and higher education across 185 classrooms, benefiting 6,200 students from localities in Oaxaca, Veracruz, and Tabasco Infrastructure We contribute to the recovery of public spaces, to strengthen the social fabric, and to promote safe, inclusive, and accessible public spaces (SDG 11, target 11.7): • We modernized 2 baseball fields in Cosamaloapan and Tierra Blanca, Veracruz, and rehabilitated another in Cadereyta Jiménez, Nuevo León. • We built and equipped a sports area in Salina Cruz, Oaxaca, and rehabilitated a Sports Unit in San Fernando, Tamaulipas. • We constructed two multipurpose domes for sports, cultural events, and social participation in the communities of Tierra Blanca and Chinameca, Veracruz. • We equipped a Cultural Center in Salina Cruz, Oaxaca, and a shelter in General Bravo, Nuevo León. • Furthermore, to strengthen cohesion and social participation in the communities, we built a Social Hall in Tres Valles and a Municipal Agency in Tierra Blanca, both in Veracruz; we also rehabilitated a Community House in Salina Cruz, Oaxaca. We develop reliable and quality road infrastructure that promotes mobility, economic development, and human well-being: • We carried out rehabilitation, construction, and paving of streets and roads, as well as the construction of curbs and sidewalks in 6 localities of the municipalities of Comalcalco, and Centro, in Tabasco; as well as in Salina Cruz, Oaxaca. Productive Projects We contribute to increasing the productivity and income of productive projects of fishermen, farmers, and entrepreneurs, to add value to their processes (SDG 2, targets 2.3): • In Salinas del Marqués, municipality of Salina Cruz, Oaxaca; around the promotion of productive projects, we built a Dome with a bathroom module and provided 4 water pumps and a dump truck Health We improve access to quality health services and medications, as well as contribute to the reduction of mortality from preventable diseases (SDG 3, targets 3.4 and 3.8):

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 27 of 125 • Our Mobile Medical Units (MMU) continue to provide free general medicine and dentistry services through the operation of 7 Mobile Medical Units in the states of Tamaulipas, Nuevo León, Hidalgo, Oaxaca, Veracruz, and Tabasco, where 30,240 general medicine consultations and 8,400 dental consultations were given, benefiting 33,600 people. • To promote the strengthening of health care in the states where we have a greater presence, we provided diagnostic, therapeutic, surgical equipment, and furniture to 14 Medical Units, Health Centers, and Hospitals in Oaxaca and Tabasco. • We delivered 19 transfer ambulances in municipalities and localities of the states of Hidalgo, Nuevo León, Oaxaca, Tamaulipas, and Veracruz Public services We contribute to improving the provision of basic public services by local governments, required for the well-being, safety, and development of individuals (SDG 11, target 11.1): • We delivered 1 dump truck in Salina Cruz, Oaxaca; 2 Roll Off type vehicles to the State Government of Hidalgo; in addition to 2 Bulldozers and 2 Vibratory Compactors to the State Government of Veracruz. • In terms of civil protection, we provided specialized equipment for the protection of firefighters in the municipality of Oaxaca. • We supplied municipal authorities with a garbage collection truck in Minatitlán, Veracruz, and a street sweeper in Salina Cruz, Oaxaca. • With the aim of strengthening the capacities of local authorities in public security, we granted 6 Pick Up type patrols to the State Government of Veracruz and in Tamiahua; as well as in Salina Cruz, Oaxaca. • Thinking of improving the safety of people through adequate lighting in the localities, we provided the municipalities of Centro, Cárdenas, and Macuspana, in Tabasco; as well as Ostuacán and Juárez, in Chiapas, 4,000 pieces of LED luminaires. Governance During the second quarter of 2024, the implementation of the “Pemex Cumple” Compliance Program continued, through which the projects of the 2023-2027 Business Plan led by the Legal Department were fulfilled, with the following progress: Training on Pemex Cumple In the second quarter of 2024, a total of 17,583 workers were trained on topics related to Transparency, Access to Information, and Personal Data Protection. This exceeded the planned total of 4,753 workers for this quarter. On May 20 of this year, the Moodle platform was enabled, replacing the SIRHN platform, to carry out the courses of Petróleos Mexicanos. Viability opinions issued in accordance with due diligence In the second quarter of 2024, within the Due Diligence System, 638 Due Diligence (DD) processes were concluded, and a total of 566 viability opinions were issued through the same System to enter into commercial agreements with third parties. Proactive Transparency, Corporate and Public Interest Transparency, and Accountability Management of Proactive Transparency Projects During the second quarter of 2024, work continued with the areas on the forms for eBDI and PEMEX Asiste practices. To strengthen their nominations, the forms were sent to the General Directorate of Open Government and Transparency for

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 28 of 125 feedback, so that their comments and suggestions help improve the content that shows the progress they will have in the process of evaluation and recognition of proactive transparency practices 2024. The eBDI form was sent on May 15, 2024, and the Pemex Assists form on June 6, 2024. Promotion of Compliance with Legal Provisions and Internal Regulations Applicable in Matters of Transparency, Access to Information, and Personal Data Protection Monitoring of external regulatory changes that could impact PEMEX and its EPS was carried out, notifying the involved areas of the findings. Four massive events were held to disseminate the normative obligations of transparency, access to information, personal data protection, and open government in April and June, in order to strengthen the culture of compliance in these matters. We supervise and address the backlogs in compliance with the quarterly upload on the national transparency platform of INAI for the obligations of PEMEX and its subsidiary entities (EPS). In April 2024, the upload for the first quarter of 2024 was carried out in the SIPOT. By the end of June 2024, the total number of both primary and secondary records currently generated in the System of Transparency Obligation Portals (SIPOT) amounted to 20,108,841 under the General Law of Transparency and Access to Public Information (LGTAIP) and 1,513,057 under the Federal Law of Transparency and Access to Public Information (LFTAIP). These figures no longer considered the Specific Contract for the Construction and Supply of Tugboats, Barges, and Multipurpose Vessels for the Minor Fleet of PEMEX Refining (Indirect Obligated Subject of PEMEX Logistics), as it was deregistered by INAI following the Termination Agreement of the Contract, so only historical information will remain without publishing information from July onwards. In June, letters were sent to the areas for the update of the second quarter and the first semester of 2024, in which, as a continuous measure, the areas were instructed to proceed with the purification of information, in order to maintain in the SIPOT the information indicated in the conservation periods provided in the General and Federal Technical Guidelines, as well as the protection of personal data, reserved and confidential information of those documents that require it. As a complement to the general training on SIPOT, staff from the Sub-management of Transparency and Personal Data Protection provided advice and specific training on the subject to users who require it, due to the particular management of the System or the mobility of the staff. In the second quarter of 2024, 812 trainings and/or advisories were given. Furthermore, on July 3, 2024, the follow-up sheets of Internal Audit 007/2024 were notified to the area, with conclusion dates of June 27 and 13, respectively, for Finding 1 (SIPOT) and Finding 4 (Internal Control). [1] Refers to the number of accidents with incapacitating injuries per million man-hours worked (MMhh) with risk exposure during the relevant period. An incapacitating injury is an injury, functional damage or death that is caused, either immediately or subsequently, by a sudden event at work or during work-related activities. Man- hours worked with risk exposure represent the number of hours worked by all personnel, including overtime hours. [2] Refers to the total number of days lost per million man-hours worked with risk exposure during the relevant period. The number of days lost is based on medical leaves of absence for injuries stemming from accidents at work, plus the number of corresponding days on which compensation is paid for partial or total disability or death. Financial position, liquidity and capital resources [text block]

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 29 of 125 Financial Summary Earnings In the second quarter of 2024 (2Q24), total sales were Ps. 409.5 billion, 1.1% lower than in 2Q23, due to a 16.1% decrease in export sales from lower crude oil volumes and the appreciation of the peso against the US dollar, offset by a 12.5% increase in domestic sales mainly due to higher crude oil and petroleum products prices. Cost of Sales The cost of sales, including impairment, was Ps. 373.5 billion, an increase of 5.3%, as a result of: an increase of Ps. 28.6 billion in operating expenses mainly in taxes and duties; an increase in amortization of Ps. 11.8 billion, offset by a decrease in inventory variation of Ps. 9.0 billion and a lower effect in net impairment of fixed assets of Ps. 9.9 billion in 2Q24 compared to an impairment of Ps. 25.9 billion in 2Q23. Taxes and duties During the quarter, total taxes and duties amounted to Ps. 59.1 billion, a decrease of 15.1% mainly due to the decrease in the DUC rate, the most important tax paid by the company in terms of amount, from 40% in 2023 to 30% in 2024. In this sense the DUC decreased by 29.5% compared to 2Q23. Net Income In 2Q24, a net loss of Ps. 273.3 billion was recorded, compared to a net income of Ps. 25.4 billion in 2Q23. The main factors contributing to this variance were: a decrease in total sales; an increase in foreign exchange loss; a decrease in return on derivative financial instruments; an increase in cost of sales; offset by a decrease in impairment of fixed assets; and a decrease in taxes and duties. Financial debt Total financial debt decreased by 1.8% compared to the end of 2023, mainly due to the objective of maintaining a net indebtedness close to zero. At 30 June 2024, the exchange rate was Ps. 18.3773 to U.S. $ 1.00, resulting in financial debt of Ps. 1,826.5 billion or U.S. $ 99.4 billion. Liquidity Management PEMEX has revolving credit lines for liquidity management totaling up to U.S. $ 5.9 billion and Ps. 20.5 billion. As of 30 June 2024, they are fully drawn down. EBITDA EBITDA during 2Q24 amounted to Ps. 56.7 billion. Budgetary Investment Activities As of 30 June 2024, a budgetary investment of Ps. 220.2 billion has been spent, representing 53.9% of the 2024 budget. QUARTERLY FINANCIAL RESULTS 2Q24 Total Sales Total sales and service income amounted to Ps. 409.5 billion, a slight decrease of 1.1%, compared to the second quarter of 2024. This was mainly due to:

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 30 of 125 • a 16.1% decrease in the value of export sales, mainly due to a lower traded volume of crude oil, and an appreciation in the average exchange rate of the peso against the dollar; • an increase in the value of domestic sales of 12.5%, mainly explained by higher gasoline, diesel and jet fuel prices, compared to prices in 2Q23, due to an increase in the price of hydrocarbons worldwide. Based on a competitive strategy, PEMEX has achieved a greater share in the domestic market of petroleum products with respect to the minimum levels it reached in previous years. Thus, in the domestic gasoline market PEMEX registered its lowest share in June 2021 with 73.7%, and by May 2024 the recovery meant achieving a market share of 86.4%. In the case of diesel, market shares went from 63.2% in May 2021 to 81.2% in May 2024. The same trend in the case of jet fuel and LP gas. These advances have been possible because PEMEX has deployed a strategy to guarantee the timely supply of products to our customers, extending service hours at our dispatch terminals and improving the quality of our customer service. The loss of PEMEX franchises has stopped. Between July 2022 and June 2024, 453 service stations have been incorporated into the PEMEX brand, 23 consecutive months of growth and confidence from private investors. Today, the PEMEX-branded gas station network is the market leader. As part of this solid growth of the PEMEX brand, 52 new PEMEX-branded gas stations were inaugurated throughout the country during the second quarter of 2024. All these openings are investments made by private investors who believe in our brand and our products. PEMEX is the company with the highest sales volume in the country: its annual internal sales represent 4% of GDP. During the second quarter of 2024, PEMEX recorded strong growth in domestic sales compared to last year. Gasoline sales averaged 680 Mbd during the second quarter of this year, a growth of 5.6% over the same period last year; diesel sales averaged 323 Mbd, a growth of 15.8% over the same period last year; and finally, jet fuel sales increased by 4.4% for the reported period. So far this year, PEMEX's domestic sales represent 76% of the company's total sales revenues. For the state-owned public company, domestic sales are not only a stable but also a permanent source of income that contributes to its financial strength. Cost of sales Cost of sales increased 5.3% including the effect of impairment of fixed assets. This increase is mainly explained by i) higher purchases of products for resale of Ps. 2.9 billion, which include the purchases of the Deer Park subsidiary; due to an increase in the volume of jet fuel, diesel, and LPG; ii) an increase of Ps. 28. 6 billion in operating expenses mainly in taxes and duties; iii) an increase in depreciation and amortization of Ps. 11.8 billion, offset by iv) a decrease in inventory variation of Ps. 9.0 billion and v) a lower effect in net impairment of fixed assets of Ps. 9.9 billion in 2Q24 compared to an impairment of MNX 25.9 billion in 2Q23. Taxes and Duties During 2Q24, total taxes and duties amounted to Ps. 59.1 billion, a decrease of 15.1% compared to 2Q23, mainly due to the decrease in the rate of the profit-sharing duty (DUC), the most significant tax paid by the company in terms of amount, which decreased from 40% in 2023 to 30% in 2024. In this sense, the DUC decreased by 29.5% compared to 2Q23. Evolution of Net Income (Loss) During 2Q24, PEMEX recorded a net loss of Ps. 273.3 billion, compared to a net income of Ps. 25.4 billion in 2Q23. The main factors contributing to this variation were: i) a decrease in total sales; ii) an increase in foreign exchange loss; iii) a decrease in the income on financial derivatives; iv) an increase in cost of sales; offset by v) a decrease in impairment of fixed assets; and vi) a decrease in taxes and duties.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 31 of 125 A foreign exchange loss of Ps. 159.7 billion was recorded in 2Q24, compared to a foreign exchange profit of Ps. 105.4 billion in 2Q23. This variation was due to a depreciation of the Mexican peso against the U.S. dollar in 2Q24 compared to an appreciation in the same period of the previous year. The exchange rate went from Ps. 16.6780 per U.S. $ 1.00 as of March 31, 2024, to Ps. 18.3773 per U.S. $ 1.00 as of June 30, 2024, representing a variation of 10.2%. A cost for financial derivatives of Ps. 10.1 billion was recorded in 2Q24, compared to an income of Ps. 2.5 billion in 2Q23. This variation is mainly explained by the change in the fair value of cross-currency swaps and currency options. Additionally, an impairment of fixed assets of Ps. 9.9 billion was recognized in 2Q24 compared to the same period of the previous year. Comprehensive Income (Loss) In 2Q24, a comprehensive loss of Ps. 96.5 billion was recorded, mainly because of the net loss of Ps. 273.3 billion offset by actuarial profits of Ps. 131.1 billion due to the increase in the discount rate and positive translation effects of Ps. 45.8 billion as a consequence of the depreciation of the peso against the US dollar in 2Q24. Consolidated Balance Sheet as of June 30, 2024 Working Capital As of June 30, 2024, negative working capital was Ps. 547.0 billion, compared to negative working capital of Ps. 585.2 billion as of December 31, 2023. This variation of Ps. 38.2 billion was mainly due to: • a decrease of Ps. 84.1 billion in other non-financial accounts receivables; • a decrease of Ps. 53.2 billion in taxes and duties payable; • a decrease of Ps. 80.9 billion in short-term debt; and • an increase of Ps. 28.9 billion in accounts and accrued expenses payable and derivative financial instruments. Debt Financial resources As of June 30, 2024, Petróleos Mexicanos, its Subsidiary Productive Companies, and subsidiaries carried out financing activities (including short-term bank loans) for a total of Ps. 536.4 billion (U.S. $ 29.2 billion). Total debt repayments amounted to Ps. 620.2 billion (U.S. $ 33.7 billion). Approximately 83% of the debt is denominated in non-peso currencies, mainly in U.S. $, and for recording purposes, it is translated into Ps. at the closing exchange rate. Financing Activities In line with the Business Plan of Petróleos Mexicanos and its Subsidiary Productive Companies 2023-2027, we will continue with the strategy of convergence to zero net indebtedness. Financial market operations In the second quarter of 2024, PEMEX completed the following financial operations: Date Financial instrument Amount (Ps. billion) Maturity April 18, 2024 Credit contract U.S. $ 0.5 March 2025

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

April 26, 2024	Promissory note	Ps. 0.8	April 2025
April 29, 2024	Credit contract	Ps. 3.0	November 2024
April 29, 2024	Promissory note	Ps. 4.0	July 2024
May 24, 2024	Modifying agreement	Ps. 19.0	May 2028
June 3, 2024	Promissory note	Ps. 2.1	November 2024
June 18, 2024	Credit contract	Ps. 1.7	January 2025
June 25, 2024	Credit contract	Ps. 23.4	July 2026

Revolving credit facilities

PEMEX has revolving credit facilities (RCFs) for liquidity management of up to U.S. $ 5.9 billion and Ps. 20.5 billion. As of June 30, 2024, the lines were fully drawn down.

Budgetary Investment Activities

2024 Exercise

For the 2024 fiscal year, an approved budget of Ps. 408.2 billion (U.S. $ 23.0 billion[1]) has been allocated to budgetary investment activities. As of June 30, 2024, Ps. 220.2 billion (U.S. $ 12.9 billion[2]) had been spent, representing 53.9% of the approved budget.

The budget investment programmed for 2024 and the amount spent as of June 30, 2024, is distributed as follows:

EPS	**2024 Budget** (Ps. billion)	**Exercised Investment as of June 30, 2024** (Ps. billion)
Exploration and Production[3]	310.7	153.0
Industrial Transformation	79.4	62.9
Logistics	15.4	3.5
Corporate	2.7	0.8
Total	**408.2**	**220.2**

Budgetary investment has been oriented to support the extraction of hydrocarbons and their processing in refineries for the production of oil and gas liquids. In Pemex Exploración y Producción, resources continue to be channeled to accelerate the entry into operation of fields in new developments, which have made it possible to compensate for the decline of mature fields. Likewise, investments continue to be made in the Refinery Rehabilitation Plan to increase operational reliability and the processing of crude oil for the commercialization of petroleum products in the domestic market.

OTHER RELEVANT TOPICS

PEMEX publishes its first 'Climate Risk Report' (TCFD)

On 12 June, the Corporate Finance Department presented the 'Climate Risk Report' to the Sustainability Committee, which identifies the risks and opportunities associated with climate change and analyses the actions that the company must implement to increase its resilience and move towards a more sustainable economy.

PEMEX recognizes the challenge posed by climate change and joins global efforts to mitigate its impact on ecosystems, health and the economy, and thus meet Mexico's international commitments in this area. The company has also implemented a corporate governance structure that integrates sustainability aspects into decision-making at all levels, in line with the company's goals and objectives.

32 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 33 of 125 The ‘Climate Risk Report’ is available here. PEMEX affiliation process to IOGP As part of the initiatives for the implementation of the “Sustainability Plan of Petróleos Mexicanos”, key enablers for the achievement of the goals were identified, among which are the promotion of transparency and disclosure of information, aligned with international standards, as well as participation in leading international organizations in the oil and gas sector and ESG initiatives. In this context, since April 2024, PEMEX began the process to reaffiliate to the International Association of Oil & Gas Producers (IOGP) and in May 2024 the general meeting of IOGP members voted and issued a favorable result to reaffiliate Pemex as a member. At the end of the semester, all administrative procedures were being completed. IOGP membership will give PEMEX access to groups of experts in specialized topics, as well as to a library of information, standards and internationally recognized good practice guides, which will allow it to continue strengthening the initiatives included in the Sustainability Plan. More details on IOGP's membership and initiatives can be found at: Our global Membership | IOGP. FORWARD-LOOKING STATEMENT AND CAUTIONARY NOTE Variations Cumulative and quarterly variations are calculated comparing the period with the realized one of the previous year; unless specified otherwise. Rounding Numbers may not total due to rounding. Financial Information Excluding budgetary and volumetric information, the financial information included in this report and the annexes hereto is based on unaudited consolidated financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which PEMEX has adopted effective January 1, 2012. For more information regarding the transition to IFRS, see Note 23 to the consolidated financial statements included in Petróleos Mexicanos’ 2012 Form 20-F filed with the Securities and Exchange Commission (SEC) and its Annual Report filed with the Comisión Nacional Bancaria y de Valores (CNBV). EBITDA is a non-IFRS measure. A reconciliation of EBITDA to operating income is shown in Table 32 of the annexes to the quarterly results report. Budgetary information is based on standards from Mexican governmental accounting; therefore, it does not include information from the subsidiary companies or affiliates of Petróleos Mexicanos. It is important to mention that PEMEX’s current financing agreements do not include financial covenants or events of default that would be triggered as a result of PEMEX having negative equity. Methodology The methodology of the information disclosed may change in order to enhance its quality and usefulness, and/or to comply with international standards and best practices. Foreign Exchange Conversions

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 34 of 125 Convenience translations into U.S. dollars of amounts in Mexican pesos have been made at the exchange rate at close for the corresponding period, unless otherwise noted. Due to market volatility, the difference between the average exchange rate, the exchange rate at close and the spot exchange rate, or any other exchange rate used could be material. Such translations should not be construed as a representation that the Mexican peso amounts have been or could be converted into U.S. dollars at the foregoing or any other rate. It is important to note that PEMEX maintains its consolidated financial statements and accounting records in pesos. As of June 30, 2024, the exchange rate of Ps. 18.3773 = U.S. $1.00 is used. Fiscal Regime Beginning January 1, 2015, Petróleos Mexicanos’ fiscal regime is governed by the Ley de Ingresos sobre Hidrocarburos (Hydrocarbons Revenue Law). From January 1, 2006 and to December 31, 2014, PEP was subject to a fiscal regime governed by the Federal Duties Law, while the tax regimes of the other Subsidiary Entities were governed by the Federal Revenue Law. On April 18, 2016, a decree was published in the Official Gazette of the Federation that allows assignment operators to choose between two schemes to calculate the cap on permitted deductions applicable to the Profit-Sharing Duty: (i) the scheme established within the Hydrocarbons Revenue Law, based on a percentage of the value of extracted hydrocarbons; or (ii) the scheme proposed by the SHCP, calculated upon established fixed fees, U.S. $6.1 for shallow water fields and U.S. $8.3 for onshore fields. The Special Tax on Production and Services (IEPS) applicable to automotive gasoline and diesel is established in the Production and Services Special Tax Law “Ley del Impuesto Especial sobre Producción y Servicios”. As an intermediary between the Ministry of Finance and Public Credit (SHCP) and the final consumer, PEMEX retains the amount of the IEPS and transfers it to the Mexican Government. In 2016, the SHCP published a decree trough which it modified the calculation of the IEPS, based on the past five months of international reference price quotes for gasoline and diesel. From January 1 2016, and until December 31, 2017, the SHCP established monthly fixed maximum prices of gasoline and diesel based on the following: maximum prices were referenced to prices in the U.S. Gulf Coast, plus a margin that includes retails, freight, transportation, quality adjustment and management costs, plus the applicable IEPS to automotive fuel, plus other concepts (IEPS tax on fossil fuel, established quotas on the IEPS Law and value added tax). As of January 1, 2018, gasoline and diesel prices are determined by the free market. PEMEX’s “producer price” is calculated in reference to that of an efficient refinery operating in the Gulf of Mexico. Until December 31, 2017, the Mexican Government is authorized to continue issuing pricing decrees to regulate the maximum prices for the retail sale of gasoline and diesel fuel, taking into account transportation costs between regions, inflation and the volatility of international fuel prices, among other factors. Beginning in 2018, the prices of gasoline and diesel fuel will be freely determined by market conditions. However, the Federal Commission for Economic Competition, based on the existence of effective competitive conditions, has the authority to declare that prices of gasoline and diesel fuel are to be freely determined by market conditions before 2018. Production-sharing In accordance with Production-sharing Agreements signed by Petróleos Mexicanos, due to its participation in bidding rounds organized by the National Hydrocarbons Commission (CNH), in addition to the migration of blocks, Petróleos Mexicanos will disclose only its share of production for blocks Ek-Balam, Block 2 Tampico-Misantla (Round 2.1), Block 8 Southeastern Basins (Round 2.1), Santuario, Misión, Block 16 Tampico-Misantla-Veracruz (Round 3.1), Block 17 Tampico-Misantla-Veracruz (Round 3.1), Block 18 Tampico-Misantla-Veracruz (Round 3.1), Block 29 Southeastern Offshore Basins (Round 3.1), Block 32 Southeastern Basins Marino (Round 3.1), Block 33 Southeastern Offshore Basins (Round 3.1) y Block 35 Southeastern Offshore Basins (Round 3.1). Hydrocarbon Reserves

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 35 of 125 In accordance with the Hydrocarbons Law, published in the Official Gazette of the Federation on August 11, 2014, the National Hydrocarbons Commission (CNH) will establish and will manage the National Hydrocarbons Information Center, comprised by a system to obtain, safeguard, manage, use, analyze, keep updated and publish information and statistics related; which includes estimations, valuation studies and certifications. On August 13, 2015, the CNH published the Guidelines that govern the valuation and certification of Mexico’s reserves and the related contingency resources. Effective January 1, 2010, the Securities and Exchange Commission (SEC) changed its rules to permit oil and gas companies, in their filings with the SEC, to disclose not only proved reserves, but also probable reserves and possible reserves. Nevertheless, any description of probable or possible reserves included herein may not meet the recoverability thresholds established by the SEC in its definitions. Investors are urged to consider closely the disclosure in PEMEX’s Form 20-F and its Annual Report to the CNBV and SEC, available at http://www.pemex.com/. Forward-looking Statements This document contains forward-looking statements. There may also be written or oral forward-looking statements in PEMEX’s periodic reports to the CNBV and the SEC, in its annual reports, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by PEMEX’s officers, directors or employees to third parties. PEMEX may include forward-looking statements that address, among other things, their: • exploration and production activities, including drilling; • activities relating to import, export, refining, petrochemicals and transportation, storage and distribution of petroleum, natural gas and oil products; • activities relating to their lines of business, including the generation of electricity; • projected and targeted capital expenditures and other costs, commitments and revenues; • liquidity and sources of funding, including their ability to continue operating as a going concern; • strategic alliances with other companies; and • the monetization of certain of their assets. Actual results could differ materially from those projected in such forward-looking statements as a result of various factors that may be beyond PEMEX’s control. These factors include, but are not limited to: • changes in international crude oil and natural gas prices; • effects on the company from competition, including on PEMEX’s ability to hire and retain skilled personnel; • limitations on their access to sources of financing on competitive terms; • their ability to find, acquire or gain access to additional reserves and to develop the reserves that PEMEX obtains successfully; • uncertainties inherent in making estimates of oil and gas reserves, including recently discovered oil and gas reserves; • technical difficulties; • significant developments in the global economy; • significant economic or political developments in Mexico; • developments affecting the energy sector; and • changes in PEMEX’s legal regime or regulatory environment, including tax and environmental regulations. Accordingly, readers should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and PEMEX undertakes no obligation to update or revise any of them, whether as a result of new information, future events or otherwise. These risks and uncertainties are more fully detailed in PEMEX’s most recent Annual Report filed with the CNBV and available through the Mexican Stock Exchange (http://www.bmv.com.mx/) and PEMEX’s most recent Form 20-F filing filed with the SEC (http://www.sec.gov/). These factors could cause actual results to differ materially from those contained in any forward-looking statement.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 36 of 125 ACCRONYMS USED IN THIS DOCUMENT Thousand barrels per day (Mbd) Million barrels (MMb) Million barrels of oil equivalent (MMboe) Million barrels of oil equivalent per day (MMboed) Million cubic feet per day (MMcfd) Thousand tons (Mt) Million tons (MMt) Dollars of the United States of America (U.S. $) Mexican pesos (Ps.) Meters (m) Kilometers (km) Square kilometers (km2) [1] The exchange conversion from Ps. to U.S. $ was made at the average annual exchange rate of the last Budget Adjustment (4C) Ps. 17.7500 = U.S. $ 1.00. [2] The exchange rate conversion from Ps. to U.S. $ was made at the average exchange rate from January 1 to June 30, 2024, Ps. 17.1217 = U.S. $ 1.00. [3] Exploration investment totaled Ps. 26.9 billion in 2Q24 compared to Ps. 25.2 billion in 2Q23. Internal control [text block] Disclosure of critical performance measures and indicators that management uses to evaluate entity's performance against stated objectives [text block] Key indicators Change Indicator Group 2Q23 2Q24 % Amount

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 37 of 125 Mexican Mix (U.S. $/b) 65.87 74.38 12.9 8.51 Regular gasoline in the USCGM (U.S. $¢/gal) 248.07 222.62 (10.3) (25.45) LPG price by Decree (Ps./kilo) 8.86 9.09 2.6 0.23 International reference LPG (Ps./kilo) 6.76 7.06 4.3 0.29 Natural gas (Henry Hub) (U.S. $/MMBtu) 2.16 2.07 (4.3) (0.09) Ps. per U.S. $ 17.0720 18.3773 7.6 1.31 Indicator Group 2Q23 2Q24 Net Income (Loss) / Total Sales 0.06 (0.67) Income before Taxes and Duties / Total Sales 0.23 (0.52) Taxes and Duties / Total Sales 0.17 0.14 Net Income (Loss) / Equity (0.02) 0.17 Income before Taxes and Duties / Total Assets 0.04 (0.094) Net Income (Loss) / Total Assets 0.01 (0.12)

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 38 of 125 [110000] General information about financial statements Ticker: PEMEX Period covered by financial statements: 2024-01-01 al 2024-06-30 Date of end of reporting period: 2024-06-30 Name of reporting entity or other means of identification: PEMEX Description of presentation currency: MXN Level of rounding used in financial statements: MILES Consolidated: Yes Number of quarter: 2 Type of issuer: ICS Explanation of change in name of reporting entity or other means of identification from end of preceding reporting period: Description of nature of financial statements: Disclosure of general information about financial statements [text block] Follow-up of analysis [text block]

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 39 of 125 [210000] Statement of financial position, current/non-current Concept Close Current Quarter 2024-06-30 Close Previous Exercise 2023-12-31 Statement of financial position [abstract] Assets [abstract] Current assets [abstract] Cash and cash equivalents 66,735,531,000 68,747,376,000 Trade and other current receivables 255,972,895,000 315,361,236,000 Current tax assets, current 0 0 Other current financial assets 37,406,772,000 38,563,698,000 Current inventories 103,558,205,000 112,035,992,000 Current biological assets 0 0 Other current non-financial assets 1,910,204,000 3,832,443,000 Total current assets other than non-current assets or disposal groups classified as held for sale or as held for distribution to owners 465,583,607,000 538,540,745,000 Non-current assets or disposal groups classified as held for sale or as held for distribution to owners 0 0 Total current assets 465,583,607,000 538,540,745,000 Non-current assets [abstract] Trade and other non-current receivables 995,269,000 1,179,706,000 Current tax assets, non-current 0 0 Non-current inventories 0 0 Non-current biological assets 0 0 Other non-current financial assets 24,761,455,000 35,495,104,000 Investments accounted for using equity method 0 0 Investments in subsidiaries, joint ventures and associates 2,053,711,000 1,854,803,000 Property, plant and equipment 1,537,151,854,000 1,482,322,167,000 Investment property 0 0 Right-of-use assets that do not meet definition of investment property 44,215,877,000 43,203,180,000 Goodwill 0 0 Intangible assets other than goodwill 22,225,979,000 20,350,819,000 Deferred tax assets 160,039,008,000 169,914,720,000 Other non-current non-financial assets 11,184,703,000 10,614,092,000 Total non-current assets 1,802,627,856,000 1,764,934,591,000 Total assets 2,268,211,463,000 2,303,475,336,000 Equity and liabilities [abstract] Liabilities [abstract] Current liabilities [abstract] Trade and other current payables 362,517,039,000 368,345,849,000 Current tax liabilities, current 96,761,614,000 150,004,749,000 Other current financial liabilities 450,599,877,000 513,716,556,000 Current lease liabilities 7,984,015,000 8,003,743,000 Other current non-financial liabilities 94,738,999,000 83,646,764,000 Current provisions [abstract] Current provisions for employee benefits 0 0 Other current provisions 0 0 Total current provisions 0 0 Total current liabilities other than liabilities included in disposal groups classified as held for sale 1,012,601,544,000 1,123,717,661,000 Liabilities included in disposal groups classified as held for sale 0 0 Total current liabilities 1,012,601,544,000 1,123,717,661,000 Non-current liabilities [abstract] Trade and other non-current payables 0 0 Current tax liabilities, non-current 0 0

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 40 of 125 Concept Close Current Quarter 2024-06-30 Close Previous Exercise 2023-12-31 Other non-current financial liabilities 1,430,247,150,000 1,317,248,766,000 Non-current lease liabilities 37,405,036,000 33,844,590,000 Other non-current non-financial liabilities 15,909,343,000 13,075,178,000 Non-current provisions [abstract] Non-current provisions for employee benefits 1,271,757,000,000 1,372,459,213,000 Other non-current provisions 92,814,215,000 83,310,554,000 Total non-current provisions 1,364,571,215,000 1,455,769,767,000 Deferred tax liabilities 13,226,622,000 12,798,184,000 Total non-current liabilities 2,861,359,366,000 2,832,736,485,000 Total liabilities 3,873,960,910,000 3,956,454,146,000 Equity [abstract] Issued capital 1,407,938,007,000 1,262,938,007,000 Share premium 0 0 Treasury shares 0 0 Retained earnings (3,177,106,259,000) (2,908,487,173,000) Other reserves 163,558,484,000 (7,313,005,000) Total equity attributable to owners of parent (1,605,609,768,000) (1,652,862,171,000) Non-controlling interests (139,679,000) (116,639,000) Total equity (1,605,749,447,000) (1,652,978,810,000) Total equity and liabilities 2,268,211,463,000 2,303,475,336,000

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

[310000] Statement of comprehensive income, profit or loss, by function of expense

Concept	Accumulated Current Year 2024-01-01 - 2024-06-30	Accumulated Previous Year 2023-01-01 - 2023-06-30	Quarter Current Year 2024-04-01 - 2024-06-30	Quarter Previous Year 2023-04-01 - 2023-06-30
Profit or loss [abstract]				
Profit (loss) [abstract]				
Revenue	815,426,445,000	832,595,839,000	409,528,066,000	414,156,856,000
Cost of sales	703,300,314,000	698,629,630,000	373,469,098,000	354,509,879,000
Gross profit	112,126,131,000	133,966,209,000	36,058,968,000	59,646,977,000
Distribution costs	7,732,620,000	7,489,355,000	5,236,938,000	2,911,297,000
Administrative expenses	84,476,456,000	79,484,465,000	43,751,747,000	39,249,329,000
Other income	8,581,117,000	12,170,448,000	4,331,494,000	5,973,794,000
Other expense	3,452,548,000	2,670,348,000	2,753,666,000	1,943,755,000
Profit (loss) from operating activities	25,045,624,000	56,492,489,000	(11,351,889,000)	21,516,390,000
Finance income	10,194,451,000	241,689,002,000	3,655,162,000	110,058,756,000
Finance costs	213,178,941,000	74,780,817,000	206,762,420,000	36,605,455,000
Share of profit (loss) of associates and joint ventures accounted for using equity method	265,216,000	151,969,000	234,319,000	42,013,000
Profit (loss) before tax	(177,673,650,000)	223,552,643,000	(214,224,828,000)	95,011,704,000
Tax income (expense)	90,973,707,000	141,393,488,000	59,104,735,000	69,588,325,000
Profit (loss) from continuing operations	(268,647,357,000)	82,159,155,000	(273,329,563,000)	25,423,379,000
Profit (loss) from discontinued operations	0	0	0	0
Profit (loss)	(268,647,357,000)	82,159,155,000	(273,329,563,000)	25,423,379,000
Profit (loss), attributable to [abstract]				
Profit (loss), attributable to owners of parent	(268,619,086,000)	82,191,023,000	(273,315,188,000)	25,439,156,000
Profit (loss), attributable to non-controlling interests	(28,271,000)	(31,868,000)	(14,375,000)	(15,777,000)
Earnings per share [text block]				
Earnings per share [abstract]				
Earnings per share [line items]				
Basic earnings per share [abstract]				
Basic earnings (loss) per share from continuing operations	0	0	0	0
Basic earnings (loss) per share from discontinued operations	0	0	0	0
Total basic earnings (loss) per share	0	0	0	0
Diluted earnings per share [abstract]				
Diluted earnings (loss) per share from continuing operations	0	0	0	0
Diluted earnings (loss) per share from discontinued operations	0	0	0	0
Total diluted earnings (loss) per share	0	0	0	0

41 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

[410000] Statement of comprehensive income, OCI components presented net of tax

Concept	Accumulated Current Year 2024-01-01 - 2024-06-30	Accumulated Previous Year 2023-01-01 - 2023-06-30	Quarter Current Year 2024-04-01 - 2024-06-30	Quarter Previous Year 2023-04-01 - 2023-06-30
Statement of comprehensive income [abstract]				
Profit (loss)	(268,647,357,000)	82,159,155,000	(273,329,563,000)	25,423,379,000
Other comprehensive income [abstract]				
Components of other comprehensive income that will not be reclassified to profit or loss, net of tax [abstract]				
Other comprehensive income, net of tax, gains (losses) from investments in equity instruments	0	0	0	0
Other comprehensive income, net of tax, gains (losses) on revaluation	0	0	0	0
Other comprehensive income, net of tax, gains (losses) on remeasurements of defined benefit plans	131,130,599,000	0	131,130,561,000	0
Other comprehensive income, net of tax, change in fair value of financial liability attributable to change in credit risk of liability	0	0	0	0
Other comprehensive income, net of tax, gains (losses) on hedging instruments that hedge investments in equity instruments	0	0	0	0
Share of other comprehensive income of associates and joint ventures accounted for using equity method that will not be reclassified to profit or loss, net of tax	0	0	0	0
Total other comprehensive income that will not be reclassified to profit or loss, net of tax	131,130,599,000	0	131,130,561,000	0
Components of other comprehensive income that will be reclassified to profit or loss, net of tax [abstract]				
Exchange differences on translation [abstract]				
Gains (losses) on exchange differences on translation, net of tax	39,746,121,000	(52,255,383,000)	45,735,321,000	(23,999,531,000)
Reclassification adjustments on exchange differences on translation, net of tax	0	0	0	0
Other comprehensive income, net of tax, exchange differences on translation	39,746,121,000	(52,255,383,000)	45,735,321,000	(23,999,531,000)
Available-for-sale financial assets [abstract]				
Gains (losses) on remeasuring available-for-sale financial assets, net of tax	0	0	0	0
Reclassification adjustments on available-for-sale financial assets, net of tax	0	0	0	0
Other comprehensive income, net of tax, available-for-sale financial assets	0	0	0	0
Cash flow hedges [abstract]				
Gains (losses) on cash flow hedges, net of tax	0	0	0	0
Reclassification adjustments on cash flow hedges, net of tax	0	0	0	0
Amounts removed from equity and included in carrying amount of non-financial asset (liability) whose acquisition or incurrence was hedged highly probable forecast transaction, net of tax	0	0	0	0
Other comprehensive income, net of tax, cash flow hedges	0	0	0	0
Hedges of net investment in foreign operations [abstract]				
Gains (losses) on hedges of net investments in foreign operations, net of tax	0	0	0	0
Reclassification adjustments on hedges of net investments in foreign operations, net of tax	0	0	0	0
Other comprehensive income, net of tax, hedges of net investments in foreign operations	0	0	0	0
Change in value of time value of options [abstract]				
Gains (losses) on change in value of time value of options, net of tax	0	0	0	0
Reclassification adjustments on change in value of time value of options, net of tax	0	0	0	0
Other comprehensive income, net of tax, change in value of time value of options	0	0	0	0
Change in value of forward elements of forward contracts [abstract]				
Gains (losses) on change in value of forward elements of forward contracts, net of tax	0	0	0	0

42 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 43 of 125 Concept Accumulated Current Year 2024-01-01 - 2024-06-30 Accumulated Previous Year 2023-01-01 - 2023-06-30 Quarter Current Year 2024-04-01 - 2024-06-30 Quarter Previous Year 2023-04-01 - 2023-06-30 Reclassification adjustments on change in value of forward elements of forward contracts, net of tax 0 0 0 0 Other comprehensive income, net of tax, change in value of forward elements of forward contracts 0 0 0 0 Change in value of foreign currency basis spreads [abstract] Gains (losses) on change in value of foreign currency basis spreads, net of tax 0 0 0 0 Reclassification adjustments on change in value of foreign currency basis spreads, net of tax 0 0 0 0 Other comprehensive income, net of tax, change in value of foreign currency basis spreads 0 0 0 0 Financial assets measured at fair value through other comprehensive income [abstract] Gains (losses) on financial assets measured at fair value through other comprehensive income, net of tax 0 0 0 0 Reclassification adjustments on financial assets measured at fair value through other comprehensive income, net of tax 0 0 0 0 Amounts removed from equity and adjusted against fair value of financial assets on reclassification out of fair value through other comprehensive income measurement category, net of tax 0 0 0 0 Other comprehensive income, net of tax, financial assets measured at fair value through other comprehensive income 0 0 0 0 Share of other comprehensive income of associates and joint ventures accounted for using equity method that will be reclassified to profit or loss, net of tax 0 0 0 0 Total other comprehensive income that will be reclassified to profit or loss, net of tax 39,746,121,000 (52,255,383,000) 45,735,321,000 (23,999,531,000) Total other comprehensive income 170,876,720,000 (52,255,383,000) 176,865,882,000 (23,999,531,000) Total comprehensive income (97,770,637,000) 29,903,772,000 (96,463,681,000) 1,423,848,000 Comprehensive income attributable to [abstract] Comprehensive income, attributable to owners of parent (97,747,597,000) 29,941,297,000 (96,454,819,000) 1,442,164,000 Comprehensive income, attributable to non-controlling interests (23,040,000) (37,525,000) (8,862,000) (18,316,000)

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 44 of 125 [520000] Statement of cash flows, indirect method Concept Accumulated Current Year 2024-01-01 - 2024-06-30 Accumulated Previous Year 2023-01-01 - 2023-06-30 Statement of cash flows [abstract] Cash flows from (used in) operating activities [abstract] Profit (loss) (268,647,357,000) 82,159,155,000 Adjustments to reconcile profit (loss) [abstract] + Discontinued operations 0 0 + Adjustments for income tax expense (50,823,924,000) 48,381,371,000 + (-) Adjustments for finance costs 0 0 + Adjustments for depreciation and amortisation expense 77,350,379,000 59,372,851,000 + Adjustments for impairment loss (reversal of impairment loss) recognised in profit or loss 17,548,991,000 66,084,491,000 + Adjustments for provisions 34,830,658,000 35,656,812,000 + (-) Adjustments for unrealised foreign exchange losses (gains) 120,285,924,000 (212,796,067,000) + Adjustments for share-based payments 0 0 + (-) Adjustments for fair value losses (gains) 0 0 - Adjustments for undistributed profits of associates 0 0 + (-) Adjustments for losses (gains) on disposal of non-current assets 0 0 + Participation in associates and joint ventures (265,216,000) (151,969,000) + (-) Adjustments for decrease (increase) in inventories 12,181,564,000 (4,946,859,000) + (-) Adjustments for decrease (increase) in trade accounts receivable 73,499,777,000 22,639,795,000 + (-) Adjustments for decrease (increase) in other operating receivables 18,854,905,000 9,188,660,000 + (-) Adjustments for increase (decrease) in trade accounts payable 11,194,290,000 (24,767,220,000) + (-) Adjustments for increase (decrease) in other operating payables 11,092,235,000 8,925,982,000 + Other adjustments for non-cash items 0 0 + Other adjustments for which cash effects are investing or financing cash flow 0 0 + Straight-line rent adjustment 0 0 + Amortization of lease fees 0 0 + Setting property values 0 0 + (-) Other adjustments to reconcile profit (loss) 17,637,298,000 20,438,191,000 + (-) Total adjustments to reconcile profit (loss) 343,386,881,000 28,026,038,000 Net cash flows from (used in) operations 74,739,524,000 110,185,193,000 - Dividends paid 0 0 + Dividends received 0 0 - Interest paid (71,100,482,000) (74,780,817,000) + Interest received (10,194,451,000) (8,224,531,000) + (-) Income taxes refund (paid) 0 0 + (-) Other inflows (outflows) of cash 0 0 Net cash flows from (used in) operating activities 135,645,555,000 176,741,479,000 Cash flows from (used in) investing activities [abstract] + Cash flows from losing control of subsidiaries or other businesses 0 0 - Cash flows used in obtaining control of subsidiaries or other businesses 0 0 + Other cash receipts from sales of equity or debt instruments of other entities 0 0 - Other cash payments to acquire equity or debt instruments of other entities 0 0 + Other cash receipts from sales of interests in joint ventures 0 0 - Other cash payments to acquire interests in joint ventures 0 0 + Proceeds from sales of property, plant and equipment 0 0 - Purchase of property, plant and equipment 145,395,723,000 121,570,765,000 + Proceeds from sales of intangible assets 0 0 - Purchase of intangible assets 16,175,200,000 19,291,829,000 + Proceeds from sales of other long-term assets 0 0 - Purchase of other long-term assets 0 0

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 45 of 125 Concept Accumulated Current Year 2024-01-01 - 2024-06-30 Accumulated Previous Year 2023-01-01 - 2023-06-30 + Proceeds from government grants 0 0 - Cash advances and loans made to other parties 0 0 + Cash receipts from repayment of advances and loans made to other parties 0 0 - Cash payments for futures contracts, forward contracts, option contracts and swap contracts 0 0 + Cash receipts from futures contracts, forward contracts, option contracts and swap contracts 0 0 + Dividends received 0 0 - Interest paid 0 0 + Interest received 3,484,930,000 1,310,166,000 + (-) Income taxes refund (paid) 0 0 + (-) Other inflows (outflows) of cash 2,681,881,000 10,418,302,000 Net cash flows from (used in) investing activities (155,404,112,000) (129,134,126,000) Cash flows from (used in) financing activities [abstract] + Proceeds from changes in ownership interests in subsidiaries that do not result in loss of control 0 0 - Payments from changes in ownership interests in subsidiaries that do not result in loss of control 0 0 + Proceeds from issuing shares 0 0 + Proceeds from issuing other equity instruments 0 0 - Payments to acquire or redeem entity's shares 0 0 - Payments of other equity instruments 0 0 + Proceeds from borrowings 536,422,333,000 431,659,853,000 - Repayments of borrowings 620,190,507,000 436,838,825,000 - Payments of finance lease liabilities 0 0 - Payments of lease liabilities 4,326,617,000 3,975,374,000 + Proceeds from government grants 145,000,000,000 17,700,000,000 - Dividends paid 0 0 - Interest paid 70,733,122,000 75,009,928,000 + (-) Income taxes refund (paid) 0 0 + (-) Other inflows (outflows) of cash 13,497,342,000 32,449,191,000 Net cash flows from (used in) financing activities (330,571,000) (34,015,083,000) Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes (20,089,128,000) 13,592,270,000 Effect of exchange rate changes on cash and cash equivalents [abstract] Effect of exchange rate changes on cash and cash equivalents 18,077,283,000 (13,891,581,000) Net increase (decrease) in cash and cash equivalents (2,011,845,000) (299,311,000) Cash and cash equivalents at beginning of period 68,747,376,000 64,414,511,000 Cash and cash equivalents at end of period 66,735,531,000 64,115,200,000

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

[610000] Statement of changes in equity - Accumulated Current

	Components of equity [axis]								
Sheet 1 of 3	Issued capital [member]	Share premium [member]	Treasury shares [member]	Retained earnings [member]	Revaluation surplus [member]	Reserve of exchange differences on translation [member]	Reserve of cash flow hedges [member]	Reserve of gains and losses on hedging instruments that hedge investments in equity instruments [member]	Reserve of change in value of time value of options [member]
Statement of changes in equity [line items]									
Equity at beginning of period	1,262,938,007,000	0	0	(2,908,487,173,000)	0	(28,679,410,000)	0	0	0
Changes in equity [abstract]									
Comprehensive income [abstract]									
Profit (loss)	0	0	0	(268,619,086,000)	0	0	0	0	0
Other comprehensive income	0	0	0	0	0	39,741,015,000	0	0	0
Total comprehensive income	0	0	0	(268,619,086,000)	0	39,741,015,000	0	0	0
Issue of equity	145,000,000,000	0	0	0	0	0	0	0	0
Dividends recognised as distributions to owners	0	0	0	0	0	0	0	0	0
Increase through other contributions by owners, equity	0	0	0	0	0	0	0	0	0
Decrease through other distributions to owners, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through other changes, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through treasury share transactions, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through share-based payment transactions, equity	0	0	0	0	0	0	0	0	0
Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Total increase (decrease) in equity	145,000,000,000	0	0	(268,619,086,000)	0	39,741,015,000	0	0	0
Equity at end of period	1,407,938,007,000	0	0	(3,177,106,259,000)	0	11,061,605,000	0	0	0

46 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Sheet 2 of 3	Components of equity [axis]								
	Reserve of change in value of forward elements of forward contracts [member]	Reserve of change in value of foreign currency basis spreads [member]	Reserve of gains and losses on financial assets measured at fair value through other comprehensive income [member]	Reserve of gains and losses on remeasuring available-for-sale financial assets [member]	Reserve of share-based payments [member]	Reserve of remeasurements of defined benefit plans [member]	Amount recognised in other comprehensive income and accumulated in equity relating to non-current assets or disposal groups held for sale [member]	Reserve of gains and losses from investments in equity instruments [member]	Reserve of change in fair value of financial liability attributable to change in credit risk of liability [member]
Statement of changes in equity [line items]									
Equity at beginning of period	0	0	0	0	0	21,366,405,000	0	0	0
Changes in equity [abstract]									
Comprehensive income [abstract]									
Profit (loss)	0	0	0	0	0	0	0	0	0
Other comprehensive income	0	0	0	0	0	131,130,474,000	0	0	0
Total comprehensive income	0	0	0	0	0	131,130,474,000	0	0	0
Issue of equity	0	0	0	0	0	0	0	0	0
Dividends recognised as distributions to owners	0	0	0	0	0	0	0	0	0
Increase through other contributions by owners, equity	0	0	0	0	0	0	0	0	0
Decrease through other distributions to owners, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through other changes, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through treasury share transactions, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through share-based payment transactions, equity	0	0	0	0	0	0	0	0	0
Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Total increase (decrease) in equity	0	0	0	0	0	131,130,474,000	0	0	0
Equity at end of period	0	0	0	0	0	152,496,879,000	0	0	0

47 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Sheet 3 of 3	Components of equity [axis]							
	Reserve for catastrophe [member]	Reserve for equalisation [member]	Reserve of discretionary participation features [member]	Other comprehensive income [member]	Other reserves [member]	Equity attributable to owners of parent [member]	Non-controlling interests [member]	Equity [member]
Statement of changes in equity [line items]								
Equity at beginning of period	0	0	0	0	(7,313,005,000)	(1,652,862,171,000)	(116,639,000)	(1,652,978,810,000)
Changes in equity [abstract]								
Comprehensive income [abstract]								
Profit (loss)	0	0	0	0	0	(268,619,086,000)	(28,271,000)	(268,647,357,000)
Other comprehensive income	0	0	0	0	170,871,489,000	170,871,489,000	5,231,000	170,876,720,000
Total comprehensive income	0	0	0	0	170,871,489,000	(97,747,597,000)	(23,040,000)	(97,770,637,000)
Issue of equity	0	0	0	0	0	145,000,000,000	0	145,000,000,000
Dividends recognised as distributions to owners	0	0	0	0	0	0	0	0
Increase through other contributions by owners, equity	0	0	0	0	0	0	0	0
Decrease through other distributions to owners, equity	0	0	0	0	0	0	0	0
Increase (decrease) through other changes, equity	0	0	0	0	0	0	0	0
Increase (decrease) through treasury share transactions, equity	0	0	0	0	0	0	0	0
Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity	0	0	0	0	0	0	0	0
Increase (decrease) through share-based payment transactions, equity	0	0	0	0	0	0	0	0
Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0
Total increase (decrease) in equity	0	0	0	0	170,871,489,000	47,252,403,000	(23,040,000)	47,229,363,000
Equity at end of period	0	0	0	0	163,558,484,000	(1,605,609,768,000)	(139,679,000)	(1,605,749,447,000)

48 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

[610000] Statement of changes in equity - Accumulated Previous

	Components of equity [axis]								
Sheet 1 of 3	Issued capital [member]	Share premium [member]	Treasury shares [member]	Retained earnings [member]	Revaluation surplus [member]	Reserve of exchange differences on translation [member]	Reserve of cash flow hedges [member]	Reserve of gains and losses on hedging instruments that hedge investments in equity instruments [member]	Reserve of change in value of time value of options [member]
Statement of changes in equity [line items]									
Equity at beginning of period	1,096,322,884,000	0	0	(2,916,593,887,000)	0	25,437,211,000	0	0	0
Changes in equity [abstract]									
Comprehensive income [abstract]									
Profit (loss)	0	0	0	82,191,023,000	0	0	0	0	0
Other comprehensive income	0	0	0	0	0	(52,249,726,000)	0	0	0
Total comprehensive income	0	0	0	82,191,023,000	0	(52,249,726,000)	0	0	0
Issue of equity	17,700,000,000	0	0	0	0	0	0	0	0
Dividends recognised as distributions to owners	0	0	0	0	0	0	0	0	0
Increase through other contributions by owners, equity	0	0	0	0	0	0	0	0	0
Decrease through other distributions to owners, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through other changes, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through treasury share transactions, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through share-based payment transactions, equity	0	0	0	0	0	0	0	0	0
Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Total increase (decrease) in equity	17,700,000,000	0	0	82,191,023,000	0	(52,249,726,000)	0	0	0
Equity at end of period	1,114,022,884,000	0	0	(2,834,402,864,000)	0	(26,812,515,000)	0	0	0

49 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Sheet 2 of 3	Components of equity [axis]								
	Reserve of change in value of forward elements of forward contracts [member]	Reserve of change in value of foreign currency basis spreads [member]	Reserve of gains and losses on financial assets measured at fair value through other comprehensive income [member]	Reserve of gains and losses on remeasuring available-for-sale financial assets [member]	Reserve of share-based payments [member]	Reserve of remeasurements of defined benefit plans [member]	Amount recognised in other comprehensive income and accumulated in equity relating to non-current assets or disposal groups held for sale [member]	Reserve of gains and losses from investments in equity instruments [member]	Reserve of change in fair value of financial liability attributable to change in credit risk of liability [member]
Statement of changes in equity [line items]									
Equity at beginning of period	0	0	0	0	0	26,300,177,000	0	0	0
Changes in equity [abstract]									
Comprehensive income [abstract]									
Profit (loss)	0	0		0	0	0	0	0	0
Other comprehensive income	0	0		0	0	0	0	0	0
Total comprehensive income	0	0	0	0	0	0	0	0	0
Issue of equity	0	0	0	0	0	0	0	0	0
Dividends recognised as distributions to owners	0	0	0	0	0	0	0	0	0
Increase through other contributions by owners, equity	0	0	0	0	0	0	0	0	0
Decrease through other distributions to owners, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through other changes, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through treasury share transactions, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity	0	0	0	0	0	0	0	0	0
Increase (decrease) through share-based payment transactions, equity	0	0	0	0	0	0	0	0	0
Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0	0
Total increase (decrease) in equity	0	0		0	0	0	0	0	0
Equity at end of period	0	0	0	0	0	26,300,177,000	0	0	0

50 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Sheet 3 of 3	Components of equity [axis]							
	Reserve for catastrophe [member]	Reserve for equalisation [member]	Reserve of discretionary participation features [member]	Other comprehensive income [member]	Other reserves [member]	Equity attributable to owners of parent [member]	Non-controlling interests [member]	Equity [member]
Statement of changes in equity [line items]								
Equity at beginning of period	0	0	0	0	51,737,388,000	(1,768,533,615,000)	(288,610,000)	(1,768,822,225,000)
Changes in equity [abstract]								
Comprehensive income [abstract]								
Profit (loss)	0	0	0	0	0	82,191,023,000	(31,868,000)	82,159,155,000
Other comprehensive income	0	0	0	0	(52,249,726,000)	(52,249,726,000)	(5,657,000)	(52,255,383,000)
Total comprehensive income	0	0	0	0	(52,249,726,000)	29,941,297,000	(37,525,000)	29,903,772,000
Issue of equity	0	0	0	0	0	17,700,000,000	0	17,700,000,000
Dividends recognised as distributions to owners	0	0	0	0	0	0	0	0
Increase through other contributions by owners, equity	0	0	0	0	0	0	0	0
Decrease through other distributions to owners, equity	0	0	0	0	0	0	0	0
Increase (decrease) through other changes, equity	0	0	0	0	0	0	0	0
Increase (decrease) through treasury share transactions, equity	0	0	0	0	0	0	0	0
Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity	0	0	0	0	0	0	0	0
Increase (decrease) through share-based payment transactions, equity	0	0	0	0	0	0	0	0
Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0
Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied	0	0	0	0	0	0	0	0
Total increase (decrease) in equity	0	0	0	0	(52,249,726,000)	47,641,297,000	(37,525,000)	47,603,772,000
Equity at end of period	0	0	0	0	(512,338,000)	(1,720,892,318,000)	(326,135,000)	(1,721,218,453,000)

51 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 52 of 125 [700000] Informative data about the Statement of financial position Concept Close Current Quarter 2024-06-30 Close Previous Exercise 2023-12-31 Informative data of the Statement of Financial Position [abstract] Capital stock (nominal) 1,407,938,007,000 1,262,938,007,000 Restatement of capital stock 0 0 Plan assets for pensions and seniority premiums 563,651,000 145,286,000 Number of executives 0 0 Number of employees 129,900 128,616 Number of workers 0 0 Outstanding shares 0 0 Repurchased shares 0 0 Restricted cash 0 0 Guaranteed debt of associated companies 0 0

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 53 of 125 [700002] Informative data about the Income statement Concept Accumulated Current Year 2024-01-01 - 2024-06- 30 Accumulated Previous Year 2023-01-01 - 2023-06- 30 Quarter Current Year 2024-04-01 - 2024-06- 30 Quarter Previous Year 2023-04-01 - 2023-06- 30 Informative data of the Income Statement [abstract] Operating depreciation and amortization 74,258,629,000 56,791,178,000 41,377,932,000 28,735,620,000

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 54 of 125 [700003] Informative data - Income statement for 12 months Concept Current Year 2023-07-01 - 2024-06-30 Previous Year 2022-07-01 - 2023-06-30 Informative data - Income Statement for 12 months [abstract] Revenue 1,702,768,223,000 2,053,941,280,000 Profit (loss) from operating activities 91,504,500,000 60,110,488,000 Profit (loss) (342,654,848,000) (65,491,482,000) Profit (loss), attributable to owners of parent (342,703,395,000) (65,314,409,000) Operating depreciation and amortization 155,022,727,000 127,149,000,000

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

[800001] Breakdown of credits

Institution [axis]	Foreign institution (yes/no)	Contract signing date	Expiration date	Interest rate	Denomination [axis]											
					Domestic currency [member]						Foreign currency [member]					
					Time interval [axis]						Time interval [axis]					
					Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]	Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]
Banks [abstract]																
Foreign trade																
TOTAL					0	0	0	0	0	0	0	0	0	0	0	0
Banks - secured																
BNP PARIBAS (1) (8) 1	SI	2018-11-30	2028-11-14	SOFR 6M 4.48% + 2.03	0	0	0	0	0	0	229,716,000	229,716,000	459,433,000	459,433,000	459,433,000	229,716,000
CITIBANK NA (1) (8) 2	SI	2015-09-30	2025-12-15	SOFR 6M 4.82% + 1.33	0	0	0	0	0	0	459,433,000	459,433,000	459,433,000	0	0	0
CREDIT AGRICOLE CI (1) (8) 3	SI	2015-09-30	2025-12-15	SOFR 6M 4.82% + 1.33	0	0	0	0	0	0	436,461,000	436,461,000	436,461,000	0	0	0
HSBC BANK USA NATI (1) (8) 4	SI	2018-12-04	2025-10-02	SOFR 6M 4.49% + 1.83	0	0	0	0	0	0	237,725,000	237,725,000	0	0	0	0
SUMITOMO MITSUI BA (1) (8) 5	SI	2019-07-17	2028-01-29	SOFR 6M 5.25% + 1.27	0	0	0	0	0	0	237,643,000	237,643,000	475,285,000	475,285,000	475,285,000	0
SUMITOMO MITSUI BA (1) (8) 6	SI	2021-04-02	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	127,695,000	127,695,000	255,390,000	255,390,000	255,390,000	760,524,000
SUMITOMO MITSUI BA (1) (8) 7	SI	2021-11-08	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	5,736,000	5,736,000	11,472,000	11,472,000	11,472,000	34,416,000
SUMITOMO MITSUI BA (1) (8) 8	SI	2021-09-21	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	2,464,000	2,464,000	4,928,000	4,928,000	4,928,000	14,784,000
SUMITOMO MITSUI BA (1) (8) 9	SI	2021-11-16	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	3,066,000	3,066,000	6,131,000	6,131,000	6,131,000	18,394,000
SUMITOMO MITSUI BA (1) (8) 10	SI	2022-01-03	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	6,155,000	6,155,000	12,309,000	12,309,000	12,309,000	36,928,000
SUMITOMO MITSUI BA (1) (8) 11	SI	2022-12-05	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	2,536,000	2,536,000	5,072,000	5,072,000	5,072,000	15,215,000
SUMITOMO MITSUI BA (1) (8) 12	SI	2022-07-18	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	3,911,000	3,911,000	7,821,000	7,821,000	7,821,000	23,463,000
SUMITOMO MITSUI BA (1) (8) 13	SI	2022-11-08	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	2,583,000	2,583,000	5,167,000	5,167,000	5,167,000	15,500,000
SUMITOMO MITSUI BA (1) (8) 14	SI	2022-09-15	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	3,951,000	3,951,000	7,901,000	7,901,000	7,901,000	23,703,000
SUMITOMO MITSUI BA (1) (8) 15	SI	2023-01-20	2031-01-22	SOFR 6M 5.16% + 1.81	0	0	0	0	0	0	1,335,000	1,335,000	2,670,000	2,670,000	2,670,000	8,011,000
INT DEV NO PAG 16	NO	2024-06-30	2024-06-30		0	0	0	0	0	0	158,399,000	0	0	0	0	0
TOTAL					0	0	0	0	0	0	1,918,809,000	1,760,410,000	2,149,473,000	1,253,579,000	1,253,579,000	1,180,654,000
Commercial banks																
BANCO MERCANTIL DE (6) (11) 17	NO	2014-12-23	2025-03-19	TIIE a 91 dias 11.39% + 0.85	487,805,000	243,902,000	0	0	0	0	0	0	0	0	0	0
BANCO MERCANTIL DE (6) (11) 18	NO	2024-07-05	2024-08-07	TIIE a 91 dias 11.17% + 4.00	1,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MERCANTIL DE (6) (11) 19	NO	2024-05-15	2024-07-15	TIIE a 91 dias 11.17% + 4.00	1,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MERCANTIL DE (6) (11) 20	NO	2024-05-24	2024-09-23	TIIE a 91 dias 11.39% + 4.00	1,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MERCANTIL DE (6) (11) 21	NO	2024-03-06	2024-02-09	TIIE a 91 dias 11.16% + 4.00	500,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MERCANTIL DE (6) (11) 22	NO	2024-06-06	2024-05-08	TIIE a 91 dias 11.17% + 4.00	1,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MERCANTIL DE (6) (11) 23	NO	2024-06-14	2024-07-15	TIIE a 28 dias 11.25%+4.00	1,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MERCANTIL DE (6) (11) 24	NO	2024-06-17	2024-08-16	TIIE a 28 dias 11.25%+4.00	2,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MERCANTIL DE (6) (11) 25	NO	2024-06-28	2024-08-27	TIIE a 28 dias 11.25%+4.00	1,500,000,000	0	0	0	0	0	0	0	0	0	0	0
BBVA BANCOMER SA (6) (11) 26	NO	2014-12-19	2025-02-01	TIIE a 91 dias 11.39% + 0.95	243,902,000	121,952,000	0	0	0	0	0	0	0	0	0	0
BBVA BANCOMER SA (6) (11) 27	NO	2015-10-07	2025-07-07	TIIE a 91 dias 11.39% + 0.95	900,000,000	900,000,000	450,000,000	0	0	0	0	0	0	0	0	0
BBVA BANCOMER SA (6) (11) 28	NO	2019-05-27	2025-02-01	TIIE a 91 dias 11.39% + 1.25	0	5,000,000,000	0	0	0	0	0	0	0	0	0	0
BBVA BANCOMER SA (6) (11) 29	NO	2024-04-26	2025-04-25	TIIE a 28 dias	0	850,000,000	0	0	0	0	0	0	0	0	0	0

55 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Institution [axis]	Foreign institution (yes/no)	Contract signing date	Expiration date	Interest rate	Denomination [axis]											
					Domestic currency [member]						Foreign currency [member]					
					Time interval [axis]						Time interval [axis]					
					Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]	Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]
				11.25%+4.00												
DEUTSCHE BANK AG (1) (8) 30	SI	2021-07-14	2024-08-07	SOFR 3M 5.59%+3.2	0	0	0	0	0	0	918,754,000	0	0	0	0	0
DEUTSCHE BANK AG (1) (8) 31	SI	2023-02-03	2025-02-28	SOFR 3M 5.34%+4.5	0	0	0	0	0	0	1,378,298,000	683,417,000	0	0	0	0
HSBC MEXICO SA INS (6) (11) 32	NO	2014-07-29	2024-07-25	TIIE a 91 dias 11.17% + 1.90	650,000,000	0	0	0	0	0	0	0	0	0	0	0
HSBC MEXICO SA INS (6) (11) 33	NO	2014-09-09	2024-07-25	TIIE a 91 dias 11.17% + 1.90	100,000,000	0	0	0	0	0	0	0	0	0	0	0
THE BANK OF NOVA S (1) (8) 34	SI	2021-07-21	2024-07-19	SOFR 3M 5.33% + 4.51	0	0	0	0	0	0	13,782,975,000	0	0	0	0	0
SCOTIA INVERLAT CA (1) 35	NO	2023-10-25	2025-04-23	SOFR 1M 5.34% + 4.54	0	0	0	0	0	0	0	1,814,009,000	0	0	0	0
SCOTIA INVERLAT CA (1) 36	NO	2023-09-11	2025-04-23	SOFR 1M 5.34% + 4.54	0	0	0	0	0	0	0	1,065,883,000	0	0	0	0
BBVA BANCOMER SA (6) (11) 37	NO	2024-05-16	2024-08-29	TIIE a 28 dias 11.25%+4.25	14,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BBVA BANCOMER SA (6) (11) 38	NO	2024-06-13	2024-04-07	TIIE a 28 dias 11.25%+4.25	6,500,000,000	0	0	0	0	0	0	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 39	SI	2021-01-20	2024-12-16	SOFR 1W 7.14% + 3.04	0	0	0	0	0	0	26,647,085,000	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 40	SI	2022-01-18	2024-12-16	SOFR 1W 7.14% + 3.04	0	0	0	0	0	0	6,432,055,000	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 41	SI	2022-09-20	2024-12-16	SOFR 1W 7.14% + 3.04	0	0	0	0	0	0	2,756,595,000	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 42	SI	2022-11-10	2024-12-16	SOFR 1W 7.14% + 3.04	0	0	0	0	0	0	8,269,785,000	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 43	SI	2022-11-18	2024-12-16	SOFR 1W 7.14% + 3.04	0	0	0	0	0	0	8,269,785,000	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 44	SI	2023-02-16	2024-12-16	SOFR 1W 7.14% + 3.04	0	0	0	0	0	0	4,594,325,000	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 45	SI	2023-02-17	2024-12-16	SOFR 1W 7.14% + 3.04	0	0	0	0	0	0	2,903,613,000	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 46	SI	2023-02-27	2024-12-16	SOFR 1W 7.14% + 3.04	0	0	0	0	0	0	4,594,325,000	0	0	0	0	0
MIZUHO BANK LTD (1) (8) 47	SI	2019-12-13	2026-11-30	SOFR 1M 5.33% + 4.85	0	0	0	0	0	0	0	0	0	27,565,950,000	0	0
BANCO INBURSA SA I (6) (11) 48	NO	2023-08-18	2024-08-16	TIIE a 28 dias 11.25%+3.65	5,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO INBURSA SA I (6) (11) 49	NO	2023-09-13	2024-09-13	TIIE a 28 dias 11.25%+3.65	4,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO INBURSA SA I (6) (11) 50	NO	2024-02-23	2024-08-21	TIIE a 28 dias 11.25%+3.50	3,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO INBURSA SA I (6) (11) 51	NO	2024-02-28	2024-08-26	TIIE a 28 dias 11.24%+3.50	4,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MULTIVA SA (6) (11) 52	NO	2024-04-03	2024-08-30	TIIE a 28 dias 11.24%+2.60	1,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MULTIVA SA (6) (11) 53	NO	2024-04-29	2024-11-22	TIIE a 28 dias 11.24%+2.60	3,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO MULTIVA SA (6) (11) 54	NO	2024-06-18	2025-07-01	TIIE a 28 dias 11.24%+3.10	0	1,700,000,000	0	0	0	0	0	0	0	0	0	0
BANCO SANTANDER SA (6) (11) 55	NO	2024-04-29	2024-07-26	TIIE a 28 dias 11.24%+1.60	4,000,000,000	0	0	0	0	0	0	0	0	0	0	0
BANCO NAC DE OBRAS (6) (11) 56	NO	2023-05-24	2028-05-24	TIIE a 28 dias 11.24%+2.00	760,000,000	760,000,000	1,520,000,000	1,520,000,000	14,440,000,000	0	0	0	0	0	0	0
MUFG BANK MÉXICO (6) (11) 57	NO	2024-03-06	2024-11-29	TIIE a 28 dias 11.25%+3.15	2,150,000,000	0	0	0	0	0	0	0	0	0	0	0
NACIONAL FINANCIER (6) (11) 58	NO	2024-06-25	2026-07-31	TIIE a 28 dias 11.25%+2.70	189,000,000	189,000,000	378,000,000	5,481,399,000	0	0	0	0	0	0	0	0
BANCO NAC DE OBRAS (6) (11) 59	NO	2024-06-25	2026-07-31	TIIE a 28 dias 11.25%+2.70	162,000,000	162,000,000	324,000,000	4,624,908,000	0	0	0	0	0	0	0	0
BANCO NACIONAL DE (6) (11) 60	NO	2024-06-25	2026-07-31	TIIE a 28 dias 11.25%+2.70	351,000,000	351,000,000	702,000,000	10,177,423,000	0	0	0	0	0	0	0	0
BANCO INBURSA SA I (1) (7) 61	NO	2023-03-13	2033-03-13	10.3750 FIJA	0	0	0	0	0	0	0	0	0	0	0	3,675,460,000
BANCO INBURSA SA I (1) (7) 62	NO	2023-03-16	2033-03-16	10.3750 FIJA	0	0	0	0	0	0	0	0	0	0	0	9,877,799,000
NACIONAL FINANCIER (1) (8) 63	NO	2017-12-17	2025-12-26	SOFR 3M + 2.5	0	0	0	0	0	0	382,983,000	382,983,000	381,513,000	0	0	0
BNP PARIBAS (1) (8) 64	SI	2024-05-06	2024-10-07	6.8800 FIJA	0	0	0	0	0	0	83,710,000	0	0	0	0	0

56 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Institution [axis]	Foreign institution (yes/no)	Contract signing date	Expiration date	Interest rate	Denomination [axis]											
					Domestic currency [member]						Foreign currency [member]					
					Time interval [axis]						Time interval [axis]					
					Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]	Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]
GLAS USA LLC (BN) 65	SI	2024-06-20	2024-07-24	SOFR+3.95	0	0	0	0	0	0	12,153,312,000	0	0	0	0	0
GLAS USA LLC (23/26) 66	SI	2024-10-06	2024-07-15	SOFR+3.95	0	0	0	0	0	0	27,184,950,000	0	0	0	0	0
BANCO LATINOAMERICANO DE COMERCIO EXTERIOR 67	SI	2024-05-06	2024-05-07	SOFR+3.95	0	0	0	0	0	0	3,216,028,000	0	0	0	0	0
GLAS USA LLC 68	SI	2024-10-06	2024-10-07	SOFR 1M + 4.6	0	0	0	0	0	0	2,756,595,000	0	0	0	0	0
GLAS USA LLC 69	SI	2024-06-14	2024-07-15	SOFR 1M + 4.6	0	0	0	0	0	0	1,470,184,000	0	0	0	0	0
BANCO NAL DE COM EX (1) (8) 70	NO	2023-07-24	2024-07-24	TIIE91 + 1.4	72,601,000	0	0	0	0	0	0	0	0	0	0	0
BANCO NAL DE COM EX (1) (8) 71	NO	2022-06-07	2025-12-31	TIIE28 + 1.9	26,278,000	26,278,000	880,231,000	0	0	0	0	0	0	0	0	0
BANCO NAC DE OBRAS (6) (11) 72	NO	2022-06-07	2025-12-31	TIIE28 + 1.9	1,149,025,000	1,149,025,000	27,104,593,000	0	0	0	0	0	0	0	0	0
ESTADO LIBRE Y SOB (6) (11) 73	NO	2016-06-17	2027-01-17	TIIE28 4.1046 + 0.9	79,573,000	81,868,000	170,888,000	104,266,000	0	0	0	0	0	0	0	0
NACIONAL FINANCIER (1) (8) 74	NO	2016-01-28	2030-09-30	SOFR 1M + 3.5	0	0	0	0	0	0	103,578,000	120,632,000	251,317,000	272,140,000	295,477,000	871,829,000
BANCO NAL DE COM EX (1) (8) 75	NO	2016-01-28	2030-09-30	SOFR 1M + 3.5	0	0	0	0	0	0	86,146,000	100,329,000	209,019,000	226,338,000	245,747,000	725,098,000
BANCO AZTECA (1) (8) 76	NO	2016-01-28	2030-09-30	SOFR 1M + 3.5	0	0	0	0	0	0	81,182,000	94,548,000	196,975,000	213,296,000	231,587,000	683,317,000
NACIONAL FINANCIER (1) (8) 77	NO	2016-01-28	2030-09-30	SOFR 1M + 3.5	0	0	0	0	0	0	66,547,000	77,504,000	161,467,000	174,846,000	189,839,000	561,221,000
BANCO NAL DE COM EX (1) (8) 78	NO	2016-01-28	2030-09-30	SOFR 1M + 3.5	0	0	0	0	0	0	66,547,000	77,504,000	161,467,000	174,846,000	189,839,000	561,221,000
BANCO INBURSA SA I (6) (7) 79	NO	2022-03-31	2029-03-29	TIIE28 + 4.5	542,401,000	580,517,000	1,287,028,000	1,475,100,000	1,690,816,000	1,921,322,000	0	0	0	0	0	0
BANCO MULTIVA S.A. (6) (11) 80	NO	2016-04-29	2029-08-20	TIIE28 5.1150 + 2.95	11,229,000	12,144,000	27,850,000	32,778,000	38,198,000	48,701,000	0	0	0	0	0	0
INT DEV NO PAG 81	NO	2024-06-30	2024-06-30		922,079,000	0	0	0	0	0	1,369,780,000	0	0	0	0	0
TOTAL					62,296,893,000	12,127,686,000	32,844,590,000	23,415,874,000	16,169,014,000	1,970,023,000	129,569,137,000	4,416,809,000	1,361,758,000	28,627,416,000	1,152,489,000	16,955,945,000
Other banks																
MARVERDE INFRAESTRU (1) (7) 82	SI	2016-06-17	2031-06-17	8.3800 FIJA	0	0	0	0	0	0	700,673,000	730,567,000	1,555,969,000	1,691,568,000	1,838,984,000	6,721,484,000
FIRST RESERVE (1) (7) 83	NO	2016-07-07	2036-08-07	8.8900 FIJA	0	0	0	0	0	0	274,612,000	274,612,000	549,223,000	549,223,000	549,223,000	4,439,555,000
INT DEV NO PAG 84	NO	2024-06-30	2024-06-30		0	0	0	0	0	0	0	0	0	0	0	0
TOTAL					0	0	0	0	0	0	975,285,000	1,005,179,000	2,105,192,000	2,240,791,000	2,388,207,000	11,161,039,000
Total banks																
TOTAL					62,296,893,000	12,127,686,000	32,844,590,000	23,415,874,000	16,169,014,000	1,970,023,000	132,463,231,000	7,182,398,000	5,616,423,000	32,121,786,000	4,794,275,000	29,297,638,000
Stock market [abstract]																
Listed on stock exchange - unsecured																
CI Banco, S.A. Ins (6) (11) 85	NO	2019-12-23	2024-12-16	TIIE28 11.24% + 1.00	5,099,327,000	0	0	0	0	0	0	0	0	0	0	0
DEUTSCHE BANK AG (1) (7) 86	SI	2024-04-18	2025-03-20	SOFR ON 5.34% + 3.00	0	0	0	0	0	0	0	9,188,650,000	0	0	0	0
BANCO INVEX SA INS (6) (7) 87	NO	2013-09-26	2024-12-09	7.1900 FIJA	57,398,264,000	0	0	0	0	0	0	0	0	0	0	0
BANCO INVEX SA INS (6) (7) 88	NO	2014-11-27	2026-12-11	7.4700 FIJA	0	0	0	31,298,002,000	0	0	0	0	0	0	0	0
BANCO INVEX SA INS (7) (7) 89	NO	2012-11-29	2028-11-05	3.0200 FIJA	0	0	0	0	5,862,479,000	0	0	0	0	0	0	0
BANCO INVEX SA INS (7) (7) 90	NO	2014-01-30	2026-01-15	3.9400 FIJA	0	0	25,461,082,000	0	0	0	0	0	0	0	0	0
BANCO INVEX SA INS (7) (7) 91	NO	2015-09-30	2035-05-09	5.2300 FIJA	0	0	0	0	0	9,243,934,000	0	0	0	0	0	0
DEUTSCHE BANK AG (1) (7) 92	SI	2005-08-06	2035-06-15	6.6250 FIJA	0	0	0	0	0	0	0	0	0	0	0	32,160,275,000
DEUTSCHE BANK AG (1) (7) 93	SI	2008-04-06	2038-06-15	6.6250 FIJA	0	0	0	0	0	0	0	0	0	0	0	9,128,005,000
DEUTSCHE BANK AG (2) (7) 94	SI	2005-02-22	2025-02-24	5.5000 FIJA	0	0	0	0	0	0	0	19,674,740,000	0	0	0	0
DEUTSCHE BANK AG (2) (7) 95	SI	2014-04-16	2026-04-16	3.7500 FIJA	0	0	0	0	0	0	0	0	19,660,943,000	0	0	0
DEUTSCHE BANK AG (2) (7) 96	SI	2015-04-21	2027-04-21	2.7500 FIJA	0	0	0	0	0	0	0	0	0	24,529,067,000	0	0
DEUTSCHE BANK AG (2) (7) 97	SI	2015-06-11	2030-06-11	4.6250 FIJA	0	0	0	0	0	0	0	0	0	0	0	1,905,171,000
DEUTSCHE BANK AG (2) (7) 98	SI	2017-02-21	2028-02-21	4.8750 FIJA	0	0	0	0	0	0	0	0	0	0	24,482,335,000	0
DEUTSCHE BANK AG (2) (7) 99	SI	2018-05-24	2025-11-24	3.6250 FIJA	0	0	0	0	0	0	0	0	12,775,338,000	0	0	0
DEUTSCHE BANK AG (2) (7) 100	SI	2018-05-24	2029-02-26	4.7500 FIJA	0	0	0	0	0	0	0	0	0	0	0	24,487,531,000
DEUTSCHE BANK AG (5) (7) 101	SI	2017-11-16	2025-11-16	3.7500 FIJA	0	0	0	0	0	0	0	0	10,440,494,000	0	0	0
DEUTSCHE BANK TRUS (1) (7) 102	SI	1997-09-18	2027-09-16	9.5000 FIJA	0	0	0	0	0	0	0	0	0	0	436,461,000	0
DEUTSCHE BANK TRUS (1) (7) 103	SI	2004-12-30	2027-09-15	9.5000 FIJA	0	0	0	0	0	0	0	0	0	0	4,448,170,000	0
DEUTSCHE BANK TRUS (1) (7) 104	SI	2010-08-30	2035-06-15	6.6250 FIJA	0	0	0	0	0	0	0	0	0	0	0	19,016,969,000

57 of 125

PEMEX | Consolidated
Ticker: PEMEX | Quarter: 2 | Year: 2024

Institution [axis]	Foreign institution (yes/no)	Contract signing date	Expiration date	Interest rate	Denomination [axis]											
					Domestic currency [member]						Foreign currency [member]					
					Time interval [axis]						Time interval [axis]					
					Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]	Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]
DEUTSCHE BANK TRUS (1) (7) 105	SI	2010-09-28	2060-12-28	6.6250 FIJA	0	0	0	0	0	0	0	0	0	0	0	18,362,482,000
DEUTSCHE BANK TRUS (1) (7) 106	SI	2011-02-06	2041-02-06	6.5000 FIJA	0	0	0	0	0	0	0	0	0	0	0	28,885,829,000
DEUTSCHE BANK TRUS (1) (7) 107	SI	2012-06-26	2044-06-27	5.5000 FIJA	0	0	0	0	0	0	0	0	0	0	0	12,043,270,000
DEUTSCHE BANK TRUS (1) (7) 108	SI	2014-01-23	2045-01-23	6.3750 FIJA	0	0	0	0	0	0	0	0	0	0	0	21,716,305,000
DEUTSCHE BANK TRUS (1) (7) 109	SI	2014-10-15	2025-01-15	4.2500 FIJA	0	0	0	0	0	0	0	11,684,234,000	0	0	0	0
DEUTSCHE BANK TRUS (1) (7) 110	SI	2015-01-23	2026-01-23	4.5000 FIJA	0	0	0	0	0	0	0	0	20,680,580,000	0	0	0
DEUTSCHE BANK TRUS (1) (7) 111	SI	2015-01-23	2046-01-23	5.6300 FIJA	0	0	0	0	0	0	0	0	0	0	0	11,177,638,000
DEUTSCHE BANK TRUS (1) (7) 112	SI	2016-04-02	2026-04-08	6.8750 FIJA	0	0	0	0	0	0	0	0	0	46,385,443,000	0	0
DEUTSCHE BANK TRUS (1) (7) 113	SI	2016-09-21	2047-09-21	6.7500 FIJA	0	0	0	0	0	0	0	0	0	0	0	101,043,933,000
DEUTSCHE BANK TRUS (1) (7) 114	SI	2016-12-13	2027-03-13	6.5000 FIJA	0	0	0	0	0	0	0	0	0	74,389,184,000	0	0
DEUTSCHE BANK TRUS (1) (7) 115	SI	2018-12-02	2028-12-02	5.3500 FIJA	0	0	0	0	0	0	0	0	0	0	36,515,424,000	0
DEUTSCHE BANK TRUS (1) (7) 116	SI	2018-12-02	2048-12-02	6.3500 FIJA	0	0	0	0	0	0	0	0	0	0	0	28,840,244,000
DEUTSCHE BANK TRUS (1) (7) 117	SI	2018-10-23	2029-01-23	6.5000 FIJA	0	0	0	0	0	0	0	0	0	0	0	22,133,529,000
DEUTSCHE BANK TRUS (1) (7) 118	SI	2019-09-23	2027-01-23	6.4900 FIJA	0	0	0	0	0	0	0	0	0	28,448,628,000	0	0
DEUTSCHE BANK TRUS (1) (7) 119	SI	2019-09-23	2030-01-23	6.8400 FIJA	0	0	0	0	0	0	0	0	0	0	0	43,259,620,000
DEUTSCHE BANK TRUS (1) (7) 120	SI	2019-09-23	2050-01-23	7.6900 FIJA	0	0	0	0	0	0	0	0	0	0	0	148,083,183,000
DEUTSCHE BANK TRUS (1) (7) 121	SI	2020-01-28	2031-01-28	5.9500 FIJA	0	0	0	0	0	0	0	0	0	0	0	69,756,124,000
DEUTSCHE BANK TRUS (1) (7) 122	SI	2020-01-28	2060-01-28	6.9500 FIJA	0	0	0	0	0	0	0	0	0	0	0	69,707,332,000
DEUTSCHE BANK TRUS (1) (7) 123	SI	2020-10-16	2025-10-16	6.8750 FIJA	0	0	0	0	0	0	0	0	16,795,910,000	0	0	0
DEUTSCHE BANK TRUS (1) (7) 124	SI	2021-12-16	2032-02-17	6.7000 FIJA	0	0	0	0	0	0	0	0	0	0	0	124,984,747,000
DEUTSCHE BANK TRUS (1) (7) 125	SI	2022-02-06	2029-04-06	8.7500 FIJA	0	0	0	0	0	0	0	0	0	0	18,236,610,000	18,236,610,000
DEUTSCHE BANK TRUS (1) (7) 126	SI	2023-07-02	2033-07-02	10.0000 FIJA	0	0	0	0	0	0	0	0	0	0	0	35,921,234,000
INT DEV NO PAG 127	NO	2024-06-30	2024-06-30		2,196,743,000	0	0	0	0	0	28,300,374,000	0	0	0	0	0
TOTAL					64,694,334,000	0	25,461,082,000	31,298,002,000	5,862,479,000	9,243,934,000	28,300,374,000	40,547,624,000	80,353,265,000	173,752,322,000	84,119,000,000	840,850,031,000
Listed on stock exchange - secured																
TOTAL					0	0	0	0	0	0	0	0	0	0	0	0
Private placements - unsecured																
TOTAL					0	0	0	0	0	0	0	0	0	0	0	0
Private placements - secured																
WELLS FARGO NA (1) (8) 128	SI	2014-10-14	2025-04-15	SOFR 3M 5.33% + 0.61	0	0	0	0	0	0	459,433,000	458,929,000	0	0	0	0
MIZUHO BANK LTD (3) (7) 129	SI	2016-07-26	2026-07-24	0.5400 FIJA	0	0	0	0	0	0	0	0	0	9,138,139,000	0	0
WELLS FARGO NA (1) (7) 130	SI	2014-10-20	2025-04-15	2.3780 FIJA	0	0	0	0	0	0	459,433,000	459,268,000	0	0	0	0
WELLS FARGO NA (1) (7) 131	SI	2015-07-31	2025-12-15	2.4600 FIJA	0	0	0	0	0	0	482,404,000	482,404,000	481,837,000	0	0	0
INT DEV NO PAG 132	NO	2024-06-30	2024-06-30		0	0	0	0	0	0	38,897,000	0	0	0	0	0
TOTAL					0	0	0	0	0	0	1,440,167,000	1,400,601,000	481,837,000	9,138,139,000	0	0
Total listed on stock exchanges and private placements																
TOTAL					64,694,334,000	0	25,461,082,000	31,298,002,000	5,862,479,000	9,243,934,000	29,740,541,000	41,948,225,000	80,835,102,000	182,890,461,000	84,119,000,000	840,850,031,000
Other current and non-current liabilities with cost [abstract]																
Other current and non-current liabilities with cost																
CITIGROUP GLOBAL M (6) (11) 133	SI	2024-02-29	2026-04-03	TIIE28 11.25% + 2.65	17,211,032,000	10,549,458,000	23,457,436,000	0	0	0	0	0	0	0	0	0
NACIONAL FINANCIERA, SNC 134	NO	2024-06-25	2024-09-12	CETES a 182 dias 11.20% +2.16	30,170,000	0	0	0	0	0	0	0	0	0	0	0
FINANCIERA BAJIO, SA DE CV. SOFOMER 135	NO	2024-06-26	2024-10-12	CETES a 182 dias 11.31% +3.60	991,501,000	0	0	0	0	0	0	0	0	0	0	0
ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 136	NO	2024-03-06	2024-11-29	CETES a 182 dias 11.31% +3.84	2,486,113,000	0	0	0	0	0	0	0	0	0	0	0

58 of 125

PEMEX | Consolidated
Ticker: PEMEX | Quarter: 2 | Year: 2024

Institution [axis]	Foreign institution (yes/no)	Contract signing date	Expiration date	Interest rate	Denomination [axis]											
					Domestic currency [member]						Foreign currency [member]					
					Time interval [axis]						Time interval [axis]					
					Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]	Current year [member]	Until 1 year [member]	Until 2 years [member]	Until 3 years [member]	Until 4 years [member]	Until 5 years or more [member]
ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 137	NO	2024-06-27	2024-11-12	CETES a 182 dias 11.31% +3.84	3,881,494,000	0	0	0	0	0	0	0	0	0	0	0
ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 138	NO	2024-06-27	2024-11-12	CETES a 182 dias 11.31% +3.84	4,769,735,000	0	0	0	0	0	0	0	0	0	0	0
BANCO SANTANDER SA (6) (11) 139	NO	2024-05-31	2024-11-27	CETES a 182 dias 11.31% +3.11	452,751,000	0	0	0	0	0	0	0	0	0	0	0
HSBC MEXICO, S.A. (BILATERAL) 140	NO	2024-06-28	2024-12-23	TIIE28 11.50% + 3.75	3,416,863,000	0	0	0	0	0	0	0	0	0	0	0
HSBC MEXICO, S.A. (BILATERAL) 141	NO	2024-06-28	2024-12-23	SOFR+4.00	0	0	0	0	0	0	1,464,874,000	0	0	0	0	0
FINANCIERA BAJIO, SA DE CV. SOFOMER 142	NO	2024-06-26	2024-10-12	CETES a 182 dias 11.31% +3.60	6,080,000	0	0	0	0	0	0	0	0	0	0	0
ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 143	NO	2024-06-27	2024-11-12	CETES a 182 dias 11.31% +3.84	266,271,000	0	0	0	0	0	0	0	0	0	0	0
ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 144	NO	2024-06-25	2024-09-12	CETES a 182 dias 11.31% +2.116	95,653,000	0	0	0	0	0	0	0	0	0	0	0
INT DEV NO PAG 145	NO	2024-06-30	2024-06-30		226,174,000	0	0	0	0	0	0	0	0	0	0	0
TOTAL					33,833,837,000	10,549,458,000	23,457,436,000	0	0	0	1,464,874,000	0	0	0	0	0
Total other current and non-current liabilities with cost																
TOTAL					33,833,837,000	10,549,458,000	23,457,436,000	0	0	0	1,464,874,000	0	0	0	0	0
Suppliers [abstract]																
Suppliers																
TOTAL					0	0	0	0	0	0	0	0	0	0	0	0
Total suppliers																
TOTAL					0	0	0	0	0	0	0	0	0	0	0	0
Other current and non-current liabilities [abstract]																
Other current and non-current liabilities																
TOTAL					0	0	0	0	0	0	0	0	0	0	0	0
Total other current and non-current liabilities																
TOTAL					0	0	0	0	0	0	0	0	0	0	0	0
Total credits																
TOTAL					160,825,064,000	22,677,144,000	81,763,108,000	54,713,876,000	22,031,493,000	11,213,957,000	163,668,646,000	49,130,623,000	86,451,525,000	215,012,247,000	88,913,275,000	870,147,669,000

59 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 60 of 125 [800003] Annex - Monetary foreign currency position Currencies [axis] Dollars [member] Dollar equivalent in pesos [member] Other currencies equivalent in dollars [member] Other currencies equivalent in pesos [member] Total pesos [member] Foreign currency position [abstract] Monetary assets [abstract] Current monetary assets 18,856,942,000 346,539,679,000 8,471,084,000 155,675,649,000 502,215,328,000 Non-current monetary assets 6,000 119,000 0 0 119,000 Total monetary assets 18,856,948,000 346,539,798,000 8,471,084,000 155,675,649,000 502,215,447,000 Liabilities position [abstract] Current liabilities 88,451,991,000 1,625,508,777,000 30,138,320,000 553,860,946,000 2,179,369,723,000 Non-current liabilities 62,637,652,000 1,151,110,914,000 5,217,012,000 95,874,595,000 1,246,985,509,000 Total liabilities 151,089,643,000 2,776,619,691,000 35,355,332,000 649,735,541,000 3,426,355,232,000 Net monetary assets (liabilities) (132,232,695,000) (2,430,079,893,000) (26,884,248,000) (494,059,892,000) (2,924,139,785,000)

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

[800005] Annex - Distribution of income by product

	Income type [axis]			
	National income [member]	Export income [member]	Income of subsidiaries abroad [member]	Total income [member]
PETROLÍFEROS				
COMBUSTOLEO	10,112,609,000	44,486,559,000	0	54,599,168,000
DIESEL	101,562,875,000	462,737,000	0	102,025,612,000
GAS L.P.	20,104,054,000	0	0	20,104,054,000
GASOLINA MAGNA SIN	178,676,285,000	102,160,000	20,879,067,000	199,657,512,000
GASOLINA PREMIUM	52,505,356,000	0	0	52,505,356,000
TURBOSINA	32,283,505,000	295,577,000	0	32,579,082,000
PETRÓLEO CRUDO	0	187,753,067,000	0	187,753,067,000
NAFTAS	0	507,544,000	0	507,544,000
VENTAS DE CÍAS. SUBSIDIARIAS	0	20,660,770,000	0	20,660,770,000
OTROS REFINADOS	0	1,160,586,000	54,852,441,000	56,013,027,000
INCENTIVO COMPLEMENTARIO DE VENTAS NACIONALES				
REFINADOS	0	0	0	0
REFINADOS, GASES Y AROMÁTICOS				
GAS SECO	7,460,302,000	2,281,000	0	7,462,583,000
ASFALTOS	3,403,474,000	0	0	3,403,474,000
PROPILENO Y DERIVADOS	721,857,000	0	0	721,857,000
OTROS REFINADOS	62,585,966,000	0	0	62,585,966,000
FERTILIZANTES				
AMONIACO	789,991,000	0	0	789,991,000
FOSFATADOS	0	812,781,000	0	812,781,000
NITROGENADOS	0	141,551,000	0	141,551,000
ÁCIDOS	0	76,377,000	0	76,377,000
OTROS FERTILIZANTES	27,997,000	0	0	27,997,000
ETILENO				
POLIETILENO	355,581,000	0	0	355,581,000
ÓXIDO DE ETILENO	5,392,777,000	0	0	5,392,777,000
MONOETILENGLICOL	0	0	0	0
OTROS ETILENO	5,843,359,000	44,822,000	0	5,888,181,000
INGRESOS POR SERVICIOS				
INGRESOS POR SERVICIOS	1,362,137,000	0	0	1,362,137,000
TOTAL	483,188,125,000	256,506,812,000	75,731,508,000	815,426,445,000

61 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 62 of 125 [800007] Annex - Financial derivate instruments Management discussion about the policy uses of financial derivate instruments, explaining if these policies are allowed just for coverage or for other uses like trading [text block] PEMEX faces market risk caused by the volatility of hydrocarbon prices, exchange rates and interest rates, credit risk associated with investments and financial derivatives, as well as liquidity risk. In order to monitor and manage these risks, PEMEX has approved general provisions relating to financial risk management, which are comprised of policies and guidelines that promote an integrated framework for risk management, regulate the use of Derivative Financial Instruments (DFIs), and guide the development of risk mitigation strategies. This regulatory framework establishes that DFIs should be used only for the purpose of mitigating financial risk. The use of DFIs for any other purpose must be approved in accordance with PEMEX’s current internal regulation. PEMEX has a Financial Risk Working Group (FRWG) which is a specialized working group with decision-making authority on financial risk exposure, financial risk mitigation schemes, and DFIs trading of Petróleos Mexicanos, the subsidiary entities, and where applicable, the subsidiary companies. Approved DFIs are mainly traded on the Over-the-Counter (OTC) market; however, exchange traded instruments may also be used. In the case of PMI Trading, DFIs are traded on CME-Clearport. The different types of DFIs that PEMEX trades are described below in the subsections corresponding to each risk type and as related to the applicable trading markets. One of PEMEX’s policies is to contribute to minimizing the impact that unfavorable changes in financial risk factors have on its financial results by promoting an adequate balance between incoming cash flows from operations and outgoing cash flows related to its liabilities. As part of the regulatory framework for financial risk management, PEMEX has established the eligible counterparties with which it may trade DFIs and other financial instruments. In addition, certain PMI Subsidiaries have implemented a regulatory framework for risk management with respect to its activities, which consists of policies, guidelines and procedures to manage the market risk associated with its commodity trading activities in accordance with industry best practices, such as: 1) the use of DFIs for financial risk mitigation purposes; 2) the segregation of duties; 3) valuation and monitoring mechanisms, such as the generation of a daily portfolio risk report, value at risk (“VaR”) computation; and 4) VaR limits, both at a global and business unit level and the implementation of stop loss mechanisms. Given that PEMEX’s outstanding DFIs have been entered into for risk mitigation purposes, particularly with economic hedging purposes, there is no need to establish and monitor market risk limits. For those portfolios with an open market risk exposure, PEMEX’s financial risk management regulatory framework establishes the implementation and monitoring of market risk metrics and limits (such as VaR, among others).

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 63 of 125 PEMEX has also established credit guidelines for DFIs that Pemex Industrial Transformation offers to its domestic customers, which include the use of guarantees and credit lines. For exchange traded DFIs PEMEX trades under the margin requirements of the corresponding exchange market, and therefore does not have internal policies for these DFIs. Most of DFIs held with financial counterparties do not require collateral exchange clauses. Notwithstanding, PEMEX’s regulatory framework promotes credit risk mitigation strategies such as collateral exchange. PEMEX does not have an independent third party to verify compliance with these internal standards; however, PEMEX has internal control procedures that certify compliance with existing policies and guidelines. General description about valuation techniques, standing out the instruments valuated at cost or fair value, just like methods and valuation techniques [text block] Fair Value of DFIs PEMEX periodically evaluates its exposure to international hydrocarbon prices, interest rates and foreign currencies and uses derivative instruments as a mitigation mechanism when potential sources of market risk are identified. PEMEX monitors the fair value, or Mark-to-Market (MtM), of its DFI portfolio on a periodic basis. The fair value represents the price at which one party would assume the rights and obligations of the other and is calculated for DFIs through models commonly used in the international financial markets, based on inputs obtained from major market information systems and price providers. Therefore, PEMEX does not have an independent third party to value its DFIs. PEMEX calculates the fair value of its DFIs through the tools developed by its market information providers, and through valuation models implemented in software packages used to integrate all of PEMEX´s business areas and accounting, such as SAP (System Applications Products). PEMEX’s DFI portfolio is composed primarily of swaps, for which fair value is estimated by projecting future cash flows and discounting them with the corresponding discount factor; for currency and interest rate options, this is done through the Black and Scholes model, and for crude oil options, through the Levy model for Asian options. According to IFRS 13 “Fair Value Measurement”, the MtM value of DFIs must reflect the creditworthiness of the parties. Consequently, the fair value of a DFI takes into account the risk that either party may default on its obligation, considering the counterparties probability of default. Due to the above, PEMEX applies the credit value adjustment (“CVA”) method to calculate the fair value of its DFIs. Given that PEMEX’s hedges are cash flow hedges, their effectiveness is preserved regardless of variations in the underlying assets or reference variables since, through time, asset flows are offset by liabilities flows. Therefore, it is not necessary to measure or monitor the hedges’ effectiveness.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 64 of 125 Fair value hierarchy PEMEX values the fair value of its financial instruments under standard methodologies commonly applied in the financial markets. PEMEX’s related assumptions and inputs therefore fall under the three Levels of the fair value hierarchy for market participant assumptions, as described below. The fair values determined by Level 1 inputs utilize quoted prices in financial markets for identical assets or liabilities. Fair values determined by Level 2 inputs are based on quoted prices for similar assets or liabilities in financial markets, and inputs other than quoted prices that are observed for assets or liabilities. Level 3 inputs are unobservable inputs for the assets or liabilities, and include situations where there is little, if any, market activity for the assets or liabilities. When available, PEMEX measures fair value using Level 1 inputs, because they generally provide the most reliable evidence of fair value. PEMEX’s DFIs’ fair-value assumptions and inputs fall under Level 2 of the fair value hierarchy for market participant assumptions. Management discussion about intern and extern sources of liquidity that could be used for attending requirements related to financial derivate instruments [text block] Liquidity Risk PEMEX’s main internal source of liquidity comes from its operations. Additionally, through its debt planning and the purchase and sale of U.S. dollars, PEMEX currently preserves a cash balance at a level of liquidity in domestic currency and U.S. dollars that is considered adequate to cover its investment and operating expenses, as well as other payment obligations, such as those related to DFIs. In addition, PEMEX has acquired committed revolving credit lines in order to mitigate liquidity risk. During the second quarter of 2024 PEMEX entered into FX Forwards MXN/USD in order to preserve an adequate level of liquidity in U.S. dollars. During the second quarter of 2024, twenty-nine DFIs entered into with this purpose expired. In order to mitigate liquidity risk, during the second quarter of 2024 PEMEX carried out a voluntary synthetic recouponing which involved the restructuring of five UDI-MXN DFIs. For the same purpose, during 2023, PEMEX entered into two MXN/USD prepaid swaps maturing in 2025 and in 2026, respectively. Also carried out a voluntary synthetic recouponing which involved the restructuring of five UDI-MXN DFIs and six EUR/USD cross currency capped swaps.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 65 of 125 Finally, the investment strategies of our portfolios are structured by selecting time horizons that consider each currency’s cash flow requirements in order to preserve liquidity. Certain PMI companies mitigate their liquidity risk through several mechanisms, the most important of which is the Centralized Treasury. In addition, PMI companies have access to bilateral credit lines through this structure. These companies monitor their cash flow on a daily basis and protect their creditworthiness in the financial markets. Liquidity risk is mitigated by monitoring certain financial ratios as set forth in the policies approved by each company’s board of directors. Changes and management explanation in principal risk exposures identified, as contingencies and events known by the administration that could affect future reports [text block] Market Risk (i)Interest Rate Risk PEMEX is exposed to fluctuations in floating interest rate liabilities. PEMEX is exposed to U.S. dollar Secured Overnight Financing Rate (SOFR) and to Mexican peso Interbank Interest rate (TIIE). Occasionally, for strategic reasons or in order to offset the expected inflows and outflows, PEMEX has entered into interest rate swaps and options. Through the swap agreements, PEMEX acquires the obligation to make payments based on a fixed or floating interest rate in exchange for receiving payments referenced to a floating or fixed interest rate according to what is assessed as convenient. On the other hand, under the option agreements, PEMEX acquires protection against potential increases in the floating interest rates of some of its liabilities. During the second quarter of 2024 ten interest rate DFI expired. Similarly, in order to eliminate the volatility associated with variable interest rates of long-term financing operations, PMI NASA has also executed interest rate swap agreements denominated in U.S. dollars. During the second quarter of 2024 there were no ongoing interest rate DFI of PMI NASA. Moreover, PEMEX invests in pesos and U.S. dollars in compliance with applicable internal regulations, through portfolios that have different purposes that seek an adequate return subject to risk parameters that reduce the probability of capital losses. The objective of the investments made through these portfolios is to meet PEMEX’s obligations payable in pesos and U.S. dollars. The investments made through PEMEX’s portfolios are exposed to domestic and international interest rate risk and credit spread risk derived from government and corporate securities, and inflation risk arising from the relationship between UDIs and pesos. However, these risks are mitigated by established limits on exposure to market risk.

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

IBOR reference rates transition

As a result of the decision made by the Financial Stability Board (FSB), the Interbank Offered Rates (IBORs), such as the LIBOR in dollars (over-night “O/N”, one week “1W”, two months “2M” and twelve months “12M”) or the EURIBOR in Euros, ceased being published in 2022 and were replaced by alternative reference rates, based on risk-free rates obtained from market operations.

The discontinuation of the publication of these rates was originally scheduled for December 2021. Nevertheless, on November 2020, the ICE Benchmark Administration Limited (known as “ICE”) announced an extension until June 2023 for the publication of the most common LIBOR rates in dollars, (over-night “O/N”, one month “1M”, three months “3M”, six months “6M” and twelve months "12M").

Therefore, PEMEX reviewed contracts expiring after the applicable discontinuation dates, that could be impacted by the change in the aforementioned rates and has carried out all the relevant negotiations with its counterparts to establish the new rates in their contracts.

As of December 31, 2023, PEMEX has already amended the whole set of financial instruments referenced to IBOR variable rates and has already established the corresponding financial instruments referenced to risk-free rates (“RFR”).

Furthermore, because of the reference rate transition based on RFR, PEMEX has adopted the policy of not entering into new DFIs referenced to IBOR rates. Additionally, the construction of the discount curves that PEMEX uses to calculate the fair value of its DFIs, already includes financial instruments referenced to the corresponding currency RFR now applied.

As a result of the policy, from 2021 to the second quarter of 2024, PEMEX contracted financing operations in U.S. dollars at floating rates only linked to the new RFR rates.

In the event that TIIE ceases to be published, the financial instruments portfolio referenced to these floating rates is composed of debt instruments and DFIs as shown below:

	Reference Rate	**Notional Amount As of June 30, 2024 (in thousands of each currency)*
Debt	TIIE 28D MXN	191,014,074
	TIIE 91D MXN	13,801,317
DFI	TIIE 28D MXN	31,733,673

*Note: Notional amounts with maturity after June 30, 2024.

Regarding this matter, Banco de Mexico (the Mexican Central Bank) has announced that the 28-day TIIE will cease to be a reference for new contracts starting from January 1st, 2025. Similarly, the 91-day and 182-day TIIEceased to be references for new contracts starting from January 1, 2024. Petroleos Mexicanos will take the necessary steps to modify the contracts referenced to TIIE rates in accordance with the modifications announced by Banco de Mexico.

PEMEX’s portfolio also consists of additional debt instruments and DFIs referenced at fixed rates, which are not listed in the tables above since PEMEX’s fixed rate portfolio will not be impacted by the IBOR transition.

66 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 67 of 125 According to the general market practice, PMI Trading credit agreements include the new language to use the Secured Overnight Funding Rate (SOFR) as the benchmark rate. (ii)Exchange Rate Risk Most of PEMEX’s revenues are denominated in U.S. dollars, a significant amount of which is derived from exports of crude oil and petroleum products, which are priced and payable in U.S. dollars. Additionally, PEMEX’s revenues from domestic sales of gasoline and diesel net of IEPS Tax, tax duties, incentives, and other related taxes, as well as domestic sales of natural gas and its byproducts, LPG and petrochemicals, are referenced to international U.S. dollar-denominated prices. PEMEX’s expenses related to hydrocarbon duties are calculated based on international U.S. dollar-denominated prices and the cost of hydrocarbon imports that PEMEX acquires for resale in Mexico or use in its facilities are indexed to international U.S. dollar-denominated prices. By contrast, PEMEX’s capital expenditure and operating expenses are established in pesos. As a result of this cash flow structure, the depreciation of the peso against the U.S. dollar increases PEMEX’s financial balance. The appreciation of the peso relative to the U.S. dollar has the opposite effect. PEMEX manages this risk without hedging instruments because the impact of exchange rate fluctuations between the U.S. dollar and the peso on PEMEX’s revenues is partially offset by its impact on its obligations. PEMEX prioritizes debt issuances denominated in U.S. dollars; nonetheless, this is not always achievable, hence non-U.S. dollar denominated debt issued in international currencies is hedged through DFIs to mitigate their exchange rate exposure, either by swapping it into U.S. dollars or through other derivative structures. The rest of the debt is denominated in pesos or in UDIs, and for the debt denominated in UDIs, it has been converted into pesos through DFIs in order to eliminate the inflationary risk exposure. As a consequence of the above, PEMEX's debt issued in international currencies other than U.S. dollars has exchange rate risk mitigation strategies. PEMEX has selected strategies that further seek to reduce its cost of funding by leaving, in some cases, part of this exchange rate exposure unhedged when assessed as appropriate. The underlying currencies of PEMEX’s DFIs are the euro, Japanese yen and pounds sterling against the U.S. dollar and UDIs against the peso. During the second quarter of 2024, none DFI entered into with the purpose of mitigating exchange rate risk expired. Certain of the PMI Subsidiaries face market risks generated by fluctuations in foreign exchange rates. In order to mitigate these risks, the boards of directors of several of these companies have authorized a policy which stipulates that financial assets must be denominated in its functional currency, unless the company owes a duty or expected payment in a currency other than its functional one. Finally, a significant amount of PMI Trading’s income and expenses, including the cost of sales and related sales costs, is derived from the trade of refined products, petrochemicals and gas liquids to PEMEX subsidiaries and third parties, whose prices are determined and are payable in U.S. dollars. PMI Trading’s exposure to foreign currency risk results primarily from the need to fund tax payments denominated in domestic currency, as well as from certain related sales costs denominated in domestic currency. PMI Trading believes it can adequately manage the risk created by the payment of taxes in domestic currency without the need to enter into hedging instruments because the exposure to this risk is marginal relative to the total flows of U.S. dollar. In addition, in the event that a potential foreign exchange risk arises in connection with a commercial transaction, PMI Trading may implement risk mitigation measures by entering into DFIs.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 68 of 125 (iii)Hydrocarbon Price Risk PEMEX periodically assesses its revenues and expenditures structure in order to identify the main market risk factors that PEMEX’s cash flows are exposed to in connection with international hydrocarbon prices. Based on this assessment, PEMEX monitors its exposure to the most significant risk factors and quantifies their impact on PEMEX’s financial balance. PEMEX’s exports and domestic sales are directly or indirectly related to international hydrocarbon prices. Therefore, PEMEX is exposed to fluctuations in these prices. In terms of crude oil and natural gas, part of this risk is transferred to the Mexican Government under PEMEX’s current fiscal regime. PEMEX’s exposure to hydrocarbon prices is partly mitigated by natural hedges between its inflows and outflows. Additionally, PEMEX continuously evaluates the implementation of risk mitigation strategies, including those involving the use of DFIs, taking into consideration their operative and budgetary feasibility. In 2017, the Board of Directors of Petróleos Mexicanos approved the establishment of an Annual Oil Hedging Program. Since then, PEMEX has implemented hedging strategies to partially protect its cash flows from falls in the Mexican crude oil basket price below the one established in the Federal Revenue Law. During the second half of 2022, and the first quarter of 2023, PEMEX entered into a crude oil hedge for the fiscal year 2023, pursuant to which PEMEX hedged 320 thousand barrels per day on average for the period between January 2023 and December 2023, for U.S.$199,943. During the second half of 2023 and the first semester of 2024, PEMEX entered into a crude oil hedge for the fiscal year 2024, pursuant to which PEMEX hedged 168 thousand barrels per day on average, for the period between December 2023 and December 2024, for U.S.$118,540. During the second quarter of 2024, none DFIs entered into with the purpose of mitigating hydrocarbon price risk expired. Additionally, PEMEX cash flows are exposed to crack spread movements as these determine the refining margin. During the first quarter of 2024, PEMEX implemented a hedging strategy to partially protect its cash flows exposed to diesel crack spread against drops below the level established in the Federal Revenue Law for the fiscal year 2024. This is a zero-cost hedging strategy, carried out through swaps which hedged 240,000 barrels for the period between March 2024 and May 2024. During the second quarter of 2024, two DFIs entered into with this purpose expired. During the first quarter of 2024, PEMEX implemented a hedging strategy to partially protect its cash flows exposed to gasoline crack spread against drops below the level established in the Federal Revenue Law for the fiscal year 2024. This is a zero-cost hedging strategy, carried out through swaps which hedged 1,980,000 barrels for the period between May 2024 and July 2024. During the second quarter of 2024, none DFIs entered into with this purpose expired. During the first quarter of 2024, DPRLP implemented a margin hedge strategy to protect its cash flows exposed to crack spread volatility by entering into a 2-1-1 crack spread swap contract with a fixed leg of 32 USD/BBL. This was a zero-cost hedging strategy and hedged a total of 900,000 barrels for the period from April 2024 to June 2024. This DFI matured on June 30, 2024.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 69 of 125 In addition to supplying natural gas, Pemex Industrial Transformation can offer DFIs to its domestic customers in order to provide them with support to mitigate the risk associated with the volatility of natural gas prices. Since 2017, when this service is offered, Pemex Industrial Transformation must enter into DFIs with Petróleos Mexicanos under the opposite position to those DFIs offered to its customers in order to mitigate the market risk it would bear under such offered DFIs. Petróleos Mexicanos then transfers the related price risk derived from the DFI position held with Pemex Industrial Transformation to financial counterparties by entering into the opposite position DFIs with such parties. As of the second quarter of 2024, there were no DFIs since all the DFIs in its portfolios expired in 2019. In case of entering into new trades, Pemex Industrial Transformation DFI portfolios have VaR and CaR limits in order to limit market risk exposure. PMI Trading faces market risk generated by the terms of the purchase and sale of refined products and natural gas liquids, as well as the volatility of oil prices. Accordingly, it frequently enters into DFIs in order to mitigate this risk, thereby reducing the volatility of its financial results. During the second quarter of 2024, PMI Trading closed thirty-six DFIs positions listed in CME-Clearport related to commodities, with a profit (loss) of Ps. (652,942) recognized under the concept of (Loss) Return in DFIs. During the second quarter of 2024, PMI Trading had thirty-two margin calls, which accounted for a positive net flow of Ps. 172,903. In accordance with the risk management regulatory framework that PMI Trading has implemented, VaR and the change in profit and loss by portfolio are calculated daily and compared to the maximum applicable limits in order to implement risk mitigation mechanisms as necessary. Counterparty or Credit Risk When the fair value of a DFI is favorable to PEMEX, PEMEX faces the risk that the counterparty will not be able to meet its obligations. PEMEX monitors its counterparties’ creditworthiness and calculates the credit risk exposure for its DFIs. As a risk mitigation strategy, PEMEX only enters into DFIs with major financial institutions with a minimum credit rating of BBB-. These ratings are issued and revised periodically by risk rating agencies. Furthermore, PEMEX seeks to maintain a diversified portfolio of counterparties. In order to estimate PEMEX’s credit risk exposure to each financial counterparty, the potential future exposure is calculated by projecting the risk factors used in the valuation of each DFI in order to estimate the MtM value for different periods, taking into account any credit risk mitigation provisions. Moreover, PEMEX has entered into various long-term cross-currency swaps agreements with “recouponing” provisions (pursuant to which the payments on the swaps are adjusted when the MtM exceeds the relevant threshold specified in the swap), thereby limiting the exposure to its counterparties to a specific threshold amount, as well as the counterparties’ exposure to PEMEX. During the second quarter of 2024, none of the specified thresholds were reached. According to IFRS 13 “Fair Value Measurement,” the fair value of DFIs must reflect the creditworthiness of the parties. Consequently, the fair value of a DFI takes into account the risk that either party may default on its obligation. Due to the above, PEMEX applies the credit value adjustment (“CVA”) method to calculate the fair value of its DFIs. There were no defaults during the second quarter of 2024. For each DFI, the CVA is calculated by determining the difference between the MtM and the estimated MtM adjusted for credit risk. In determining the credit risk, the CVA method takes into account the current market perception about the credit risk of both

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 70 of 125 counterparties, using the following inputs: a) the MtM projection for each payment date based on forward yield curves; b) the implied default probability obtained from both, PEMEX and the counterparty’s credit default swaps, at each payment date; and c) the default recovery rates of each counterparty. Furthermore, by means of its credit guidelines for DFI operations, Pemex Industrial Transformation significantly reduces its credit risk exposure related to the DFIs. In order to qualify for these DFIs, Pemex Industrial Transformation’s customers must be party to a current natural gas supply contract and sign a domestic master derivative agreement. Additionally, according to the credit guidelines, DFIs with these customers must be initially secured by cash deposits, letters of credit or other collateral provisions, as required. The credit guidelines indicate that Pemex Industrial Transformation may offer DFIs with an exemption from collateral requirements up to a certain amount, through a credit line approved by the credit committee, based on an internal financial and credit assessment. Moreover, if the credit line is insufficient to cover each client’s exposure, the client is obligated to deposit collateral. In accordance with these guidelines, in the event that a client does not meet its payment obligations, DFIs related to this client would be terminated, rights to any available collateral would be exercised and, if the collateral were insufficient to cover the fair value, or in the absence of collateral, natural gas supply would be suspended until the payment is made. As of the second quarter of 2024, Pemex Industrial Transformation had no DFIs since all the DFIs of its portfolios expired in 2019. As such, once the total settlement of the operations was carried out, the exempt credit lines expired, and the guarantees deposited by the clients were entirely returned. PMI Trading’s credit risk associated with DFI transactions is mitigated through the use of futures and standardized instruments that are cleared through CME-Clearport. SENSITIVITY ANALISIS PEMEX has entered into DFIs with the purpose to mitigate the market risk for specific flows or predetermined volumes associated with its operations. PEMEX’s DFIs have the same characteristics (e.g. underlying assets, payment dates, amounts, volumes) as the hedged position, but with the opposite exposure to the market risk factors. As a result of these mitigation strategies, PEMEX has a minor sensitivity to the hedged market risk factors. Given that PEMEX’s hedges are cash flow hedges, their effectiveness is preserved regardless of variations in the underlying assets or reference variables since, over time, asset flows are offset by liabilities flows. Therefore, it is not considered necessary to measure the hedge’s effectiveness or to monitor them. Natural gas DFIs that Pemex Industrial Transformation has offered to its domestic customers have been reported as transactions with trading purposes. However, such operations were fully compensated by the operations entered into with financial counterparties, maintaining a negligible or even null exposure to market risk (due to this back-to-back mechanism). As of the second quarter of 2024, Pemex Industrial Transformation did not have any DFI to report, since all the DFIs of its portfolios expired in 2019. As such, it is no necessary to conduct either a sensitivity analysis or to measure or monitor the hedge effectiveness. Other DFIs seek to hedge the changes in the price of the commercialized products, such that the DFIs’ underlying assets have correlations with the prices of the products involved in commercialization. PMI Trading estimates the Value at Risk (VaR) of these DFIs. Notably, DFIs of PMI Trading (all of them related to petroleum derivatives), are classified under cash and cash equivalents for accounting purposes due to their liquidity.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 71 of 125 Quantitative information for disclosure [text block] QUANTITATIVE DISCLOSURE Accounting treatment applied and the impact in the financial statements PEMEX enters into derivatives transactions with the sole purpose of hedging financial risks related to its operations, firm commitments, planned transactions and assets and liabilities recorded on its statement of financial position. Nonetheless, some of these transactions do not qualify for hedge accounting treatment because they do not meet the requirements of the accounting standards for designation as hedges. They are therefore recorded in the financial statements as instruments entered into for trading purposes, despite the fact that their cash flows are offset by the cash flows of the positions (assets or liabilities) to which they relate. As a result, the changes in their fair value are recognized in the “Derivative financial instruments (cost) income, net” line item in the consolidated statement of comprehensive income. As of June 30, 2024, and December 31, 2023 (includes the embedded derivative), the net fair value of PEMEX’s DFIs, including both DFIs that have not reached maturity and those that have reached maturity but have not been settled, recognized in the consolidated statement of financial position, was Ps. (45,423,483) and Ps. (26,568,577), respectively. As of June 30, 2024, and December 31, 2023, PEMEX did not have any DFIs designated as hedges for accounting purposes. All of PEMEX’s DFIs are treated, for accounting purposes, as instruments entered into for trading purposes, therefore any change in their fair value, caused by any act or event, impacts directly in the “Derivative financial instruments (cost) income, net” line item in the consolidated statement of comprehensive income. For the six-month periods ended June 30, 2024, and 2023, PEMEX recognized a net (loss) gain of Ps. (15,783,317) and Ps. 2,788,338, respectively, in the “Derivative financial instruments (cost) income, net” line item with respect to DFIs treated as instruments entered into for trading purposes (the loss as of June 30, 2024, includes the loss from the cancellation of the embedded derivative). In accordance with established accounting policies, PEMEX has analysed the different non-financial contracts that PEMEX has entered into and has determined that according to the terms thereof none of these agreements meet the criteria to be classified as embedded derivatives. Accordingly, as of June 30, 2024, and December 31, 2023, PEMEX did not recognize any embedded derivatives (foreign currency or index) in the non-financial contracts. As of December 31, 2023, PEMEX had recognized a favorable implicit forward for Ps. 194,194 contained in an FX Single Cross Currency Swap contract, which expired in February 2024. As of June 30, 2024, PEMEX did not recognize effects from embedded derivatives in the financial contracts.

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

FAIR VALUE OF DFIs

The summary of PEMEX's current DFIs along with their fair value is shown in the next tables:

TABLE 1
Interest Rate and Currency Derivatives
(in thousands of pesos, except as noted, as of June 30, 2024)

Derivative Type	Hedging/ Trading	Notional Amount	Underlying Value		Fair Value		Notional amounts by expected maturity year						Collateral delivered
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Interest Rate Swaps	Trading	20,146,115	TERM SOFR 3M = 5.3246% TERM SOFR 6M = 5.25471% DAILY COMPOUNDED SOFR = 5.33%	TERM SOFR 3M = 5.29823% TERM SOFR 6M = 5.21781% DAILY COMPOUNDED SOFR = 5.34%	18,022	119,795	1,355,326	2,251,219	0	0	16,539,570	0	0
Interest Rate Options	Hedging	0	TERM SOFR 1M = 5.33717%	TERM SOFR 1M = 5.32874%	0	461,618	0	0	0	0	0	0	0
Currency Swaps	Hedging	136,010,109	MXN = 18.3773 1/EUR = 1.0706 1/GBP = 1.2646 JPY = 160.75315 CHF = 0.8983 Exchange rates against US dollar. UDI = 8.12818 Exchange rate against MXN	MXN = 16.678 1/EUR = 1.083 1/GBP = 1.2626 JPY = 151.56307 CHF = 0.904 Exchange rates against US dollar. UDI = 8.11666 Exchange rate against MXN	(687,794)	(34,397)	0	33,458,614	37,199,720	24,682,092	4,749,625	35,920,058	0
Currency Options	Hedging	137,228,951	1/EUR = 1.0706 1/GBP = 1.2646 JPY = 160.75315 CHF = 0.8983 Exchange rates against US dollar.	1/EUR = 1.083 1/GBP = 1.2626 JPY = 151.56307 CHF = 0.904 Exchange rates against US dollar.	(5,611,649)	(4,157,447)	0	37,527,595	23,904,090	24,609,502	24,609,502	26,578,262	0
Only coupon swaps	Hedging	40,702,064	1/EUR = 1.0706 Exchange rate against US dollar.	1/EUR = 1.083 Exchange rate against US dollar.	(607,740)	(486,908)	0	16,170,665	0	0	24,531,398	0	0
Currency Forward	Trading	3,675,460	MXN = 18.3773 Exchange rate against US dollar.	MXN = 16.678 Exchange rate against US dollar.	(55,526)	0	3,675,460	0	0	0	0	0	0
Prepaid Swap	Trading	38,764,485	MXN = 18.3773 Exchange rate against US dollar.	MXN = 16.678 Exchange rate against US dollar.	(39,062,645)	(40,659,411)	12,179,714	18,999,382	7,585,389	0	0	0	8,833,981

72 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

TABLE 2
Crude Oil Derivatives
(in thousands of pesos, except as noted, as of June 30, 2024)

Derivative Type	Hedging/ Trading	Volume (in millions of barrels) (1)	Underlying value (U.S. $ per barrel) (2)		Fair Value		Volume per Year (in millions of barrels)						Collateral delivered
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Crude Oil Options	Hedging	28.14	WTI = 78.70 Brent= 83.00	WTI = 80.41 Brent= 84.67	507,587	794,804	28.14	0	0	0	0	0	0

(1) Net Volume.

(2) Representative underlying asset value. Monthly average price per barrel

TABLE 3
Crack Spread Derivatives (PEMEX)
(in thousands of pesos, except as noted, as of June 30, 2024)

Derivative Type	Hedging/ Trading	Volume (in millions of barrels) (1)	Underlying value (U.S. $ per barrel) (2)		Fair Value		Volume per Year (in millions of barrels)						Collateral delivered
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Diesel Crack Spread Swaps	Hedging	0	N.A.	37.837	0	28,873	0	0	0	0	0	0	0
Gasoline Crack Spread Swaps	Hedging	0.66	23.955	N.A.	76,262	0	0.66	0	0	0	0	0	0

(1) Net Volume.

(2) Representative underlying asset value. Monthly average price per barrel

TABLE 4

Crack Spread Derivatives (DPRLP)

(in thousands of pesos, except as noted, as of June 30, 2024)

Derivative Type	Hedging/ Trading	Volume (in millions of barrels) (1)	Underlying value (U.S. $ per barrel) (2)		Fair Value		Volume per Year (in millions of barrels)						Collateral delivered
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Crack Spread Swaps	Hedging	0	0	29.25	0	41,276	0	0	0	0	0	0	0

(1) Net Volume.

(2) Representative underlying asset value. Monthly average price per barrel

73 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

TABLE 5

Crude and Petroleum Products Financial Derivatives Classified as Cash and Cash Equivalent for Accounting Purposes due to their Liquidity

(in thousands of pesos, except as noted, as of June 30, 2024)

Derivative Type	Hedging/ Trading	Volume (in millions of barrels) [1]	Underlying value (U.S. $ per barrel) [2]		Fair Value		Volume per Year (in millions of barrels)						Collateral delivered [3]
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Futures	Trading	0.2	110.97	110.57	(5,537)	(26,529)	0.2	0	0	0	0	0	
Exchange Traded Swaps	Trading	(2.8)	76.06	73.89	(70,653)	(523,802)	(2.8)	0	0	0	0	0	

(1) Net Volume.

(2) Representative underlying asset value per barrel.

(3) Exchange traded operations, both futures and swaps have an initial margin of Ps (82,124)

The information in these tables has been calculated using the exchange rates as of June 30, 2024, Ps. 18.3773 = US$1.00 and as of March 31, 2024, Ps. 16.6780 = US$1.00

The information in these tables has been calculated using the exchange rates as of June 30, 2024, Ps. 19.6747 = EUR $1.00 and as of March 31, 2024, Ps. 18.06227 = EUR $1.00

74 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 75 of 125 [800100] Notes - Subclassifications of assets, liabilities and equities Concept Close Current Quarter 2024-06-30 Close Previous Exercise 2023-12-31 Subclassifications of assets, liabilities and equities [abstract] Cash and cash equivalents [abstract] Cash [abstract] Cash on hand 40,087,464,000 29,607,916,000 Balances with banks 5,299,780,000 16,120,405,000 Total cash 45,387,244,000 45,728,321,000 Cash equivalents [abstract] Short-term deposits, classified as cash equivalents 0 0 Short-term investments, classified as cash equivalents 21,348,287,000 23,019,055,000 Other banking arrangements, classified as cash equivalents 0 0 Total cash equivalents 21,348,287,000 23,019,055,000 Other cash and cash equivalents 0 0 Total cash and cash equivalents 66,735,531,000 68,747,376,000 Trade and other current receivables [abstract] Current trade receivables 130,341,132,000 111,394,431,000 Current receivables due from related parties 0 0 Current prepayments [abstract] Current advances to suppliers 0 0 Current prepaid expenses 0 0 Total current prepayments 0 0 Current receivables from taxes other than income tax 53,531,210,000 140,616,822,000 Current value added tax receivables 0 0 Current receivables from sale of properties 0 0 Current receivables from rental of properties 0 0 Other current receivables 72,100,553,000 63,349,983,000 Total trade and other current receivables 255,972,895,000 315,361,236,000 Classes of current inventories [abstract] Current raw materials and current production supplies [abstract] Current raw materials 0 0 Current production supplies 0 0 Total current raw materials and current production supplies 0 0 Current merchandise 0 0 Current work in progress 992,927,000 1,501,514,000 Current finished goods 95,900,980,000 104,053,537,000 Current spare parts 0 0 Property intended for sale in ordinary course of business 0 0 Other current inventories 6,664,298,000 6,480,941,000 Total current inventories 103,558,205,000 112,035,992,000 Non-current assets or disposal groups classified as held for sale or as held for distribution to owners [abstract] Non-current assets or disposal groups classified as held for sale 0 0 Non-current assets or disposal groups classified as held for distribution to owners 0 0 Total non-current assets or disposal groups classified as held for sale or as held for distribution to owners 0 0 Trade and other non-current receivables [abstract] Non-current trade receivables 0 0 Non-current receivables due from related parties 0 0 Non-current prepayments 0 0 Non-current lease prepayments 0 0 Non-current receivables from taxes other than income tax 0 0 Non-current value added tax receivables 0 0

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 76 of 125 Concept Close Current Quarter 2024-06-30 Close Previous Exercise 2023-12-31 Non-current receivables from sale of properties 0 0 Non-current receivables from rental of properties 0 0 Revenue for billing 0 0 Other non-current receivables 995,269,000 1,179,706,000 Total trade and other non-current receivables 995,269,000 1,179,706,000 Investments in subsidiaries, joint ventures and associates [abstract] Investments in subsidiaries 0 0 Investments in joint ventures 0 0 Investments in associates 2,053,711,000 1,854,803,000 Total investments in subsidiaries, joint ventures and associates 2,053,711,000 1,854,803,000 Property, plant and equipment [abstract] Land and buildings [abstract] Land 53,107,165,000 52,888,298,000 Buildings 25,917,311,000 25,387,809,000 Total land and buildings 79,024,476,000 78,276,107,000 Machinery 0 0 Vehicles [abstract] Ships 0 0 Aircraft 0 0 Motor vehicles 15,855,044,000 16,093,290,000 Total vehicles 15,855,044,000 16,093,290,000 Fixtures and fittings 0 0 Office equipment 7,060,781,000 6,597,056,000 Tangible exploration and evaluation assets 0 0 Mining assets 0 0 Oil and gas assets 944,007,654,000 951,442,352,000 Construction in progress 484,605,914,000 423,257,938,000 Construction prepayments 0 0 Other property, plant and equipment 6,597,985,000 6,655,424,000 Total property, plant and equipment 1,537,151,854,000 1,482,322,167,000 Investment property [abstract] Investment property completed 0 0 Investment property under construction or development 0 0 Investment property prepayments 0 0 Total investment property 0 0 Intangible assets and goodwill [abstract] Intangible assets other than goodwill [abstract] Brand names 0 0 Intangible exploration and evaluation assets 20,585,906,000 18,940,360,000 Mastheads and publishing titles 0 0 Computer software 0 0 Licences and franchises 0 0 Copyrights, patents and other industrial property rights, service and operating rights 1,640,073,000 1,410,459,000 Recipes, formulae, models, designs and prototypes 0 0 Intangible assets under development 0 0 Other intangible assets 0 0 Total intangible assets other than goodwill 22,225,979,000 20,350,819,000 Goodwill 0 0 Total intangible assets and goodwill 22,225,979,000 20,350,819,000 Trade and other current payables [abstract] Current trade payables 0 0 Current payables to related parties 0 0 Accruals and deferred income classified as current [abstract]

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 77 of 125 Concept Close Current Quarter 2024-06-30 Close Previous Exercise 2023-12-31 Deferred income classified as current 0 0 Rent deferred income classified as current 0 0 Accruals classified as current 362,517,039,000 368,345,849,000 Short-term employee benefits accruals 0 0 Total accruals and deferred income classified as current 362,517,039,000 368,345,849,000 Current payables on social security and taxes other than income tax 0 0 Current value added tax payables 0 0 Current retention payables 0 0 Other current payables 0 0 Total trade and other current payables 362,517,039,000 368,345,849,000 Other current financial liabilities [abstract] Bank loans current 214,070,208,000 254,766,203,000 Stock market loans current 136,383,100,000 135,100,667,000 Other current iabilities at cost 45,848,169,000 87,354,724,000 Other current liabilities no cost 0 0 Other current financial liabilities 54,298,400,000 36,494,962,000 Total Other current financial liabilities 450,599,877,000 513,716,556,000 Trade and other non-current payables [abstract] Non-current trade payables 0 0 Non-current payables to related parties 0 0 Accruals and deferred income classified as non-current [abstract] Deferred income classified as non-current 0 0 Rent deferred income classified as non-current 0 0 Accruals classified as non-current 0 0 Total accruals and deferred income classified as non-current 0 0 Non-current payables on social security and taxes other than income tax 0 0 Non-current value added tax payables 0 0 Non-current retention payables 0 0 Other non-current payables 0 0 Total trade and other non-current payables 0 0 Other non-current financial liabilities [abstract] Bank loans non-current 146,229,623,000 116,579,144,000 Stock market loans non-current 1,260,560,091,000 1,200,669,622,000 Other non-current liabilities at cost 23,457,436,000 0 Other non-current liabilities no cost 0 0 Other non-current financial liabilities 0 0 Total Other non-current financial liabilities 1,430,247,150,000 1,317,248,766,000 Other provisions [abstract] Other non-current provisions 92,814,215,000 83,310,554,000 Other current provisions 0 0 Total other provisions 92,814,215,000 83,310,554,000 Other reserves [abstract] Revaluation surplus 0 0 Reserve of exchange differences on translation 11,061,605,000 (28,679,409,000) Reserve of cash flow hedges 0 0 Reserve of gains and losses on hedging instruments that hedge investments in equity instruments 0 0 Reserve of change in value of time value of options 0 0 Reserve of change in value of forward elements of forward contracts 0 0 Reserve of change in value of foreign currency basis spreads 0 0 Reserve of gains and losses on financial assets measured at fair value through other comprehensive income 0 0 Reserve of gains and losses on remeasuring available-for-sale financial assets 0 0 Reserve of share-based payments 0 0 Reserve of remeasurements of defined benefit plans 152,496,879,000 21,366,404,000

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 78 of 125 Concept Close Current Quarter 2024-06-30 Close Previous Exercise 2023-12-31 Amount recognised in other comprehensive income and accumulated in equity relating to non-current assets or disposal groups held for sale 0 0 Reserve of gains and losses from investments in equity instruments 0 0 Reserve of change in fair value of financial liability attributable to change in credit risk of liability 0 0 Reserve for catastrophe 0 0 Reserve for equalisation 0 0 Reserve of discretionary participation features 0 0 Reserve of equity component of convertible instruments 0 0 Capital redemption reserve 0 0 Merger reserve 0 0 Statutory reserve 0 0 Other comprehensive income 0 0 Total other reserves 163,558,484,000 (7,313,005,000) Net assets (liabilities) [abstract] Assets 2,268,211,463,000 2,303,475,336,000 Liabilities 3,873,960,910,000 3,956,454,146,000 Net assets (liabilities) (1,605,749,447,000) (1,652,978,810,000) Net current assets (liabilities) [abstract] Current assets 465,583,607,000 538,540,745,000 Current liabilities 1,012,601,544,000 1,123,717,661,000 Net current assets (liabilities) (547,017,937,000) (585,176,916,000)

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

[800200] Notes - Analysis of income and expense

Concept	Accumulated Current Year 2024-01-01 - 2024-06-30	Accumulated Previous Year 2023-01-01 - 2023-06-30	Quarter Current Year 2024-04-01 - 2024-06-30	Quarter Previous Year 2023-04-01 - 2023-06-30
Analysis of income and expense [abstract]				
Revenue [abstract]				
Revenue from rendering of services	1,362,137,000	2,102,903,000	683,115,000	1,577,316,000
Revenue from sale of goods	814,064,308,000	830,492,936,000	408,844,951,000	412,579,540,000
Interest income	0	0	0	0
Royalty income	0	0	0	0
Dividend income	0	0	0	0
Rental income	0	0	0	0
Revenue from construction contracts	0	0	0	0
Other revenue	0	0	0	0
Total revenue	815,426,445,000	832,595,839,000	409,528,066,000	414,156,856,000
Finance income [abstract]				
Interest income	10,194,451,000	8,224,531,000	3,655,162,000	2,209,379,000
Net gain on foreign exchange	0	230,676,132,000	0	105,359,430,000
Gains on change in fair value of derivatives	0	0	0	0
Gain on change in fair value of financial instruments	0	2,788,339,000	0	2,489,947,000
Other finance income	0	0	0	0
Total finance income	10,194,451,000	241,689,002,000	3,655,162,000	110,058,756,000
Finance costs [abstract]				
Interest expense	71,100,482,000	74,780,817,000	37,014,725,000	36,605,455,000
Net loss on foreign exchange	126,295,142,000	0	159,683,239,000	0
Losses on change in fair value of derivatives	0	0	0	0
Loss on change in fair value of financial instruments	15,783,317,000	0	10,064,456,000	0
Other finance cost	0	0	0	0
Total finance costs	213,178,941,000	74,780,817,000	206,762,420,000	36,605,455,000
Tax income (expense)				
Current tax	78,503,569,000	138,313,825,000	46,710,643,000	65,968,568,000
Deferred tax	12,470,138,000	3,079,663,000	12,394,092,000	3,619,757,000
Total tax income (expense)	90,973,707,000	141,393,488,000	59,104,735,000	69,588,325,000

79 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 80 of 125 [800500] Notes - List of notes Disclosure of notes and other explanatory information [text block] See annex 813000 Disclosure of significant accounting policies [text block] See annex 813000

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 81 of 125 [800600] Notes - List of accounting policies Disclosure of significant accounting policies [text block] See annex 813000

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 82 of 125 [813000] Notes - Interim financial reporting Disclosure of interim financial reporting [text block] NOTE 1. STRUCTURE AND BUSINESS OPERATIONS OF PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES Petróleos Mexicanos was created by a decree issued by the Mexican Congress on June 7, 1938. The decree was published in the Diario Oficial de la Federación (“Official Gazette of the Federation”) on July 20, 1938 and came into effect on that date. On December 20, 2013, the Decreto por el que se reforman y adicionan diversas disposiciones de la Constitución Política de los Estados Unidos Mexicanos, en Materia de Energía (Decree that amends and supplements various provisions of the Mexican Constitution relating to energy matters), was published in the Official Gazette of the Federation. This Decree came into effect on December 21, 2013 and includes transitional articles setting forth the general framework and timeline for implementing legislation relating to the energy sector. On August 11, 2014, the Ley de Petróleos Mexicanos (the “Petróleos Mexicanos Law”) was published in the Official Gazette of the Federation. The Petróleos Mexicanos Law became effective on October 7, 2014, except for certain provisions. On December 2, 2014, the Secretaría de Energía (“Ministry of Energy”) published in the Official Gazette of the Federation the declaration pursuant to which the special regime governing Petróleos Mexicanos’ activities relating to productive state-owned subsidiaries, affiliates, compensation, assets, administrative liabilities, state dividend, budget and debt came into effect. On June 10, 2015, the Disposiciones Generales de Contratación para Petróleos Mexicanos y sus Empresas Productivas Subsidiarias (General Contracting Provisions for Petróleos Mexicanos and its productive state-owned subsidiaries) was published in the Official Gazette of the Federation and the following day the special regime for acquisitions, leases, services and public works matters came into effect. Once the Petróleos Mexicanos Law came into effect, Petróleos Mexicanos was transformed from a decentralized public entity to a productive state-owned company. Petróleos Mexicanos is a legal entity empowered to own property and carry on business in its own name with the purpose of carrying out exploration and extraction of crude oil and other hydrocarbons in the United Mexican States (“Mexico”), as well as refining, processing, storing, transporting, selling and trading in these products. The Subsidiary Entities, Pemex Exploración y Producción (“Pemex Exploration and Production”), Pemex Transformación Industrial (“Pemex Industrial Transformation”) and Pemex Logística (“Pemex Logistics”) are productive state-owned subsidiaries empowered to own property and carry on business in their own name, subject to the direction and coordination of Petróleos Mexicanos (the “Subsidiary Entities”). The Subsidiary Entities and their primary purposes, are as follows: • Pemex Exploration and Production: This entity is in charge of the exploration and extraction of crude oil and solid, liquid or gaseous hydrocarbons in Mexico, in the exclusive economic zone of Mexico and abroad, as well as drilling services and repair and services of wells; • Pemex Industrial Transformation: This entity performs activities related to refining, transformation, processing, importing, exporting, trading and the sale of hydrocarbons, petroleum products, natural gas and petrochemicals, as well as commercializes, distributes and trades methane, ethane and propylene, directly or through others; and • Pemex Logistics: This entity provides transportation, storage and related services for crude oil, petroleum products and petrochemicals to PEMEX (as defined below) and other companies, through pipelines and maritime and terrestrial means, and provides guard and management services.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 83 of 125 The principal distinction between the Subsidiary Entities and the Subsidiary Companies (as defined below) is that the Subsidiary Entities are productive state-owned entities, whereas the Subsidiary Companies are affiliate companies that were formed in accordance with the applicable laws of each of the respective jurisdictions in which they were incorporated. The “Subsidiary Companies” are defined as those companies which are controlled, directly or indirectly, by Petróleos Mexicanos. “Associates,” as used herein, means those companies in which Petróleos Mexicanos has significant influence but not control or joint control over its financial and operating policies. Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies are referred to collectively herein as “PEMEX”. PEMEX’s address and its principal place of business is: Av. Marina Nacional No. 329, Col. Verónica Anzures, Alcaldía Miguel Hidalgo, 11300, Ciudad de México, México. NOTE 2. AUTHORIZATION AND BASIS OF PREPARATION Authorization On July 26, 2024, these condensed consolidated interim financial statements and the notes hereto were authorized for issuance by the following officers: Mr. Octavio Romero Oropeza, Chief Executive Officer, Lic. Carlos Fernando Cortez González, Acting Chief Financial Officer, Mr. José María del Olmo Blanco, Deputy Director of Budgeting and Accounting, and Mr. Óscar René Orozco Piliado, Associate Managing Director of Accounting. Basis of preparation A. Statement of compliance PEMEX prepared its condensed consolidated interim financial statements as of June 30, 2024 and December 31, 2023, and for the six-month periods ended June 30, 2024 and 2023, in accordance with IAS 34, “Interim Financial Reporting” (“IAS 34”) of the International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"). These condensed consolidated interim financial statements do not include all the information and disclosures required for full annual consolidated financial statements and should be read in conjunction with PEMEX’s audited consolidated financial statements as of and for the year ended December 31, 2023. PEMEX estimates that there is no significant impact on its condensed consolidated interim financial statements due to the seasonality of operations. These condensed consolidated interim financial statements follow the same accounting policies and methods of computation as PEMEX’s audited consolidated financial statements as of and for the year ended December 31, 2023.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 84 of 125 B. Basis of accounting These condensed consolidated interim financial statements have been prepared using the historical cost basis method, with the exception of the following items, which have been measured using an alternative basis. ITEM BASIS OF MEASUREMENT Derivative Financial Instruments (“DFIs”) Fair Value Employee Benefits Fair Value of plan assets less present value of the obligation (defined benefit plan) C. Going concern The condensed consolidated interim financial statements have been prepared on a going concern basis, which assumes that PEMEX will be able to continue its operations and can meet its payment obligations for a reasonable period (See Note 18-F). D. Functional and reporting currency These condensed consolidated interim financial statements are presented in Mexican pesos, which is both PEMEX’s functional currency and reporting currency, due to the following: i. The economic environment in which PEMEX operates is Mexico, where the legal currency is the Mexican peso; ii. The budget through which Petróleos Mexicanos and its Subsidiary Entities operate as entities of the Mexican Government, including the ceiling for personnel services, is elaborated, approved and exercised in Mexican pesos; iii. Employee benefits provision was 33% and 35% of PEMEX’s total liabilities as of June 30, 2024 and December 31, 2023, respectively. This provision is computed, denominated and payable in Mexican pesos; and iv. Cash flows for payment of general expenses, taxes and duties are realized in Mexican pesos. Although the sales prices of certain products are based on international U.S. dollar-indices, final domestic selling prices are governed by the economic and financial policies established by the Mexican Government. Accordingly, cash flows from domestic sales are generated and received in Mexican pesos. With regards to PEMEX’s foreign currency (export sales, borrowings, etc.), Mexico’s monetary policy regulator, the Banco de México (“Mexican Central Bank”), requires that Mexican Government entities other than financial entities sell their foreign currency to the Mexican Central Bank in accordance with its terms, receiving Mexican pesos in exchange, which is the currency of legal tender in Mexico. Terms definition References in these condensed consolidated interim financial statements and the related notes to “pesos” or “Ps.” refers to Mexican pesos, “U.S. dollars” or “U.S.$” refers to dollars of the United States of America, “yen” or “¥” refers to Japanese yen, “euro” or “€” refers to the legal currency of the European Economic and Monetary Union, “pounds sterling” or “£” refers to the

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 85 of 125 legal currency of the United Kingdom and “Swiss francs” or “CHF” refers to the legal currency of the Swiss Confederation. Figures in all currencies are presented in thousands of the relevant currency unit, except exchange rates and product and share prices. E. Use of judgments and estimates The preparation of the condensed consolidated interim financial statements in accordance with IFRS requires the use of estimates and assumptions made by PEMEX’s management that affect the recorded amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of these condensed consolidated interim financial statements, as well as the recorded amounts of income, costs and expenses during the period. Actual results may differ from these estimates. Significant estimates and underlying assumptions are reviewed, and the effects of such revisions are recognized in the periods in which any estimates are revised and in any future periods affected by such revision. The significant judgements made by management in applying PEMEX’s accounting policies and the key sources of estimation uncertainty were the same as those described in PEMEX’s audited consolidated financial statements as of and for the year ended December 31, 2023. i. Measurement of fair values Some of PEMEX’s accounting policies and disclosures require the measurement of the fair values of financial assets and liabilities, as well as non-financial assets and liabilities. PEMEX has an established control framework with respect to the measurement of fair values. This includes a valuation team that has overall responsibility for overseeing all significant fair value measurements, including Level 3 fair values. The valuation team regularly reviews significant unobservable inputs and valuation adjustments. If third party information, such as broker quotes or pricing services, is used to measure fair values, then the valuation team assesses the evidence obtained from the third parties to support the conclusion that these valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which the valuations should be classified. When measuring the fair value of an asset or a liability, PEMEX uses market observable data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows: • Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities. • Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices). • Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs). If the inputs used to measure the fair value of an asset or a liability might be categorized in different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement. PEMEX recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 86 of 125 NOTE 3. MATERIAL ACCOUNTING POLICIES The accounting policies applied in the preparation of these condensed consolidated interim financial statements are consistent with those applied in the preparation of PEMEX’s annual consolidated financial statements as of and for the year ended December 31, 2023, except for the adoption of new standards effective as of January 1, 2024. However, these new standards have not had a material effect on the condensed consolidated interim financial statements of PEMEX. NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS A number of new standards are effective for annual periods beginning after January 1, 2024 and earlier application is permitted; however, PEMEX has not early adopted the new or amended standards in preparing these condensed consolidated interim financial statements. The following amended standards and interpretations are not expected to have a significant impact on PEMEX’s condensed consolidated interim financial statements: i.Applicable as of January 1, 2024 • Classification of Liabilities as Current or Non-current and Non-current Liabilities with Covenants (Amendments to IAS 1) • Supplier Finance Arrangements (Amendments to IAS 7 and IFRS 7) • Lease Liability in a Sale and Leaseback (Amendments to IFRS 16) • Lack of Exchangeability (Amendments to IAS 21) ii. Applicable as of January 1, 2027 • Presentation and Disclosure in Financial Statements (IFRS 18) PEMEX is in the process of assessing the impact of IFRS 18 to meet the new presentation and disclosure requirements. On March 6, 2024, the SEC adopted final rules mandating registrants to disclose specific climate-related information. PEMEX is currently evaluating the potential impact of these regulations on its reporting practices. NOTE 5. SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES As of June 30, 2024 and December 31, 2023, the Subsidiary Entities consolidated in these condensed consolidated interim financial statements include Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics. As of June 30, 2024 and December 31, 2023, the consolidated Subsidiary Companies are as follows: • P.M.I. Trading, DAC. (“PMI Trading”) (i)(iii)(vii) • P.M.I. Holdings Petróleos España, S.L.U. (“HPE”) (i)(iii)(v) • P.M.I. Services North America, Inc. (“PMI SUS”) (i)(iii)(vi) • P.M.I. Norteamérica, S.A. de C.V. (“PMI NASA”) (i)(iii)(iv) • P.M.I. Comercio Internacional, S.A. de C.V. (“PMI CIM”) (i)(ii)(iv) • PMI Campos Maduros SANMA, S. de R.L. de C.V. (“SANMA”) (iii)(iv)(xiii)

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 87 of 125 • Pro-Agroindustria, S.A. de C.V. (“AGRO”) (iii)(iv) • PTI Infraestructura de Desarrollo, S.A. de C.V. (“PTI ID”) (iii)(iv) • P.M.I. Servicios Portuarios Transoceánico, S.A. de C.V. (“PMI SP”) (iii)(iv) • Pemex Procurement International, Inc. (“PPI”) (iii)(vi) • Pemex Finance Limited (“FIN”) (iii)(ix)(xiii) • Mex Gas Internacional, S.L. (“MGAS”) (iii)(iv) • Pemex Desarrollo e Inversión de Proyectos, S.A. de C.V. (“PDII”) (iii)(iv)(xi) • KOT Insurance Company, AG. (“KOT”) (iii)(viii) • PPQ Cadena Productiva, S.L.U. (“PPQCP”) (iii)(v)(xiii) • I.I.I. Servicios, S.A. de C.V. (“III Servicios”) (iii)(iv) • PMI Ducto de Juárez, S. de R.L. de C.V. (“PMI DJ”) (i)(iii)(iv) • PMX Fertilizantes Holding, S.A. de C.V. (“PMX FH”) (iii)(iv) • PMX Fertilizantes Pacífico, S.A. de C.V. (“PMX FP”) (iii)(iv) • Grupo Fertinal, S.A. de C.V. (“GP FER”) (iii)(iv) • Compañía Mexicana de Exploraciones, S.A. de C.V. (“COMESA”) (ii)(iv)(xiii) • P.M.I. Trading México, S.A. de C.V. (“TRDMX”) (i)(iii)(iv) • Holdings Holanda Services, B.V. (“HHS”) (iii)(x) • Deer Park Refining Limited Partnership (“Deer Park” or “DPRLP”) (i)(iii)(vi) • Gasolinas Bienestar, S.A. de C.V. (“GASOB”) (iii)(xii) (i) Member Company of the “PMI Subsidiaries”. (ii) Non-controlling interest company (98.33% in PMI CIM and 60.00% in COMESA). (iii) Petróleos Mexicanos owns 100.00% of the interests in this Subsidiary Company. (iv) Operates in Mexico. (v) Operates in Spain. (vi) Operates in the United States of America. (vii) Operates in Ireland. (viii) Operates in Switzerland. (ix) Operates in the Cayman Islands. (x) Operates in the Netherlands. (xi) Formerly Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V., until April 20, 2023. (xii) Consolidated as of July 2023. (xiii) This company is in process of liquidation. NOTE 6. SEGMENT FINANCIAL INFORMATION PEMEX’s primary business is the exploration and production of crude oil and natural gas, as well as the production, processing, marketing and distribution of petroleum and petrochemical products. As of June 30, 2024 and December 31, 2023, PEMEX’s operations were conducted through seven business segments: Exploration and Production, Industrial Transformation, Logistics, DPRLP, the Trading Companies, Corporate and Other Operating Subsidiary Companies. Due to PEMEX’s structure, there are significant amounts of inter-segment sales among the reporting segments, which are made at market prices. The primary sources of revenue for PEMEX’s business segments are as described below: • The Exploration and Production segment earns revenues from domestic sales of crude oil and natural gas, and from exporting crude oil through certain of the Trading Companies. Crude oil export sales are made through the agent subsidiary company PMI CIM, to 18 major customers in various foreign markets. Approximately half of PEMEX’s crude oil is sold to Pemex Industrial Transformation. Additionally, it receives income from drilling services, and servicing and repairing wells. • The Industrial Transformation segment earns revenues from sales of refined petroleum products and derivatives, mainly to third parties within the domestic market. This segment also sells a significant portion of the fuel oil it produces to the

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 88 of 125 Comisión Federal de Electricidad (Federal Eletricity Commission, or “CFE”) and a significant portion of jet fuel produced to the Aeropuertos y Servicios Auxiliares (Airports and Auxiliary Services Agency or "ASA"). The refining segment’s most important products are different types of gasoline and diesel. The Industrial Transformation segment also earns revenues from domestic sources generated by sales of natural gas, liquefied petroleum gas, naphtha, butane and ethane and certain other petrochemicals such as methane derivatives, ethane derivatives, aromatics, ammonia, fertilizers and its derivatives. • The Logistics segment earns income from transportation and storage of crude oil, petroleum products and petrochemicals, as well as related services, which it provides by employing pipelines and offshore and onshore resources, and from providing services related to the maintenance, handling, guarding and management of these products. • DPRLP generates revenues from sales of distillates and gasoline in the U.S. market. • The Trading Companies segment, which consist of PMI CIM, PMI NASA, PMI Trading, MGAS and GASOB (the “Trading Companies”), earns revenues from trading crude oil, natural gas and petroleum and petrochemical products in international markets. • The Corporate segment provides administrative, financing and consulting services to PEMEX’s subsidiary entities and companies. • The Other Operating Subsidiary Companies segment provides administrative, financing, consulting and logistical services, as well as economic, tax and legal advice and re-insurance services to PEMEX’s subsidiary entities and companies. The following tables present the condensed financial information of these segments, after elimination of unrealized intersegment gain (loss), and include only select line items. The columns before intersegment eliminations include unconsolidated figures. As a result, the line items presented below may not total. These reporting segments are those which PEMEX’s management evaluates in its analysis and on which it bases its decision-making. These reporting segments are presented in PEMEX’s reporting currency.

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

As of/for the six-month period ended June 30, 2024	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Revenues:									
Trade	Ps.167,641,188	321,320,541	—	75,731,508	237,448,242	—	11,922,829	—	Ps. 814,064,308
Intersegment	259,533,761	175,962,347	47,053,985	10,587,880	251,549,157	20,680,704	24,259,194	(789,627,028)	—
Services income	13,198	176,669	247,635	189	909,804	439	14,203	—	1,362,137
(Impairment) of wells, pipelines, properties, plant and equipment, net	19,014,931	(36,392,092)	(171,830)	—	—	—	—	—	(17,548,991)
Cost of sales	255,656,439	563,805,165	38,613,054	84,944,760	481,817,572	550,181	30,068,714	(769,704,562)	685,751,323
Gross income	190,546,639	(102,737,700)	8,516,736	1,374,817	8,089,631	20,130,962	6,127,512	(19,922,466)	112,126,131
Distribution, transportation and sale expenses	331,001	10,200,978	156,381	—	70,287	90,646	32,711	(3,149,384)	7,732,620
Administrative expenses	19,893,862	27,138,630	7,628,389	793,223	1,687,434	40,703,996	3,317,432	(16,686,510)	84,476,456
Other revenues	3,436,975	3,174,426	428,958	7,892	267,312	154,826	1,110,728	—	8,581,117
Other expenses	2,227,199	1,006,202	100,651	39	16,441	73,347	114,370	(85,701)	3,452,548
Operating income	171,531,552	(137,909,084)	1,060,273	589,447	6,582,781	(20,582,201)	3,773,727	(871)	25,045,624
Financing income	37,075,735	541,629	10,009,689	544,536	594,955	114,406,269	1,012,875	(153,991,237)	10,194,451
Financing cost	92,949,387	17,540,997	188,074	94,061	3,575,805	109,327,911	1,416,355	(153,992,108)	71,100,482
Derivative financial instruments (cost) income, net	(10,739,208)	156,741	—	92,182	(644,612)	(4,648,420)	—	—	(15,783,317)
Foreign exchange (loss) income — net	(20,632,464)	(124,477,013)	(195,264)	—	(458,402)	21,003,651	(1,535,650)	—	(126,295,142)
Profit sharing in associates	106,495	(481,453)	1,005	—	2,011,406	(260,831,141)	2,448,484	257,010,420	265,216
Total duties, taxes and other	77,700,631	—	2,718,193	48,019	1,528,638	8,639,331	338,895	—	90,973,707
Net (loss) income	Ps. 6,692,092	(279,710,177)	7,969,436	1,084,085	2,981,685	(268,619,084)	3,944,186	257,010,420	Ps.(268,647,357)
Total current assets	937,920,629	228,855,334	282,912,229	40,254,106	284,493,604	2,214,708,552	129,956,074	(3,653,516,921)	465,583,607
Total non-current assets	945,415,557	572,388,371	154,702,640	31,563,567	110,643,895	91,047,489	509,698,621	(612,832,284)	1,802,627,856
Total current liabilities	595,337,603	1,457,901,728	82,717,564	16,026,689	225,132,362	2,229,453,577	59,476,372	(3,653,444,351)	1,012,601,544
Total long-term liabilities	1,781,018,827	588,622,256	76,460,278	2,937,786	1,355,663	1,681,912,232	59,221,993	(1,330,169,669)	2,861,359,366
Total equity (deficit)	(493,020,244)	(1,245,280,279)	278,437,027	52,853,198	168,649,474	(1,605,609,768)	520,956,330	717,264,815	(1,605,749,447)
Depreciation and amortization of wells, pipelines, properties, plant and equipment	63,013,017	5,382,944	3,197,671	1,086,616	136,235	284,137	1,158,009	—	74,258,629
Depreciation of rights of use	160,421	1,566,853	184,726	278,446	349,543	301,264	74,423	—	2,915,676
Net periodic cost of employee benefits	19,412,723	27,750,107	4,532,084	—	1,575	17,267,857	31,314	—	68,995,660
Interest income [1]	101,686	345,114	9,686	168,334	232,728	4,546,423	784,037	—	6,188,008
Interest cost [2]	(2,909,555)	1,545,832	188,052	94,061	2,777,427	64,999,656	1,070,365	—	67,765,838

[1] Included in financing income.

[2] Included in financing cost.

89 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

As of/for the three-month period ended June 30, 2024	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Revenues:									
Trade	Ps. 80,381,858	162,876,687	—	36,443,936	125,830,318	—	3,312,152	—	Ps. 408,844,951
Intersegment	127,496,911	83,025,869	21,356,659	4,191,797	131,813,310	3,984,549	13,845,389	(385,714,484)	—
Services income	7,062	129,672	125,330	189	413,480	229	7,153	—	683,115
(Impairment) of wells, pipelines, properties, plant and equipment, net	26,544,569	(36,447,717)	—	—	—	—	—	—	(9,903,148)
Cost of sales	128,940,546	286,417,550	17,770,354	43,208,832	255,261,210	345,972	13,725,122	(382,103,636)	363,565,950
Gross income	105,489,854	(76,833,039)	3,711,635	(2,572,910)	2,795,898	3,638,806	3,439,572	(3,610,848)	36,058,968
Distribution, transportation and sale expenses	176,671	6,460,984	75,331	—	44,547	105,190	7,598	(1,633,383)	5,236,938
Administrative expenses	4,980,119	13,130,212	3,113,482	407,525	973,831	21,089,075	2,028,930	(1,971,427)	43,751,747
Other revenues	2,275,170	1,202,875	288,531	4,477	132,892	94,448	333,101	—	4,331,494
Other expenses	1,934,080	628,408	73,329	39	2,875	31	107,510	7,394	2,753,666
Operating income	100,674,154	(95,849,768)	738,024	(2,975,997)	1,907,537	(17,461,042)	1,628,635	(13,432)	(11,351,889)
Financing income	18,118,052	111,964	5,085,301	294,335	303,587	45,927,650	472,615	(66,658,342)	3,655,162
Financing cost	35,781,051	9,070,167	113,516	59,622	1,705,639	56,110,727	845,777	(66,671,774)	37,014,725
Derivative financial instruments (cost) income, net	3,101,430	134,318	—	50,114	(123,788)	(13,226,530)	—	—	(10,064,456)
Foreign exchange (loss) income — net	(40,337,478)	(143,297,563)	(232,514)	—	(469,194)	25,072,565	(419,055)	—	(159,683,239)
Profit sharing in associates	118,177	141,501	1,000	—	(3,405,399)	(248,337,275)	(7,991,634)	259,707,949	234,319
Total duties, taxes and other	45,955,816	—	2,048,151	14,297	1,585,992	9,179,826	320,653	—	59,104,735
Net (loss) income	Ps. (62,532)	(247,829,715)	3,430,144	(2,705,467)	(5,078,888)	(273,315,185)	(7,475,869)	259,707,949	Ps. (273,329,563)
Total current assets	147,880,770	(1,009,207)	7,733,941	6,432,447	43,780,341	230,570,382	17,934,516	(475,880,386)	(22,557,196)
Total non-current assets	31,805,146	47,911,595	(5,422,907)	4,883,667	5,176,431	31,467,268	52,779,884	(105,661,179)	62,939,905
Total current liabilities	36,940,908	247,489,932	52,529	8,469,397	40,105,916	178,039,238	(13,208,729)	(475,880,370)	22,008,821
Total long-term liabilities	106,752,599	(36,966,147)	(8,376,048)	84,341	170,199	112,690,249	2,181,771	(129,462,377)	47,074,587
Total equity (deficit)	35,992,409	(163,621,397)	10,634,553	2,762,376	8,680,657	(28,691,837)	81,741,358	23,801,182	(28,700,699)
Depreciation and amortization of wells, pipelines, properties, plant and equipment	36,032,330	2,462,100	1,546,745	546,688	68,092	141,106	580,871	—	41,377,932
Depreciation of rights of use	79,551	806,040	101,379	141,115	165,334	150,632	51,979	—	1,496,030
Net periodic cost of employee benefits	9,524,925	13,625,957	2,132,369	—	(838)	8,498,722	15,399	—	33,796,534
Interest income [1]	60,432	103,461	5,881	80,210	123,309	1,669,357	357,094	—	2,399,744
Interest cost [2]	(1,289,026)	803,101	113,494	59,622	1,281,389	34,001,347	645,160	—	35,615,087

[1]Included in financing income.

[2]Included in financing cost.

90 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

For the six-month period ended June 30, 2023	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Revenues:									
Trade	Ps.210,208,695	391,599,929	—	81,871,944	136,828,605	—	9,983,763	—	Ps. 830,492,936
Intersegment	243,185,733	122,295,916	54,666,766	6,247,343	281,288,494	45,034,813	26,984,640	(779,703,705)	—
Services income	13,179	164,645	884,275	—	1,012,550	457	27,797	—	2,102,903
(Impairment) of wells, pipelines, properties, plant and equipment, net	(59,536,095)	(6,548,396)	—	—	—	—	—	—	(66,084,491)
Cost of sales	225,377,034	577,117,863	40,042,416	80,669,955	409,704,279	460,531	32,732,333	(733,559,272)	632,545,139
Gross income	168,494,478	(69,605,769)	15,508,625	7,449,332	9,425,370	44,574,739	4,263,867	(46,144,433)	133,966,209
Distribution, transportation and sale expenses	316,937	9,571,998	124,281	—	54,240	16,959	40,072	(2,635,132)	7,489,355
Administrative expenses	36,044,430	33,205,975	10,518,433	376,269	1,278,091	38,132,660	3,270,774	(43,342,167)	79,484,465
Other revenues	1,567,552	6,675,653	1,008,815	13,848	363,057	633,924	1,907,599	—	12,170,448
Other expenses	2,399,104	19,848	1,451	275,190	140,995	952	3,527	(170,719)	2,670,348
Operating income	131,301,559	(105,727,937)	5,873,275	6,811,721	8,315,101	7,058,092	2,857,093	3,585	56,492,489
Financing income	30,052,525	559,823	9,175,301	342,625	206,440	78,981,548	603,430	(111,697,161)	8,224,531
Financing cost	61,914,236	17,221,094	200,419	79,092	2,560,933	103,293,487	1,205,132	(111,693,576)	74,780,817
Derivative financial income (cost) income, net	7,277,345	390,478	—	—	(174,255)	(4,705,229)	—	—	2,788,339
Foreign exchange income (loss), net	120,010,658	116,517,971	180,487	—	67,687	(10,448,807)	4,348,136	—	230,676,132
Profit sharing in associates	(36,008)	2,536,741	44	—	12,703,617	113,450,915	18,693,622	(147,196,962)	151,969
Total duties, taxes and other	137,788,248	—	3,986,924	68,655	401,312	(1,147,993)	296,342	—	141,393,488
Net income	Ps. 88,903,595	(2,944,018)	11,041,764	7,006,599	18,156,345	82,191,025	25,000,807	(147,196,962)	Ps. 82,159,155
Depreciation and amortization of wells, pipelines, properties, plant and equipment	45,405,980	5,706,197	3,157,246	1,056,479	149,289	283,832	1,032,155	—	56,791,178
Depreciation of rights of use	113,458	1,587,118	211,854	—	122,344	294,821	55,982	—	2,385,577
Net periodic cost of employee benefits	18,748,351	27,211,126	4,349,264	—	2,051	16,638,728	23,002	—	66,972,522
Interest income [1]	89,075	485,865	32,888	184,924	40,456	6,133,697	365,906	—	7,332,811
Interest cost [2]	(225,250)	1,725,577	199,954	79,092	2,147,091	64,305,915	1,078,318	—	69,310,697

[1] Included in financing income.
[2] Included in financing cost.

91 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

For the three-month period ended June 30, 2023	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Revenues:									
Trade	Ps.110,946,624	178,768,338	—	43,120,554	73,435,364	—	6,308,660	—	Ps. 412,579,540
Intersegment	119,412,979	60,765,403	29,994,502	587,387	132,348,619	24,362,588	13,414,644	(380,886,122)	—
Services income	6,419	121,522	938,914	(222)	502,541	225	7,917	—	1,577,316
(Impairment) of wells, pipelines, properties, plant and equipment, net	(18,867,771)	(7,079,332)	—	—	—	—	—	—	(25,947,103)
Cost of sales	121,795,236	277,734,654	21,622,942	41,697,687	203,398,658	315,117	17,483,960	(355,485,478)	328,562,776
Gross income	89,703,015	(45,158,723)	9,310,474	2,010,032	2,887,866	24,047,696	2,247,261	(25,400,644)	59,646,977
Distribution, transportation and sale expenses	148,578	3,985,661	76,746	—	(25,611)	(17,883)	19,442	(1,275,636)	2,911,297
Administrative expenses	19,585,824	17,219,109	5,279,115	150,244	763,313	18,450,331	1,529,133	(23,727,740)	39,249,329
Other revenues	702,841	2,843,993	973,245	9,590	150,105	568,126	725,894	—	5,973,794
Other expenses	1,744,962	(765)	444,794	137,247	19,922	952	3,039	(406,396)	1,943,755
Operating income	68,926,492	(63,518,735)	4,483,064	1,732,131	2,280,347	6,182,422	1,421,541	9,128	21,516,390
Financing income	13,880,957	348,807	4,552,787	204,983	108,226	37,157,911	254,191	(54,298,483)	2,209,379
Financing cost	28,815,708	9,588,288	118,058	38,100	1,241,563	50,473,637	619,456	(54,289,355)	36,605,455
Derivative financial income (cost) income, net	3,050,956	174,753	—	—	(268,857)	(466,905)	—	—	2,489,947
Foreign exchange income (loss), net	54,114,570	55,403,887	106,473	—	32,713	(6,566,620)	2,268,407	—	105,359,430
Profit sharing in associates	(36,963)	1,398,321	44	—	3,121,162	39,013,523	4,551,956	(48,006,030)	42,013
Total duties, taxes and other	65,582,750	—	3,920,277	56,177	335,393	(592,463)	286,191	—	69,588,325
Net income	Ps. 45,537,554	(15,781,255)	5,104,033	1,842,837	3,696,635	25,439,157	7,590,448	(48,006,030)	Ps. 25,423,379
Depreciation and amortization of wells, pipelines, properties, plant and equipment	23,246,437	2,695,759	1,552,736	494,220	67,644	132,626	546,198	—	28,735,620
Depreciation of rights of use	43,680	811,153	115,262	(135,604)	60,417	147,410	35,600	—	1,077,918
Net periodic cost of employee benefits	9,374,176	13,702,260	2,174,632	—	459	8,319,364	11,162	—	33,582,053
Interest income [1]	47,401	329,116	(2,874)	101,007	29,474	2,178,823	147,347	—	2,830,294
Interest cost [2]	(76,444)	847,327	118,004	38,100	1,031,926	32,008,505	573,675	—	34,541,093

[1]Included in financing income.
[2]Included in financing cost.

As of December 31, 2023	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Total current assets	Ps. 909,819,796	218,747,813	274,384,409	34,058,111	235,899,424	1,850,711,295	111,621,072	(3,096,701,174)	Ps. 538,540,746
Total non-current assets	910,837,120	521,938,961	162,309,993	27,058,584	101,729,105	158,576,028	448,587,744	(566,102,945)	1,764,934,590
Total current liabilities	629,264,289	1,161,203,831	89,855,544	10,696,459	182,349,198	2,071,859,608	75,119,615	(3,096,630,883)	1,123,717,661
Total non-current liabilities	1,727,159,904	625,142,251	83,574,554	3,191,749	1,247,810	1,590,289,886	58,281,618	(1,256,151,287)	2,832,736,485
Equity (deficit), net	(535,767,277)	(1,045,659,308)	263,264,304	47,228,487	154,031,521	(1,652,862,171)	426,807,583	689,978,051	(1,652,978,810)

92 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

NOTE 7. REVENUE

For the six-month periods ended June 30, 2024 and 2023, the revenues were as follows:

A. Revenue disaggregation

For the period ended June 30,	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Total
Geographical market								
2024								
United States	Ps. 96,756,643	—	—	75,731,697	65,649,467	—	811,609	Ps. 238,949,416
Other	36,671,228	—	—	—	13,092,036	—	222,843	49,986,107
Europe	34,153,687	—	—	—	9,149,300	—	—	43,302,987
Local	72,828	321,497,210	247,635	—	150,467,243	439	10,902,580	483,187,935
Total	**Ps. 167,654,386**	**321,497,210**	**247,635**	**75,731,697**	**238,358,046**	**439**	**11,937,032**	**Ps. 815,426,445**
2023								
United States	Ps. 136,012,733	—	—	81,871,944	68,962,617	—	869,253	Ps. 287,716,547
Other	39,759,687	—	—	—	5,264,697	—	40,520	45,064,904
Europe	33,896,770	—	—	—	2,573,765	—	—	36,470,535
Local	552,684	391,764,574	884,275	—	61,040,076	457	9,101,787	463,343,853
Total	**Ps. 210,221,874**	**391,764,574**	**884,275**	**81,871,944**	**137,841,155**	**457**	**10,011,560**	**Ps. 832,595,839**
Major products and services								
2024								
Crude oil	Ps. 167,581,559	—	—	—	5,465,724	—	—	Ps. 173,047,283
Gas	59,629	27,504,727	—	—	8,865,441	—	—	36,429,797
Refined petroleum products	—	284,534,147	—	53,347,376	220,926,956	—	—	558,808,479
Other	—	9,281,667	—	22,384,132	2,190,121	—	11,922,829	45,778,749
Services	13,198	176,669	247,635	189	909,804	439	14,203	1,362,137
Total	**Ps. 167,654,386**	**321,497,210**	**247,635**	**75,731,697**	**238,358,046**	**439**	**11,937,032**	**Ps. 815,426,445**
2023								
Crude oil	Ps. 210,131,099	—	—	—	1,955,375	—	—	Ps. 212,086,474
Gas	77,596	31,648,990	—	2,439,805	17,270,489	—	—	51,436,880
Refined petroleum products	—	357,716,951	—	539,640	117,146,844	—	—	475,403,435
Other	—	2,233,988	—	78,892,499	455,897	—	9,983,763	91,566,147
Services	13,179	164,645	884,275	—	1,012,550	457	27,797	2,102,903
Total	**Ps. 210,221,874**	**391,764,574**	**884,275**	**81,871,944**	**137,841,155**	**457**	**10,011,560**	**Ps. 832,595,839**
Timing of revenue recognition								
2024								
Products transferred at a point in time	Ps. 167,641,188	314,036,908	247,635	75,731,508	237,448,242	—	11,922,829	Ps. 807,028,310
Products and services transferred over the time	13,198	7,460,302	—	189	909,804	439	14,203	8,398,135
Total	**Ps. 167,654,386**	**321,497,210**	**247,635**	**75,731,697**	**238,358,046**	**439**	**11,937,032**	**Ps. 815,426,445**
2023								
Products transferred at a point in time	Ps. 210,208,695	381,329,360	884,275	81,871,944	136,828,605	—	9,983,763	Ps. 821,106,642
Products and services transferred over the time	13,179	10,435,214	—	—	1,012,550	457	27,797	11,489,197
Total	**Ps. 210,221,874**	**391,764,574**	**884,275**	**81,871,944**	**137,841,155**	**457**	**10,011,560**	**Ps. 832,595,839**

93 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

For the three-month periods ended June 30,	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Total
Geographical market								
2024								
United States	Ps. 48,224,823	—	—	36,444,125	32,925,569	—	340,753	Ps. 117,935,270
Other	17,813,943	—	—	—	8,191,343	—	109,926	26,115,212
Europe	14,317,521	—	—	—	4,181,483	—	—	18,499,004
Local	32,633	163,006,359	125,330	—	80,945,403	229	2,868,626	246,978,580
Total	**Ps. 80,388,920**	**163,006,359**	**125,330**	**36,444,125**	**126,243,798**	**229**	**3,319,305**	**Ps. 409,528,066**
2023								
United States	Ps. 69,342,075	—	—	43,120,332	34,568,985	—	400,358	Ps. 147,431,750
Other	22,290,415	—	—	—	3,245,955	—	27,773	25,564,143
Europe	18,818,524	—	—	—	1,858,790	—	—	20,677,314
Local	502,029	178,889,860	938,914	—	34,264,175	225	5,888,446	220,483,649
Total	**Ps. 110,953,043**	**178,889,860**	**938,914**	**43,120,332**	**73,937,905**	**225**	**6,316,577**	**Ps. 414,156,856**
Major products and services								
2024								
Crude oil	Ps. 80,356,287	—	—	—	1,671,627	—	—	Ps. 82,027,914
Gas	25,571	10,779,929	—	—	3,039,975	—	—	13,845,475
Refined petroleum products	—	142,925,672	—	24,604,116	118,997,748	—	—	286,527,536
Other	—	9,171,086	—	11,839,820	2,120,968	—	3,312,152	26,444,026
Services	7,062	129,672	125,330	189	413,480	229	7,153	683,115
Total	**Ps. 80,388,920**	**163,006,359**	**125,330**	**36,444,125**	**126,243,798**	**229**	**3,319,305**	**Ps. 409,528,066**
2023								
Crude oil	Ps. 110,912,923	—	—	—	1,274,349	—	—	Ps. 112,187,272
Gas	33,701	13,975,569	—	2,439,805	6,791,280	—	—	23,240,355
Refined petroleum products	—	164,464,485	—	(34,383,489)	65,086,715	—	—	195,167,711
Other	—	328,284	—	75,064,238	283,020	—	6,308,660	81,984,202
Services	6,419	121,522	938,914	(222)	502,541	225	7,917	1,577,316
Total	**Ps. 110,953,043**	**178,889,860**	**938,914**	**43,120,332**	**73,937,905**	**225**	**6,316,577**	**Ps. 414,156,856**
Timing of revenue recognition								
2024								
Products transferred at a point in time	Ps. 80,381,858	160,964,803	125,330	36,443,936	125,830,318	—	3,312,152	Ps. 407,058,397
Products and services transferred over the time	7,062	2,041,556	—	189	413,480	229	7,153	2,469,669
Total	**Ps. 80,388,920**	**163,006,359**	**125,330**	**36,444,125**	**126,243,798**	**229**	**3,319,305**	**Ps. 409,528,066**
2023								
Products transferred at a point in time	Ps. 110,946,624	225,728,523	938,914	43,120,554	73,435,364	—	6,308,660	Ps. 460,478,639
Products and services transferred over the time	6,419	(46,838,663)	—	(222)	502,541	225	7,917	(46,321,783)
Total	**Ps. 110,953,043**	**178,889,860**	**938,914**	**43,120,332**	**73,937,905**	**225**	**6,316,577**	**Ps. 414,156,856**

Nature, performance obligations and timing of revenue recognition-

Revenue is measured based on the consideration specified in a contract with a customer. PEMEX recognizes revenue when it transfers control over a good or service to a customer.

94 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 95 of 125 The following table provides information about the nature and timing of the satisfaction of performance obligations in contracts with customers, including significant payment terms and the related revenue. Products / services Nature, performance obligations Timing of revenue recognition Crude oil sales Export sales of crude oil are based on delivery terms established in contracts or orders. All sales are performed by the Free on Board International commercial term (“FOB” Incoterm). Crude oil sale contracts consider possible customers’ claims due to product quality, volume or delays in boarding, which are estimated in the price of the transaction. For orders that have variations in price, revenue is adjusted on the closing date of each period. The subsequent variations in the fair value at the different reporting dates are recognized according to IFRS 9. The price of the product is determined based on a market components formula and the sale of crude oil. Revenue is recognized at a point in time when control of the crude oil has transferred to the customer, which occurs when the product is delivered at the point of shipping. Invoices are generated at that time and are mostly payable within the deadlines established in contracts or orders. Payments in respect of crude oil sold and delivered shall be made within 30 days after the date of the bill of lading therefor. For international market crude oil sales, revenue is recognized with a provisional price, which undergoes subsequent adjustments until the product has arrived at the port of destination. There may be a period of up to two months in determining the final sale price, such as in the case of sales to some regions. Revenue is measured initially estimating variables such as quality and volume claims, delays in boarding, etc. Sale of petroleum products For all petroleum products, there is only one performance obligation that includes transport and handling services to the point of delivery. The price is determined based on the price at the point of delivery, adding the price of the services rendered (freight, handling of jet fuel, etc.) with the provisions and terms established by the Comisión Reguladora de Energía (Energy Regulatory Commission or “CRE”). Revenue is recognized at a point in time when control is transferred to the customer, which occurs either at the point of shipping or when it is delivered at the customer’s facilities. Therefore, transportation fees can be included in the price of sale of the product and are considered part of a single performance obligation since transportation is rendered before control is transferred. Revenue is initially measured by estimating variables such as quality and volume claims, etc. Invoices are usually payable within 30 days. Sales of natural gas There is only one performance obligation that includes transport and handling services to the point of delivery. Revenue is recognized at a point in time when control is transferred to the customer, which occurs when it is delivered

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 96 of 125 Products / services Nature, performance obligations Timing of revenue recognition The transaction price is established at the time of sale, including the estimation of variable considerations such as capacity, penalties, extraordinary sales not included in contracts, adjustments for quality or volume claims, and incentives for the purchase of products; which are known days after the transaction. Such variable consideration is recognized to the extent that it is probable that it will not be reversed in a future period. at the customer’s facilities. Therefore, transportation fees can be included in the price of sale of the product and are considered part of a single performance obligation since transportation is rendered before control is transferred. Revenue initially is measured estimating variables as quality and volume claims, etc. Invoices are usually payable within 30 days. Services In cases where within the same service order there are transportation and storage services, there could exist more than one performance obligation, depending on the term of the service. When there is a performance obligation, the price is not distributed, but if it is considered that there is more than one performance obligation, the price of the transaction is considered based on the prices established in the service orders and which also include penalties such as quality and volume claims. Income is recognized over time as the service is rendered. Invoices are usually payable within 22 days. Other products There is only one performance obligation that includes transportation for delivery to destination. The sale and delivery of the product are made at the same time and because they are FOB, transportation fees are included in the price of sale of the product. The transaction price is established at the time of sale, including the estimation of variable considerations such as capacity, penalties, extraordinary sales not included in contracts, adjustments for quality or volume claims, and incentives for the purchase of products; which are known days after the transaction. The price of the product is estimated on the date of sale and considers variables such as quality and volume claims, etc. Invoices are usually payable within 30 days.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 97 of 125 B. Accounts receivable in the statement of financial position As of June 30, 2024 and December 31, 2023, PEMEX had accounts receivable derived from customer contracts in the amounts of Ps.130,341,132 and Ps.111,394,431, respectively (see Note 10). C. Practical expedients i. Significant financial component, less than one year PEMEX does not need to adjust the amount committed in consideration for goods and services to account for the effects of a significant financing component, since the transfer and the time of payment of a good or service committed to the customer is less than one year. ii. Practical expedient PEMEX applied the practical expedient, so disclosure about remaining performance obligations that conclude in less than one year is not needed. When PEMEX is entitled to consideration for an amount that directly corresponds to the value of the performance that PEMEX has completed, it may recognize an income from ordinary activities for the amount to which it has the right to invoice. D. The Automotive Incentive On March 4, 2022, the Mexican Government published a decree in the Official Gazette of the Federation establishing a tax incentive pursuant to which PEMEX can recover the difference between the international reference price of gasoline and the price at which gasoline is traded in the domestic market, effective until December 31, 2024. The automotive incentive is included in the domestic revenues line item in the Statement of Comprehensive Income. NOTE 8. FINANCIAL INSTRUMENTS A. Accounting classifications and fair values of financial instruments The following tables present information about PEMEX’s carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy, as of June 30, 2024 and December 31, 2023. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 98 of 125 Carrying amount Fair value hierarchy As of June 30, 2024 FVTPL FVOCI – debt instruments FVOCI – equity instruments Financial assets at amortized cost Other financial liabilities Total carrying amount Level 1 Level 2 Level 3 Total Financial assets measured at fair value Derivative financial instruments 8,874,917 — — — — 8,874,917 — 8,874,917 — 8,874,917 Equity instruments (1) — — 552,355 — — 552,355 — 552,355 — 552,355 Total 8,874,917 — 552,355 — — 9,427,272 Financial assets not measured at fair value Cash and cash equivalents — — — 66,735,531 — 66,735,531 — — — — Customers — — — 130,341,132 — 130,341,132 — — — — Officials and employees — — — 5,852,347 — 5,852,347 — — — — Sundry debtors — — — 40,836,160 — 40,836,160 — — — — Investments in associates — — — 2,053,711 — 2,053,711 — — — — Notes receivable — — — 995,269 — 995,269 — — — — Mexican Government Bonds — — — 53,293,310 — 53,293,310 52,166,173 — — 52,166,173 Other assets — — — 5,347,634 — 5,347,634 — — — — Total — — — 305,455,094 — 305,455,094 Financial liabilities measured at fair value Derivative financial instruments (54,298,400) — — — — (54,298,400) — (54,298,400) — (54,298,400) Total (54,298,400) — — — — (54,298,400) Financial liabilities not measured at fair value Suppliers — — — — (362,517,039) (362,517,039) — — — — Accounts and accrued expenses payable — — — — (94,738,999) (94,738,999) — — — — Leases — — — — (45,389,051) (45,389,051) — — — — Debt — — — — (1,826,548,627) (1,826,548,627) — (1,618,209,028) — (1,618,209,028) Total — — — — (2,329,193,716) (2,329,193,716) (1) Refers to the participation in TAG Pipelines Sur, S. de R.L. de C.V.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 99 of 125 Carrying amount Fair value hierarchy As of December 31, 2023 FVTPL FVOCI – debt instruments FVOCI – equity instruments Financial assets at amortized cost Other financial liabilities Total carrying amount Level 1 Level 2 Level 3 Total Financial assets measured at fair value Derivative financial instruments 9,926,384 — — — — 9,926,384 — 9,926,384 — 9,926,384 Equity instruments (1) — — 552,355 — — 552,355 — 552,355 — 552,355 Total 9,926,384 — 552,355 — — 10,478,739 Financial assets not measured at fair value Cash and cash equivalents — — — 68,747,376 — 68,747,376 — — — — Customers — — — 111,394,431 — 111,394,431 — — — — Officials and employees — — — 5,633,492 — 5,633,492 — — — — Sundry debtors — — — 35,253,635 — 35,253,635 — — — — Investments in associates — — — 1,854,803 — 1,854,803 — — — — Notes receivable — — — 1,179,706 — 1,179,706 — — — — Mexican Government Bonds — — — 64,132,418 — 64,132,418 62,731,992 — — 62,731,992 Other assets — — — 6,109,398 — 6,109,398 — — — — Total — — — 294,305,259 — 294,305,259 Financial liabilities measured at fair value Derivative financial instruments (36,494,962) — — — — (36,494,962) — (36,494,962) — (36,494,962) Total (36,494,962) — — — — (36,494,962) Financial liabilities not measured at fair value Suppliers — — — — (368,345,849) (368,345,849) — — — — Accounts and accrued expenses payable — — — — (83,646,764) (83,646,764) — — — — Leases — — — — (41,848,333) (41,848,333) — — — — Debt — — — — (1,794,470,357) (1,794,470,357) — (1,577,509,797) — (1,577,509,797) Total — — — — (2,288,311,303) (2,288,311,303) (1) Refers to the participation in TAG Pipelines Sur, S. de R.L. de C.V. Debt is recognized at amortized cost and the fair value of debt is estimated using quotes from major market sources which are then adjusted internally using standard market pricing models. As a result of relevant assumptions, the estimated fair value does not necessarily represent the actual terms at which existing transactions could be liquidated or unwound.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 100 of 125 B. Fair value hierarchy PEMEX values the fair value of its financial instruments under standard methodologies commonly applied in the financial markets. PEMEX’s related assumptions and inputs therefore fall under the three Levels of the fair value hierarchy for market participant assumptions, as described below. The fair values determined by Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs are based on quoted prices for similar assets or liabilities in active markets, and inputs other than quoted prices that are observed for assets or liabilities. Level 3 inputs are unobservable inputs for the assets or liabilities, and include situations where there is little, if any, market activity for the assets or liabilities. Management uses appropriate valuation techniques based on the available inputs to measure the fair values of PEMEX’s applicable financial assets and liabilities. When available, PEMEX measures fair value using Level 1 inputs, because they generally provide the most reliable evidence of fair value. C. Fair value of DFIs PEMEX periodically evaluates its exposure to international hydrocarbon prices, interest rates and foreign currencies and uses DFIs as a mitigation mechanism when potential sources of market risk are identified. PEMEX monitors the fair value of its DFI portfolio on a periodic basis. The fair value, or Mark-to-Market (MtM), represents the price at which one party would assume the rights and obligations of the other and is calculated for DFIs through models commonly used in the international financial markets based on inputs obtained from major market information systems and price providers. Therefore, PEMEX does not have an independent third party to value its DFIs. PEMEX calculates the fair value of its DFIs through the tools developed by its market information providers such as Bloomberg, and through valuation models implemented in software packages used to integrate all of PEMEX’s business areas and accounting, such as SAP (System Applications Products). PEMEX’s DFI portfolio is composed primarily of swaps, for which fair value is estimated by projecting future cash flows and discounting them with the corresponding discount factor; for currency and interest rate options, this is done through the Black Scholes Model, and for crude oil options, through the Levy Model for Asian options. According to IFRS 13 “Fair Value Measurement”, the MtM of DFIs must reflect the creditworthiness of the parties. Consequently, the fair value of a DFI takes into account the risk that either party may default on its obligation. Due to the above, PEMEX applies the credit value adjustment (“CVA”) method to calculate the fair value of its DFIs. Given that PEMEX’s hedges are cash flow hedges, their effectiveness is preserved regardless of the variations in the underlying assets or reference variables since, through time, asset flows are offset by liabilities flows. Therefore, it is not necessary to measure or monitor the hedges’ effectiveness. PEMEX’s DFIs’ fair-value assumptions and inputs fall under Level 2 of the fair value hierarchy for market participant assumptions.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 101 of 125 D. Accounting treatment applied and impact in the financial statements PEMEX enters into derivatives transactions with the sole purpose of hedging financial risks related to its operations, firm commitments, planned transactions and assets and liabilities recorded on its statement of financial position. Nonetheless, some of these transactions do not qualify for hedge accounting treatment because they do not meet the requirements of the accounting standards for designation as hedges. They are therefore recorded in the financial statements as instruments entered into for trading purposes, despite the fact that their cash flows are offset by the cash flows of the positions (assets or liabilities) to which they relate. As a result, the changes in their fair value are recognized in the “Derivative financial instruments (cost) income, net” line item in the consolidated statement of comprehensive income. As of June 30, 2024, and December 31, 2023 (includes the embedded derivative), the net fair value of PEMEX’s DFIs, including both DFIs that have not reached maturity and those that have reached maturity but have not been settled, recognized in the consolidated statement of financial position, was Ps. (45,423,483) and Ps. (26,568,577), respectively. As of June 30, 2024, and December 31, 2023, PEMEX did not have any DFIs designated as hedges for accounting purposes. All of PEMEX’s DFIs are treated, for accounting purposes, as instruments entered into for trading purposes, therefore any change in their fair value, caused by any act or event, impacts directly in the “Derivative financial instruments (cost) income, net” line item in the consolidated statement of comprehensive income. For the six-month periods ended June 30, 2024, and 2023, PEMEX recognized a net (loss) gain of Ps.(15,783,317) and Ps.2,788,339, respectively, in the “Derivative financial instruments (cost) income, net” line item with respect to DFIs treated as instruments entered into for trading purposes (the loss as of June 30, 2024, includes the loss from the cancellation of the embedded derivative). In accordance with established accounting policies, PEMEX has analyzed the different non-financial contracts that PEMEX has entered into and has determined that according to the terms thereof none of these agreements meet the criteria to be classified as embedded derivatives. Accordingly, as of June 30, 2024, and December 31, 2023, PEMEX did not recognize any embedded derivatives (foreign currency or index) in the non-financial contracts. As of December 31, 2023, PEMEX had recognized a favorable implicit forward for Ps. 194,194 contained in an FX Single Cross Currency Swap contract, which expired in February 2024. As of June 30, 2024, PEMEX did not recognize effects from embedded derivatives in the financial contracts. E. IBOR reference rates transition As a result of the decision made by the Financial Stability Board (FSB), the Interbank Offered Rates (IBORs), such as the LIBOR in dollars (over-night “O/N”, one week “1W”, two months “2M” and twelve months “12M”) or the EURIBOR in Euros, ceased being published in 2022 and were replaced by alternative reference rates, based on risk-free rates obtained from market operations. The discontinuation of the publication of these rates was originally scheduled for December 2021. Nevertheless, on November 2020, the ICE Benchmark Administration Limited (known as “ICE”) announced an extension until June 2023 for the publication of the most common LIBOR rates in dollars, (over-night “O/N”, one month “1M”, three months “3M”, six months “6M” and twelve months "12M").

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Therefore, PEMEX reviewed contracts expiring after the applicable discontinuation dates, that could be impacted by the change in the aforementioned rates and has carried out all the relevant negotiations with its counterparts to establish the new rates in their contracts.

As of December 31, 2023, PEMEX has already amended the whole set of financial instruments referenced to IBOR variable rates and has already established the corresponding financial instruments referenced to risk-free rates ("RFR").

Furthermore, because of the reference rate transition based on RFR, PEMEX has adopted the policy of not entering into new DFIs referenced to IBOR rates. Additionally, the construction of the discount curves that PEMEX uses to calculate the fair value of its DFIs, already includes financial instruments referenced to the corresponding currency RFR now applied.

As a result of the policy, from 2021 to June 30, 2024, PEMEX contracted financing operations in U.S. dollars at floating rates only linked to the new RFR rates.

In the event that TIIE ceases to be published, the financial instruments portfolio referenced to these floating rates is composed of debt instruments and DFIs as shown below:

	Reference Rate	**Notional Amounts As of June 30, 2024 (in thousands of Mexican pesos)*
	TIIE 28D MXN	191,014,074
Debt	TIIE 91D MXN	13,801,317
DFI	TIIE 28D MXN	31,733,673

*Note: Notional amounts with maturity after June 30, 2024.

Regarding this matter, Banco de Mexico (the Mexican Central Bank) has announced that the 28-day TIIE will cease to be a reference for new contracts starting from January 1st, 2025. Similarly, the 91-day and 182-day TIIE ceased to be references for new contracts starting from January 1, 2024. Petróleos Mexicanos will take the necessary steps to modify the contracts referenced to TIIE rates in accordance with the modifications announced by Banco de Mexico.

PEMEX's portfolio also consists of additional debt instruments and DFIs referenced at fixed rates, which are not listed in the table above since PEMEX's fixed rate portfolio will not be impacted by the IBOR transition.

According to the general market practice, PMI Trading credit agreements include the new language to use the Secured Overnight Funding Rate (SOFR) as the benchmark rate.

102 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 103 of 125 NOTE 9. CASH AND CASH EQUIVALENTS As of June 30, 2024 and December 31, 2023, cash and cash equivalents were as follows: June 30, 2024 December 31, 2023 Cash on hand and in banks (1) Ps. 45,387,244 Ps. 45,728,321 Highly liquid investments (2) 21,348,287 23,019,055 Total of cash and cash equivalents Ps. 66,735,531 Ps. 68,747,376 (1)Cash on hand and in banks is primarily composed of cash in banks. (2)Mainly composed of short-term investments. NOTE 10. CUSTOMERS AND OTHER FINANCING AND NON-FINANCING ACCOUNTS RECEIVABLE As of June 30, 2024 and December 31, 2023, accounts receivable and other receivables were as follows: A.Customers June 30, 2024 December 31, 2023 Domestic customers, net Ps. 88,799,646 Ps. 79,069,658 Export customers, net 41,541,486 32,324,773 Total customers, net Ps. 130,341,132 Ps. 111,394,431 B. Other financial and non-financial accounts receivable June 30, 2024 December 31, 2023 Financial assets: Sundry debtors (1) Ps. 40,836,160 Ps. 35,253,635 Employees and officers 5,852,347 5,633,492 Total financial assets Ps. 46,688,507 Ps. 40,887,127 Non-financial assets: Taxes to be recovered and prepaid taxes Ps. 69,013,916 Ps. 155,336,028 Special Tax on Production and Services 6,313,278 2,603,657 Other accounts receivable 3,616,062 5,139,993 Total non-financial assets Ps. 78,943,256 Ps. 163,079,678 (1)Includes Ps.(898,072) and Ps.(827,739) of impairment, as of June 30, 2024 and December 31, 2023, respectively.

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

NOTE 11. INVENTORIES

As of June 30, 2024 and December 31, 2023, inventories were as follows:

	June 30, 2024	December 31, 2023
Refined and petrochemicals products	Ps. 45,560,793	Ps. 51,455,826
Crude oil	28,227,592	28,428,427
Products in transit	22,955,930	25,510,618
Materials and products in stock	6,640,238	5,870,013
Gas and condensate products	149,592	160,180
Materials in transit	24,060	610,928
	Ps. 103,558,205	**Ps. 112,035,992**

NOTE 12. INVESTMENTS IN ASSOCIATES

A.The investments in associates as of June 30, 2024 and December 31, 2023 were as follows:

	Percentage of investment	June 30, 2024	December 31, 2023
Sierrita Gas Pipeline LLC	35.00%	Ps. 877,307	Ps. 879,616
Frontera Brownsville, LLC.	50.00%	381,253	354,691
Administración del Sistema Portuario Nacional Dos Bocas, S. A. de C.V.	40.00%	226,606	74,529
Texas Frontera, LLC.	50.00%	204,788	178,421
Other, net	Various	198,668	183,898
CH4 Energía, S. A. de C.V.	50.00%	165,089	183,648
		Ps. 2,053,711	**Ps. 1,854,803**

104 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

Profit sharing in associates:

	Six-month periods ended June 30,	
	2024	2023
Administración del Sistema Portuario Nacional Dos Bocas, S.A. de C.V.	Ps. 152,078	Ps. 21,256
Sierrita Gas Pipeline LLC	42,092	28,753
Other, net	34,707	46,128
CH4 Energía S.A. de C.V.	21,441	22,970
Texas Frontera, LLC.	17,304	31,239
Ductos el Peninsular, S. A. P. I. de C. V.	1,024	—
Frontera Brownsville, LLC.	(3,430)	1,623
Profit sharing in associates	**Ps. 265,216**	**Ps. 151,969**

	Three-month periods ended June 30,	
	2024	2023
Administración del Sistema Portuario Nacional Dos Bocas, S.A. de C.V.	Ps. 138,860	Ps. (9,042)
Sierrita Gas Pipeline LLC	42,092	(778)
Other, net	34,707	20,729
Texas Frontera, LLC.	9,812	19,351
CH4 Energía S.A. de C.V.	9,024	11,049
Ductos el Peninsular, S. A. P. I. de C. V.	1,024	—
Frontera Brownsville, LLC.	(1,200)	704
Profit sharing in associates	**Ps. 234,319**	**Ps. 42,013**

B. Additional information about the significant investments in associates is presented below:

- *Sierrita Gas Pipeline LLC.* This company was created on June 24, 2013. Its main activity is the developing of projects related to the transportation infrastructure of gas in the United States. This investment is recorded under the equity method.

- *Frontera Brownsville, LLC*. Effective April 1, 2011, PMI SUS entered into a joint venture with TransMontaigne Operating Company L.P (TransMontaigne) to create Frontera Brownsville, LLC. Frontera Brownsville, LLC was incorporated in Delaware, United States, and has the corporate power to own and operate certain facilities for the storage and treatment of clean petroleum products. This investment is recorded under the equity method.

- *Texas Frontera, LLC*. This company was constituted on July 27, 2010, and its principal activity is the lease of tanks for the storage of refined product. PMI SUS, which owns 50% interest in Texas Frontera, entered into a joint venture with Magellan OLP, L.P. (Magellan), and together they are entitled to the results in proportion of their respective investment. The company has seven tanks with a capacity of 120,000 barrels per tank. This joint venture is recorded under the equity method.

105 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

- *CH4 Energía, S.A. de C.V.* This company was constituted on December 21, 2000. CH4 Energía engages in the purchase and sale of natural gas and in activities related to the trading of natural gas, such as transport and distribution in Valle de Toluca, México. This joint venture is recorded under the equity method.

- *Administración del Sistema Portuario Nacional Dos Bocas S.A. de C.V. (previously Administración Portuaria Integral de Dos Bocas, S.A. de C.V.).* This company was constituted on August 12, 1999. Its primary activity is administrating the Dos Bocas port, which is in Mexico's public domain, promoting the port's infrastructure and providing related port services. This investment is recorded under the equity method.

NOTE 13. WELLS, PIPELINES, PROPERTIES, PLANT AND EQUIPMENT, NET

As of June 30, 2024, 2023 and December 31, 2023, wells, pipelines, properties, plant and equipment, net, is presented as follows:

	Plants	Drilling equipment	Pipelines	Wells	Buildings	Offshore platforms	Furniture and equipment	Transportation equipment	Construction in progress (1)	Land	Total fixed assets
Investment											
Balances as of January 1, 2023	**Ps.1,053,836,879**	**14,840,995**	**493,683,632**	**1,586,407,714**	**73,865,712**	**420,363,210**	**50,809,657**	**29,297,417**	**374,025,584**	**53,125,295**	**Ps.4,150,256,095**
Acquisitions	7,406,760	2,130,670	651,070	14,987,680	6,740	773,510	839,640	2,162,760	97,051,190	140,930	126,150,950
Reclassifications	412,300	—	103,360	2,967,760	(176,590)	—	39,610	(60)	(124,960)	—	3,221,420
Capitalization	6,420,470	—	6,050,860	46,219,390	246,960	4,491,700	456,050	38,040	(63,923,470)	—	—
Disposals	(619,260)	(511,310)	(130,210)	(1,094,130)	(49,390)	—	(371,460)	(13,330)	(2,310,810)	(600)	(5,100,500)
Translation effect	(16,417,790)	—	(195,880)	—	(1,222,840)	—	(83,550)	(522,430)	(28,659,120)	(304,280)	(47,405,890)
Balances as of June 30, 2023	**Ps.1,051,039,359**	**16,460,355**	**500,162,832**	**1,649,488,414**	**72,670,592**	**425,628,420**	**51,689,947**	**30,962,397**	**376,058,414**	**52,961,345**	**Ps.4,227,122,075**
Balances as of January 1, 2023	**Ps.1,053,836,879**	**14,840,995**	**493,683,632**	**1,586,407,714**	**73,865,712**	**420,363,210**	**50,809,657**	**29,297,417**	**374,025,584**	**53,125,295**	**Ps.4,150,256,095**
Acquisitions	24,218,720	5,271,100	4,266,300	36,368,940	24,280	2,164,860	2,564,910	3,447,500	249,698,512	140,930	328,166,052
Reclassifications	3,396,480	—	103,670	2,967,760	(197,220)	(2,648,540)	(246,280)	1,000	3,855,890	—	7,232,760
Capitalization	15,580,570	—	15,121,590	71,789,810	1,739,570	7,966,840	1,119,100	883,390	(114,200,870)	—	—
Disposals	(8,316,930)	(1,198,300)	(21,457,210)	(2,321,630)	(52,680)	(2,587,350)	(611,940)	(78,490)	(1,360,990)	(37,300)	(38,022,820)
Translation effect	(17,728,270)	—	(273,420)	—	(1,423,660)	—	(90,310)	(562,380)	(31,513,360)	(340,630)	(51,932,030)
Balances as of December 31, 2023	**Ps.1,070,987,449**	**18,913,795**	**491,444,562**	**1,695,212,594**	**73,956,002**	**425,259,020**	**53,545,137**	**32,988,437**	**480,504,766**	**52,888,295**	**Ps.4,395,700,057**
Acquisitions	4,184,350	3,992,350	2,495,830	23,945,850	6,970	34,420	876,130	429,130	92,933,750	—	128,898,780
Reclassifications	596,770	—	488,180	1,148,690	51,250	(550,380)	309,580	51,810	(7,470)	—	2,088,430
Capitalization	15,917,040	—	219,830	30,853,870	906,090	—	292,640	26,830	(48,243,720)	27,420	—
Disposals	(552,510)	—	(990)	—	(13,500)	—	(883,250)	(209,220)	(3,430,000)	(5,080)	(5,094,550)
Translation effect	10,789,180	—	(827,820)	—	865,680	—	66,190	324,360	16,092,850	196,530	27,506,970
Balances as of June 30, 2024	**Ps.1,101,922,279**	**22,906,145**	**493,819,592**	**1,751,161,004**	**75,772,492**	**424,743,060**	**54,206,427**	**33,611,347**	**537,850,176**	**53,107,165**	**Ps.4,549,099,687**

106 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

	Plants	Drilling equipment	Pipelines	Wells	Buildings	Offshore platforms	Furniture and equipment	Transportation equipment	Construction in progress [1]	Land	Total fixed assets
Accumulated depreciation and amortization											
Balances as of January 1, 2023	**Ps.(789,443,853)**	**(6,593,644)**	**(264,441,515)**	**(1,260,106,083)**	**(47,796,496)**	**(294,192,090)**	**(45,932,403)**	**(15,664,032)**	**(57,335,129)**	**—**	**Ps. (2,781,505,245)**
Depreciation and amortization	(16,425,970)	(403,660)	(6,395,380)	(25,684,940)	(956,350)	(5,500,690)	(728,730)	(695,458)	—	—	(56,791,178)
Reclassifications	(405,220)	—	(103,360)	(2,989,670)	309,120	—	(32,350)	60	—	—	(3,221,420)
(Impairment)	(17,687,630)	—	(5,426,790)	(32,382,700)	—	(25,066,390)	—	—	(368,181)	—	(80,931,691)
Reversal of impairment	9,514,200	—	329,110	532,450	—	—	—	—	4,471,440	—	14,847,200
Disposals	222,630	219,120	109,680	740,570	—	—	349,170	4,384	—	—	1,645,554
Translation effect	9,325,760	—	180,200	—	610,030	—	50,820	87,700	—	—	10,254,510
Balances as of June 30, 2023	**Ps. (804,900,083)**	**(6,778,184)**	**(275,748,055)**	**(1,319,890,373)**	**(47,833,696)**	**(324,759,170)**	**(46,293,493)**	**(16,267,346)**	**(53,231,870)**	**—**	**Ps. (2,895,702,270)**
Balances as of January 1, 2023	**Ps. (789,443,853)**	**(6,593,644)**	**(264,441,515)**	**(1,260,106,083)**	**(47,796,496)**	**(294,192,090)**	**(45,932,403)**	**(15,664,032)**	**(57,335,129)**	**—**	**Ps. (2,781,505,245)**
Depreciation and amortization	(33,219,850)	(714,350)	(12,824,020)	(73,618,580)	(1,858,330)	(12,164,310)	(1,645,720)	(1,510,116)	—	—	(137,555,276)
Reclassifications	45,407,770	—	(46,118,320)	(6,926,040)	327,930	109,160	(12,330)	74,390	(95,320)	—	(7,232,760)
(Impairment)	(45,202,986)	—	(22,452,490)	(55,380,990)	—	(26,134,930)	—	—	(4,808,840)	—	(153,980,236)
Reversal of impairment	19,244,900	—	18,153,170	52,926,380	23,570	29,485,650	10,100	33,078	5,305,870	—	125,182,718
Disposals	7,510,670	411,410	18,624,270	1,216,350	41,730	2,064,410	587,800	55,608	—	—	30,512,248
Translation effect	10,150,720	—	196,130	—	693,390	—	57,640	102,780	—	—	11,200,660
Balances as of December 31, 2023	**Ps. (785,552,629)**	**(6,896,584)**	**(308,862,775)**	**(1,341,888,963)**	**(48,568,206)**	**(300,832,110)**	**(46,934,913)**	**(16,908,292)**	**(56,933,419)**	**—**	**Ps. (2,913,377,891)**
Depreciation and amortization	(16,226,649)	(350,870)	(5,582,490)	(42,484,220)	(876,000)	(7,073,410)	(797,140)	(867,850)	—	—	(74,258,629)
Reclassifications	(117,840)	—	(488,180)	(1,148,790)	(18,750)	46,270	(309,430)	(51,810)	100	—	(2,088,430)
(Impairment)	(37,860,556)	—	(4,202,050)	(7,932,150)	—	(2,393,760)	—	—	(1,428,080)	—	(53,816,596)
Reversal of impairment	8,301,490	—	2,143,360	14,728,060	—	5,537,470	62,440	—	5,494,785	—	36,267,605
Disposals	437,904	—	970	—	6,200	—	880,180	130,944	—	—	1,456,198
Translation effect	(6,453,850)	—	834,640	—	(404,820)	—	(32,060)	(74,000)	—	—	(6,130,090)
Balances as of June 30, 2024	**Ps. (837,472,130)**	**(7,247,454)**	**(316,156,525)**	**(1,378,726,063)**	**(49,861,576)**	**(304,715,540)**	**(47,130,923)**	**(17,771,008)**	**(52,866,614)**	**—**	**Ps. (3,011,947,833)**
Wells, pipelines, properties, plant and equipment—net as of June 30, 2023	**Ps. 246,139,276**	**9,682,171**	**224,414,777**	**329,598,041**	**24,836,896**	**100,869,250**	**5,396,454**	**14,695,051**	**322,826,544**	**52,961,345**	**Ps. 1,331,419,805**
Wells, pipelines, properties, plant and equipment—net as of December 31, 2023	**Ps. 285,434,820**	**12,017,211**	**182,581,787**	**353,323,631**	**25,387,796**	**124,426,910**	**6,610,224**	**16,080,145**	**423,571,347**	**52,888,295**	**Ps. 1,482,322,166**
Wells, pipelines, properties, plant and equipment—net as of June 30, 2024	**Ps. 264,450,149**	**15,658,691**	**177,663,067**	**372,434,941**	**25,910,916**	**120,027,520**	**7,075,504**	**15,840,339**	**484,983,562**	**53,107,165**	**Ps. 1,537,151,854**
Depreciation rates	3 to 5%	5%	2 to7%	—	3 to 7%	4%	3 to 10%	4 to 20%	—	—	
Estimated useful lives	20 to 35	20	15 to 45	—	33 to 35	25	3 to 10	5 to 25	—	—	

[1] Mainly wells, pipelines and plants.

A. For the six-month periods ended June 30, 2024 and 2023, the financing cost identified with fixed assets in the construction or installation stage, capitalized as part of the value of such fixed assets, was Ps.4,767,020, and Ps.2,389,748, respectively. Financing cost rates during the six-month periods ended June 30, 2024 and 2023 were 7.82% to 18.68%, and 6.47% to 7.54%, respectively.

B. The combined depreciation of fixed assets and amortization of wells for the six-month periods ended June 30, 2024 and 2023, recognized in operating costs and expenses, was Ps.74,258,629 and Ps.56,791,178, respectively. These figures include Ps.91,114 and Ps.30,330 for oil and gas production assets and costs related to plugging and abandonment of wells for the six-month periods ended June 30, 2024 and 2023, respectively.

C. As of June 30, 2024 and December 31, 2023, provisions relating to future plugging of wells costs amounted to Ps.69,121,263 and Ps.61,117,106, respectively, and are presented in the "Provisions for plugging of wells" (see Note 17).

D. For the six-month periods ended June 30, 2024 and 2023, the translation effect of property, plant and equipment items from a different currency than the presentation currency was Ps.21,376,880 and Ps.(37,151,380), respectively, which was mainly plant.

107 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

E. During the six-month periods ended June 30, 2024 and 2023, PEMEX recognized a net (impairment) of Ps.(17,548,991) and Ps.(66,084,491), respectively, which is presented as a separate line item in the condensed consolidated interim statement of comprehensive income as follows:

	For the six-month periods ended June 30,	
	2024	2023
	(Impairment) / Reversal of impairment, net	
Pemex Industrial Transformation	Ps. (36,392,092)	Ps. (6,548,396)
Pemex Logistics	(171,830)	—
Pemex Exploration and Production	19,014,931	(59,536,095)
(Impairment), net	**Ps. (17,548,991)**	**Ps. (66,084,491)**

Cash-Generating Unit of Pemex Exploration and Production

During the six-month periods ended June 30, 2024 and 2023, Pemex Exploration and Production recognized a reversal of impairment and net (impairment) of Ps.19,014,931 and Ps.(59,536,095), respectively, shown by CGUs as follows:

	2024	2023
Cantarell	Ps. 15,095,434	Ps. (2,851,694)
Aceite Terciario del Golfo	7,032,771	(6,634,837)
Lakach	2,845,690	2,905,272
Ayin Alux	2,516,348	—
Tamaulipas Constituciones	1,665,580	(742,705)
Arenque	1,185,779	(528,440)
Burgos	546,186	(5,995,860)
Antonio J. Bermúdez	385,159	(1,139,810)
Poza Rica	108,370	(751,664)
Cuenca Macuspana	35,600	(70,075)
Cárdenas Mora CEE	—	3,805
Chuc	—	(19,216,570)
Crudo Ligero Marino	—	(7,863,676)
Ixtal - Manik	—	(4,837,174)
Santuario CEE	—	(112,355)
Misión CEE	(78,381)	(28,177)
Ogarrio Magallanes	(3,939,798)	(6,448,126)
Tsimin Xux	(8,383,807)	(5,224,009)
Total	**Ps. 19,014,931**	**Ps. (59,536,095)**

As of June 30, 2024 Pemex Exploration and Production recognized a net reversal of impairment of Ps.19,014,931 mainly due to: (i) an increase in crude oil prices, generating a positive effect of Ps.44,797,611 mainly in the Cantarell, Aceite Terciario del Golfo and Tamaulipas Constituciones CGU's, (ii) a positive effect of Ps.18,466,156, due to the fluctuations of the exchange rate from Ps.16.9220 = U.S.$1.00 as of December 31, 2023, to Ps.17.1042 = U.S.$1.00 as of June 30, 2024; (iii) an increase in production profiles volume in the barrel of crude oil equivalent generating a positive effect of Ps.11,465,783, due to changes in operational strategy such as the case of the Cantarell CGU in the exploitation of the gas cap. These effects were partially offset by (iv) an increase in the discount rate of Ps.37,235,627, from 9.93% in December 31, 2023 to 10.44% in June 30, 2024; (v) a negative tax

108 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

effect of Ps.11,496,977, due to an increase in tax base, resulting from higher prices and volume at the Tsimin Xux and Ogarrio – Magallanes CGU's and finally (vi) higher expenses in the period generating a negative result of Ps.6,982,015, mainly Tsimin Xux and Ogarrio – Magallanes CGU's.

As of June 30, 2023, Pemex Exploration and Production recognized a net impairment of Ps. (59,536,095) mainly due to: (i) a decrease in production profiles volume in the barrel of crude oil equivalent generating a negative effect of Ps. 83,067,440, mainly in the Chuc, Crudo Ligero Marino, Tsimin Xux and Ixtal-Manik CGUs; (ii) the negative effect due to an exchange rate of Ps. 31,854,861, from Ps. 19.4143 = U.S.$1.00 as of December 31, 2022, to Ps. 18.2123 = U.S.$1.00 as of June 30, 2023 and (iii) an increase in the discount rate of Ps. 13,119,343, from 9.31% in December 31, 2022 to 10.42% in June 30, 2023, due to the increase in the debt component in the Weighted Average Cost of Capital ("WAAC") derived from the rise in global interest rates, which impacted PEMEX's benchmark rates that oil and gas industry uses to determine these discount rates. These effects were partially offset by (i) an increase in crude oil prices, generating a positive effect of Ps. 42,858,913; (ii) a positive tax effect of Ps. 23,439,232, due to the decrease in production profiles volume in the barrel of crude oil equivalent and (iii) a positive effect of Ps. 2,207,404 due to lower freight and distribution costs.

The CGUs of Pemex Exploration and Production are investment projects in productive fields with hydrocarbon reserves associated with proved reserves. These productive hydrocarbon fields contain varying degrees of heating power consisting of a set of wells and are supported by fixed assets associated directly with production, such as pipelines, production facilities, offshore platforms, specialized equipment and machinery.

Each project represents the smallest unit which can concentrate the core revenues, with clear costs and expenses that enable future cash flows (value in use) to be determined.

Pemex Exploration and Production determines the recoverable amount of fixed assets based on the long-term estimated prices for Pemex Exploration and Production's proved reserves. The recoverable amount on each asset is the value in use.

To determine the value in use of long-lived assets associated to hydrocarbon extraction, the net present value of reserves is determined based on the following assumptions:

	As of June 30	
	2024	2023
Average crude oil price	65.81 U.S.$/bl	61.72 U.S.$/bl
Average gas price	4.92 U.S.$/mpc	4.96 U.S.$/mpc
Average condensates price	74.92 U.S.$/bl	67.57 U.S.$/bl
After-tax discount rate	10.44% annual	10.42% annual

For the six-month periods ended June 30, 2024 and 2023, the total forecast production, calculated with a horizon of 25 years, was 6,682 billion barrels per day (Bbd) and 6,685 Bbd per day of crude oil equivalent, respectively.

Pemex Exploration and Production, in compliance with practices observed in the industry, estimates the recovery value of an asset by determining its value in use, based on cash flows associated with proved reserves after taxes and using a discount rate, also after taxes. Cash flows related to plugging wells provision costs are excluded in this computation of discounted cash flows.

109 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

As of June 30, 2024 and 2023, values in use for CGU are:

	2024	2023
Chuc	Ps. 62,681,511	Ps. 36,565,512
Aceite Terciario del Golfo	34,325,751	37,276,319
Crudo Ligero Marino	33,518,405	17,206,881
Cantarell	33,149,103	—
Ogarrio Magallanes	28,348,410	24,027,128
Antonio J. Bermúdez	25,737,767	8,654,361
Tsimin Xux	24,453,758	27,851,730
Ixtal - Manik	13,840,302	6,472,463
Poza Rica	6,716,573	5,500,551
Tamaulipas Constituciones	6,024,454	1,931,129
Ayin Alux	4,955,853	—
Lakach	4,086,521	3,328,644
Burgos	3,776,739	7,399,377
Arenque	3,658,416	4,084,877
Cuenca de Macuspana	593,807	—
Total	**Ps. 285,867,370**	**Ps. 180,298,972**

Cash-Generating Units of Pemex Industrial Transformation

As of June 30, 2024 and 2023, Pemex Industrial Transformation recognized a net impairment of Ps.(36,392,092) and Ps.(6,548,396), respectively, shown by CGUs as follows:

	2024	2023
Minatitlán Refinery	Ps. (15,146,588)	Ps. (4,558,203)
Ciudad Pemex Gas Processor Complex	(5,265,217)	—
Madero Refinery	(5,039,912)	(10,210,354)
Cactus Gas Processor Complex	(2,983,894)	—
Cosoleacaque Petrochemical Complex	(1,985,563)	(1,301,741)
Gas Burgos Gas Processor Complex	(1,729,422)	(808,931)
Morelos Petrochemical Complex	(1,179,313)	3,208,249
Nuevo Pemex Gas Processor Complex	(1,141,900)	1,080,820
Coatzacoalcos Gas Processor Complex	(952,880)	—
Cangrejera Ethylene Complex	(486,975)	—
La Venta Gas Processor Complex	(450,034)	—
Tula Refinery	(108,056)	—
Matapionche Gas Processor Complex	(45,226)	(156,642)
Gas Arenque Processor Complex	(2,420)	(104,647)
Cangrejera Petrochemical Complex	106	524,059
Salamanca Refinery	393	5,750,652
Pajaritos Ethylene Complex	55,743	—
Gas Poza Rica Processor Complex	69,066	28,342
Total	**Ps. (36,392,092)**	**Ps. (6,548,396)**

110 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

As of June 30, 2024, Pemex Industrial Transformation recognized a net impairment of Ps.(36,392,092) due to a (i) decrease in estimated gross income as a result of adverse operation conditions and market situation; (ii) an increase in the discount rate of CGUs of refined products from 13.68% as of December 31, 2023 to 14.50% as of June 30, 2024, and (iii) variations in the exchange rate used in the projected cash-flows from Ps.16.9220 = U.S.$1.00 as of December 31, 2023 to Ps.18.3773 = U.S. $1.00 as of June 30, 2024.

As of June 30, 2023, the net impairment of Ps.(6,548,396) was due to a negative effect due to an exchange rate of Ps. 19.4143 = U.S.$1.00 as of December 31, 2022 to Ps. 17.0720 = U.S. $1.00 as of June 30, 2023. These effects were partially offset by (i) an improvement in production levels as a result of application of rehabilitation program and (ii) a slight decrease in the discount rate of CGUs of refined products by 14.16% as of December 31, 2022 to 14.10% as of June 30, 2023.

To determine the value in use of long-lived assets associated with the CGUs of Pemex Industrial Transformation, the net present value of cash flows was determined based on the following assumptions:

	As of June 30,									
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
	Refining		Gas		Petrochemicals		Ethylene		Fertilizers	
Average crude oil Price (U.S.$)	105.12	75.2	N.A.		N.A.		N.A.		N.A.	
Processed volume[1]	1,029 mbd	903 mbd	2,424 mmpcd of humid gas	2,575 mmpcd of humid gas	Variable because the load inputs are diverse		Variable because the load inputs are diverse		Variable because the load inputs are diverse	
Rate of U.S.$	18.3773	17.072	18.3773	17.072	18.3773	17.072	18.3773	17.072	18.3773	17.072
Useful lives of the cash-generating units (year average)	11	11	6	6	5	5	5	5	5	5
Pre-tax discount rate	14.50%	14.10	14.12%	13.26%	10.85%	10.46%	10.85%	10.46%	11.87%	13.05%
Period[2]	2024-2034	2023-2033	2024-2029	2023-2028	2024-2028	2023-2027	2024-2028	2023-2027	2024-2028	2023-2027

[1]Average of the first four years.
[2]The first five years are projected and stabilize at year six.
N.A. = Not applicable

CGUs in Pemex Industrial Transformation are processing centers grouped according to their types of processes as refineries, gas complex processors, and petrochemical centers. These centers produce various finished products for direct sale to customers or intermediate products that can be processed in another of its CGUs or by a third party. Each processing center of Pemex Industrial Transformation represents the smallest unit that has distinguishable revenues, with clear costs and expenses that enable future cash flows (value in use) to be determined.

Cash flow determinations are made based on PEMEX's business plans, operating financial programs, forecasts of future prices of products related to the processes of the CGUs, budget programs and various statistical models that consider historical information of processes and the capacity of various processing centers.

111 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

The recoverable amount of assets is based on each asset's value in use. The value in use for each asset is calculated based on discounted cash flows, taking into consideration the volumes to be produced and sales to be carried out. As of June 30, 2024 and 2023, the value in use for the impairment of fixed assets was as follows:

	2024	2023
Salina Cruz Refinery	Ps. 79,920,687	Ps. 44,338,748
Tula Refinery	47,008,486	55,664,585
Salamanca Refinery	36,234,540	28,617,019
Nuevo Pemex Gas Processor Complex	6,734,674	27,965,299
Ciudad Pemex Gas Processor Complex	6,278,504	—
Cactus Gas Processor Complex	4,360,278	—
La Venta Gas Processor Complex	980,146	—
Coatzacoalcos Gas Processor Complex	905,502	—
Madero Refinery	—	730,425
Burgos Gas Processor Complex	—	965,475
Morelos Petrochemicals Complex	—	2,969,979
Cosoleacaque Petrochemical Complex	—	858,643
Total	**Ps. 182,422,817**	**Ps. 162,110,173**

Cash-Generating Units of Pemex Logistics

During the six-month periods ended June 30, 2024, Pemex Logistics recognized a net impairment of Ps.(171,830) due to: an increase in the discount rate used for the project future cash flows in storage terminals from 14.80% as of December 31, 2023 to 15.62% as of June 30, 2024.

CGU in Pemex Logistics are storage terminals, pipelines and transport equipment. The recoverable amounts of Ps.67,999,814 of the assets as of June 30, 2024, corresponding to the discounted cash flows at the rate of 15.62% and 17 useful live.

NOTE 14. INTANGIBLE ASSETS, NET

As of June 30, 2024 and 2023, intangible assets, net were mainly wells unassigned to a reserve and other components of intangible assets, which amounted to Ps. 22,225,979 and Ps. 22,622,380, respectively:

A.Wells unassigned to a reserve

	As of June 30,	
	2024	**2023**
Wells unassigned to a reserve:		
Balance at the beginning of the year	Ps. 18,940,360	Ps. 28,388,655
Additions to construction in progress	15,850,475	18,994,442
Transfers against expenses	(10,836,456)	(15,667,953)
Transfers against fixed assets	(3,368,473)	(10,669,293)
Balance at the end of the period	**Ps. 20,585,906**	**Ps. 21,045,851**

As of June 30, 2024 and 2023, PEMEX recognized expenses related to unsuccessful wells of Ps.18,453,255 and Ps.17,105,924 respectively, directly in its statement of comprehensive income.

112 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

B. Other intangible assets

Other intangible assets are mainly licenses, exploration expenses, evaluation of assets and concessions.

	As of June 30,	
	2024	**2023**
Balance at the beginning of the year	Ps. 1,410,459	Ps. 1,636,280
Additions	324,725	297,387
Effects of foreign exchange	80,963	(161,042)
Amortization	(176,074)	(196,096)
Balance at the end of the period	**Ps. 1,640,073**	**Ps. 1,576,529**

NOTE 15. GOVERNMENT BONDS AND OTHER ASSETS

A.Government bonds

The following table sets forth the balance of Mexican Government local bonds (the "Government Bonds") held by Petróleos Mexicanos valued at amortized cost as of June 30, 2024 and December 31, 2023:

	June 30, 2024	**December 31, 2023**
Government Bonds [1]	Ps. 53,293,310	Ps. 64,132,418
Less: current portion of Government Bonds, net of expected credit losses	28,531,855	28,637,314
Total long-term of Government bonds	**Ps. 24,761,455**	**Ps. 35,495,104**

[1] As of June 30, 2024 and December 31, 2023, includes an expected credit loss of Ps. 4,649, for both periods.

As of November 19, 2020, the value of the Government Bonds was Ps. 128,786,611, and the liability was Ps. 95,597,610.

On November 20, 2020, Petróleos Mexicanos monetized the whole of the Government Bonds by entering into a three-year financial arrangement to partially raise an equivalent of Ps.95,597,610 at an annual rate of 8.56275%, maturing November 24, 2023. Petróleos Mexicanos retains the risks, benefits and economic rights of the Government Bonds, which were delivered to a financial institution. Petróleos Mexicanos will continue to collect coupon and principal payments from the securities throughout the term of the transaction. Therefore, Petróleos Mexicanos recognizes these Government Bonds as restricted assets and recognizes short-term debt for the monetization. The resources from the Government Bonds were transferred to the FOLAPE for payments related to its pension and retirement plan obligations.

During the period from January 1 to June 30, 2024, interest income generated by the Government Bonds amounted to Ps.2,736,903, of which Petróleos Mexicanos received payments in the amount of Ps.2,764,716. During the period from January 1 to June 30, 2023, interest income generated by the Government Bonds amounted to Ps.3,985,217, of which Petróleos Mexicanos received payments in the amount of Ps.4,547,770.

As of June 30, 2024 and December 31, 2023, the Government Bonds consist of 9 and 12 series of development bonds (D Bonds and M Bonds) issued by the *Secretaría de Hacienda y Crédito Público* ("Ministry of Finance and Public Credit" or "SHCP") with maturities between 2024 and 2026, at nominal values of Ps.53,143,153 and Ps.63,875,778, respectively.

113 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

As of June 30, 2024 and December 31, 2023, the fair value of the transferred assets was Ps.52,166,173 and Ps.62,731,992, respectively and the fair value of the associated liabilities was Ps.51,738,210 and Ps.49,317,793 respectively, resulting in a net position of Ps.427,963 and Ps.13,414,199, respectively.

As of June 30, 2024 and December 31, 2023, the recorded liability was Ps.51,443,540 (Ps.51,217,925 of principal and Ps. 225,615 of interest) and Ps.59,364,989 (Ps.58,741,483 of principal and Ps.623,506 of interest), respectively.

The roll-forward of the Government Bonds is as follows:

	As of June 30,	
	2024	2023
Balance as of the beginning of the year	Ps. 64,132,418	Ps. 110,179,517
Government Bonds collected [1]	(10,732,626)	(27,901,421)
Accrued interests	2,736,903	3,985,217
Interests received from bonds	(2,764,716)	(4,547,770)
Impact of the valuation of bonds in UDIs	—	109,585
Amortized cost	(79,616)	270,498
Reversal of impairment of bonds	947	2,546
Balance at the end of the period	**Ps. 53,293,310**	**Ps. 82,098,172**

[1] As of June 30, 2024 three series of Government Bonds were collected in February, April and June.

B. Other assets

As of June 30, 2024 and December 31, 2023, the balance of other assets was as follows:

	June 30, 2024	December 31, 2023
Payments in advance [1]	Ps. 5,386,010	Ps. 5,907,464
Other	4,562,262	3,353,985
Insurance	1,236,431	1,352,643
Total other assets	**Ps. 11,184,703**	**Ps. 10,614,092**

[1] Mainly advance payments to contractors for the construction of the Olmeca Refinery in Dos Bocas, Paraíso, Tabasco, through PTI ID.

NOTE 16. DEBT

The Federal Revenue Law applicable to PEMEX as of January 1, 2024, published in the Official Gazette of the Federation on November 13, 2023, authorized Petróleos Mexicanos and its Subsidiary Entities to incur an internal net debt up to Ps. 138,119,100 and an external net debt up to U.S.$3,726,500. PEMEX can incur additional domestic or external debt, as long as the total amount of net debt does not exceed the ceiling established by the Federal Revenue Law.

The Board of Directors approves the terms and conditions for the incurrence of obligations that constitute public debt of Petróleos Mexicanos for each fiscal year, in accordance with the Petróleos Mexicanos Law and the Reglamento de la Ley de Petróleos Mexicanos (Regulations to the Petróleos Mexicanos Law). The terms and conditions are promulgated in accordance with the guidelines approved by the SHCP for Petróleos Mexicanos for the respective fiscal year.

114 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 115 of 125 During the period from January 1 to June 30, 2024, PEMEX participated in the following financing activities: • On February 23, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.3,000,000, bearing interest at a floating rate linked to 28-day TIIE plus 350 basis points, maturing in August 2024. • On February 28, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.4,000,000, bearing interest at a floating rate linked to 28-day TIIE plus 350 basis points, maturing in August 2024. • On March 4, 2024, Petróleos Mexicanos withdrew Ps.1,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 260 basis points, maturing in August 2024. • On April 18, 2024, Petróleos Mexicanos issued U.S.$500,000 of its Senior Guaranteed Floating Rate Notes due 2025 bearing interest at a floating rate linked to 90-day SOFR plus a margin of 300 basis points and guaranteed by Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics. • On April 26, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.850,000, bearing interest at a floating rate linked to 28-day TIIE plus a margin of 400 basis points, maturing in April 2025. • On April 29, 2024, Petróleos Mexicanos withdrew Ps.3,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 260 basis points, maturing in November 2024. • On April 29, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.4,000,000, bearing interest at a floating rate linked to 28-day TIIE plus a margin of 160 basis points, maturing in July 2024. • On May 24, 2024, Petróleos Mexicanos entered into an amended revolving credit facility of Ps.19,000,000, from a credit facility bearing interest at a floating rate linked to 28-days TIIE plus a margin of 350 basis points, maturing in May 2028. • On June 3, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.2,150,000, bearing interest at a floating rate linked to 28-day TIIE plus a margin of 315 basis points, maturing in November 2024. • On June 18, 2024, Petróleos Mexicanos withdrew Ps.1,700,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 310 basis points, maturing in January 2025. • On June 25, 2024, Petróleos Mexicanos issued a credit facility of Ps.23,400,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 270 basis points, maturing in July 2026. All the financing activities mentioned above were guaranteed by Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics and their respective successors and assignees. As of June 30, 2024, PEMEX had U.S.$5,902,000 and Ps.20,500,000 in credit lines in order to provide liquidity, which are fully drawn. As of December 31, 2023, the outstanding amount under PMI Trading's revolving credit line was U.S.$661,213. From January 1 to June 30, 2024, PMI Trading obtained U.S.$505,121 from its revolving credit line and repaid U.S.$983,776. As of June 30, 2024, the outstanding amount under this revolving credit line was U.S.$182,558 and the available amount was U.S.$42,442.

PEMEX Consolidated
Ticker: PEMEX Quarter: 2 Year: 2024

As of June 30, 2024 and 2023, PEMEX used the following exchange rates to translate the outstanding balances in foreign currencies to pesos in the statement of financial position:

	As of June 30,	
	2024	2023
U.S. dollar	18.3773	17.0720
Japanese yen	0.1143	0.1183
Pounds sterling	23.2399	21.5977
Euro	19.6747	18.6443
Swiss francs	20.4578	19.0535

The following table presents the roll-forward of total debt of PEMEX for each of the six-month periods ended June 30, 2024 and 2023, which includes short and long-term debt:

	As of June 30,	
	2024 (1)	2023 (1)
Changes in total debt:		
At the beginning of the year	Ps. 1,794,470,357	Ps. 2,091,463,996
Loans obtained - financing institutions	536,422,333	431,659,853
Debt payments	(620,190,507)	(436,838,825)
Accrued interest (2)(3)	74,313,214	75,414,835
Interest paid	(70,733,122)	(75,009,928)
Foreign exchange	112,266,352	(200,072,975)
At the end of the period	**Ps. 1,826,548,627**	**Ps. 1,886,616,956**

(1) These amounts include accounts payable by Financed Public Works Contracts ("FPWC") (formerly known as, Multiple Services Contracts), which do not generate cash flows.

(2) During 2024, includes Ps.13,766 of premiums and awards amortizations; Ps.(310,228) of fees and expenses related to the issuance of debt of fees and expenses related to the issuance of debt and Ps.1,236,004 of debt and amortized cost.

(3) During 2023, includes Ps.164,064 of premiums and awards amortizations; Ps.(984,320) of fees and expenses related to the issuance of debt and amortized cost of Ps.1,310,414.

NOTE 17. PROVISIONS FOR SUNDRY CREDITORS

As of June 30, 2024 and December 31, 2023, the provisions for sundry creditors and others is as follows:

	June 30, 2024	December 31, 2023
Provision for plugging of wells (Note 13)	Ps. 69,121,263	Ps. 61,117,106
Provision for trails in process (Note 19)	15,580,473	12,436,092
Provision for environmental costs	8,112,479	9,757,356
Total	**Ps. 92,814,215**	**Ps. 83,310,554**

116 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 117 of 125 NOTE 18. EQUITY (DEFICIT) A.Certificates of Contribution “A” The capitalization agreement between Petróleos Mexicanos and the Mexican Government states that the Certificates of Contribution “A” constitute permanent capital. For the six-month period ended June 30, 2024, Petróleos Mexicanos received Ps.145,000,000 in Certificates of Contribution “A” from the Mexican Government. During 2023, Petróleos Mexicanos received Ps.166,615,123 in Certificates of Contribution “A” from the Mexican Government, which were designated for the construction of the Olmeca Refinery in Dos Bocas, Paraíso, Tabasco, the strengthening of its financial position, the strengthening of its fertilizers chain and the rehabilitation plan of the National Refining System. PEMEX’s Certificates of Contribution “A” are as follows: Amount Certificates of Contribution “A” as of December 31, 2022 Ps. 1,029,592,293 Increase in Certificates of Contribution “A” during 2023 166,615,123 Certificates of Contribution “A” as of December 31, 2023 Ps. 1,196,207,416 Increase in Certificates of Contribution “A” during 2024 145,000,000 Certificates of Contribution “A” as of June 30, 2024 Ps. 1,341,207,416 Mexican Government contributions made in the form of Certificates of Contribution “A” during the six-month period ended June 30, 2024 totaled Ps.145,000,000 and were designated for the strengthening of Petróleos Mexicanos’ financial position as follows: Date Strengthening of financial position January 12 Ps. 22,479,358 February 12 32,391,756 March 7 13,997,554 March 26 5,857,845 March 26 2,510,505 April 8 5,632,399 May 9 21,321,366 May 9 8,980,400 May 21 27,634,575 June 11 4,194,241 Total Ps. 145,000,000

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 118 of 125 B. Mexican Government contributions As of June 30, 2024 and December 31, 2023, there were no Mexican Government contributions apart from Certificates of Contribution “A”. C. Legal reserve Under Mexican law, each of the Subsidiary Companies is required to allocate a certain percentage of its net income to a legal reserve fund until the fund reaches an amount equal to a certain percentage of each Subsidiary Company’s capital stock. As of June 30, 2024 and December 31, 2023, there were no changes to the legal reserve. D.Accumulated other comprehensive result For the six-month period ended June 30, 2024, PEMEX recognized net actuarial gains in other comprehensive income (loss) of Ps.131,130,474; which is presented net of deferred income tax for Ps. 1,990,776, related to retirement and post-employment benefits. The variation related to retirement and post-employment benefits was the result of an increase in the discount and return on plan assets rates from 9.42% as of December 31, 2023 to 10.41% as of June 30, 2024. As of June 30, 2023, the discount rate related to the liability for employee benefits carried by PEMEX was 9.21%, similar to the discount rate as of December 31, 2022 of 9.39%. Therefore, PEMEX did not make any adjustments in actuarial gains and losses. E.Accumulated deficit from prior years PEMEX has recorded losses in the past several years. However, the Ley de Concursos Mercantiles (“Commercial Bankruptcy Law of Mexico”) is not applicable to Petróleos Mexicanos and the Subsidiary Entities. Furthermore, the financing agreements to which PEMEX is a party do not provide for financial covenants that would be breached or events of default that would be triggered as a consequence of negative equity. F. Uncertainty related to going concern The condensed consolidated interim financial statements have been prepared assuming PEMEX will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in normal course of business. However, substantial doubt about PEMEX’s ability to continue as a going concern exists.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 119 of 125 Facts and conditions PEMEX has substantial debt, incurred mainly to finance the capital expenditures needed to carry out its capital investment projects and to fund its operating expenses. Due to its heavy fiscal burden resulting from the payment of hydrocarbon extraction duties, the cash flows derived from PEMEX’s operations in recent years have not been sufficient to fully fund its operations and capital expenditure programs, which have been partially supported by the Mexican Government's equity contributions. In addition, PEMEX´s working capital has deteriorated in recent years. In 2022, 2023 and 2024, certain ratings agencies downgraded PEMEX’s credit rating, mainly driven by concerns around its operating performance, liquidity and the Mexican Government’s ability and willingness to provide PEMEX with additional liquidity, as well the volatility of the crude oil prices and the downgrade of the Mexican Government’s sovereign debt rating, impacting PEMEX´s access to the financial markets, the cost and terms of PEMEX’s new debt and contract renegotiations that PEMEX may carry out during 2024. These conditions have negatively impacted PEMEX´s financial performance and also its liquidity position. As of June 30, 2024 and 2023, PEMEX recognized a net (loss) income of Ps.(268,647,357) and Ps.82,159,155, respectively. In addition, as of June 30, 2024 and December 31, 2023, PEMEX had a negative equity of Ps.1,605,749,447, and Ps.1,652,978,810, respectively, mainly due to continuous net losses in prior years, and a negative working capital of Ps.547,017,937 and Ps.585,176,915, as of June 30, 2024 and December 31, 2023, respectively. PEMEX has budget autonomy, and, in public finance terms, is subject to the cash flows financial balance goals approved in the Decreto de Presupuesto de Egresos de la Federación (“Federal Expenditure Budget Decree”). This represents the difference between its gross revenues (inflows) and its total budgeted expenditures (outflows) including the financial cost of its debt, which is proposed by the SHCP and approved by the Chamber of Deputies. The Federal Budget for 2024 authorized PEMEX to have a financial balance budget of Ps.145,000,000, conduct financing activities that do not represent a net debt in terms of public debt greater than Ps.203,705,500 and conduct other financing activities that do not represent net public debt. This financial balance does not consider the payment of principal during 2024, which PEMEX expects to cover with equity contributions from the Mexican Government. PEMEX has short-term debt principal maturities (including interest payable) of Ps.396,301,477 as of June 30, 2024. The combined effect of the above-mentioned events indicates substantial doubt about PEMEX’s ability to continue as a going concern. Actions- PEMEX and the Mexican Government are carrying out the following actions, among others, to preserve liquidity and let PEMEX pay its commitments: The application of the tax credit decree to automotive fuels published in the Official Gazette of the Federation of March 4, 2022, was in effect for 2023 and remains in effect through 2024. This decree allows PEMEX to substantially recover from the Mexican Government the difference between the international reference price of gasoline and diesel and the price at which they trade in the domestic market, accounting for inflation. In October 2023, the Mexican Government adjusted PEMEX’s tax regime and set its Profit-sharing Duty at 30.0% for 2024, a reduction of 10.0% points from the applicable rate in 2023 of 40.0%. On February 13, 2024, the Mexican Government issued a decree in the Official Gazette of the Federation suspending the collection of PEMEX’s Profit-sharing Duty and Hydrocarbons Extraction Duty for the months of October, November and December 2023 and

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 120 of 125 January 2024. The suspension granted PEMEX a reduction in its tax burden of Ps.91,348,348 for the corresponding period in 2023 and Ps.20,646,242 in January 2024. The Mexican Government's Federal Budget for 2024 includes Ps.145,000,000 for PEMEX during 2024 to help improve its financial position. In addition, PEMEX has plans to raise funds from the markets in accordance with prevailing conditions and to refinance its debt. Further, PEMEX has the capacity to refinance its short-term debt maturities through direct loans and revolving credit facilities. PEMEX's ability to refinance its short-term debt depends on factors beyond its control. The Revenue Law for 2024 also authorized PEMEX to incur a net additional indebtedness up to Ps.203,705,500 (Ps.138,119,100 and U.S.$3,726,500), which is considered as public debt by the Mexican Government and may be used to partially cover its financial balance in 2024. PEMEX reviews and aligns its capital expenditures portfolio in accordance with updated economic assumptions on a periodic basis and giving priority to those projects which increase production in an efficient manner and at the lowest cost. On December 13, 2022, the Board of Directors of Petróleos Mexicanos approved the business plan of Petróleos Mexicanos and its Subsidiary Companies for 2023-2027 (the “2023-2027 Business Plan”). Prices of crude oil, natural gas and petroleum products showed a recovery in 2022 but decreased 20.00% in 2023. If international values for the Mexican oil price were higher than the average price of U.S.$56.7 per barrel, which was the reference price used to prepare our financial balance for 2024, this additional revenue would enable PEMEX to achieve its business plan objectives more quickly. Accordingly and taking into consideration price levels observed during the six-month period ended June 30, 2024, PEMEX amended its budget to reflect an average price of crude oil of U.S.$71.3 per barrel. Petróleos Mexicanos and its Subsidiary Entities are not subject to the Commercial Bankruptcy Law of Mexico and none of PEMEX’s existing financing agreements include any financial covenants that could lead to the demand for immediate payment of its debt due to having negative equity or non-compliance with financial ratios. As a reference, PEMEX prepared its condensed consolidated interim financial statements as of June 30, 2024 and December 31, 2023 on a going concern basis. There are certain conditions that have generated material uncertainty and significant doubts concerning the entity’s ability to continue operating, including recurring net losses, negative working capital and negative equity. Those financial statements do not contain any adjustments that would be required if they were not prepared on a going concern basis. G.Non-controlling interest PEMEX does not currently own all of the shares of PMI CIM and COMESA, variations in income and equity from these entities are also presented in the condensed consolidated interim statements of changes in equity (deficit) as “non-controlling interest.” As of June 30, 2024 and December 31, 2023, non-controlling interest represented (losses) of Ps.(139,679) and Ps.(116,639), respectively, in PEMEX’s equity (deficit).

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 121 of 125 NOTE 19. CONTINGENCIES In the ordinary course of business, PEMEX is named in a number of lawsuits of various types. PEMEX evaluates the merit of each claim and assesses the likely outcome. PEMEX has not recorded provisions related to ongoing legal proceedings since an unfavorable resolution is not expected in such proceedings, with the exception of the proceeding described in further detail in this Note. PEMEX is involved in various civil, tax, criminal, administrative, labor and commercial lawsuits and arbitration proceedings. The results of these proceedings are uncertain as of the date of these condensed consolidated interim financial statements. As of June 30, 2024 and December 31, 2023, PEMEX had accrued a reserve of Ps.15,580,473 and Ps.12,436,092, respectively, for these contingent liabilities. As of June 30, 2024, the current status of the principal lawsuits in which PEMEX is involved is as follows: • On April 4, 2011, Pemex Exploration and Production was summoned before the Séptima Sala Regional Metropolitana (“Seventh Regional Metropolitan Court”) of the Tribunal Federal de Justicia Fiscal y Administrativa (“Tax and Administrative Federal Court”) in connection with an administrative claim (No. 4957/11-17-07-1) filed by EMS Energy Services de México, S. de R.L. de C.V. and Energy Maintenance Services Group I. LLC requesting that Pemex Exploration and Production’s termination of the public works contract be declared null and void. In a concurrent proceeding, the plaintiffs also filed an administrative claim (No. 13620/15-17-06) against Pemex Exploration and Production before the Sexta Sala Regional Metropolitana (“Sixth Regional Metropolitan Court”) of the Tax and Administrative Federal Court in Mexico City seeking damages totaling U.S.$193,713 related to the above-mentioned contract. Pemex Exploration and Production filed a response requesting the two administrative claims be joined in a single proceeding, which was granted. On April 30, 2019, a judgment was issued by the Segunda Seccion de la Sala Superior (“Second Section of the Superior Court”) in favor of Pemex Exploration and Production. On June 25, 2019, the plaintiffs filed an amparo (D.A. 397/2019) before the Tercer Tribunal Colegiado en Materia Administrativa del Primer Circuito (“Third Administrative Joint Court of the First Circuit”), which was granted. On March 12, 2020, Pemex Exploration and Production filed a motion to review against the resolution granting this amparo before the Third Administrative Joint Court of the First Circuit. On October 1, 2020, the Third Administrative Joint Court declared the resolution null and void, no amount was granted in favor of the plaintiffs, among others. On February 24, 2022, an amparo (350/2020) was granted in favor of EMS Energy Services de México, S. de R.L. On March 17, 2022, a motion was filed to draw the resolution by the Suprema Corte de Justicia de la Nación (Supreme Court of Justice of the Nation). On June 16, 2022, a resolution was issued in connection with the amparo 350/2020 stating that the plaintiffs partially proved their requests, and the resolution was declared null and void, among others. On August 1, 2022, a motion to review this resolution was filed and admitted (RF 574/2022) by the Third Administrative Joint Court of the First Circuit. On September 13, 2022, representations were made under the amparo (D.A. 539/2022) filed by the plaintiffs before such Court. On April 18, 2024, a resolution was issued by the Third Administrative Joint Court of the First Circuit modifying the appealed judgment, granting the Amparo to EMS Energy Services de México, S. de R.L. de C.V. As of the date of these consolidated financial statements, a final resolution is still pending.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 122 of 125 • Constructora Norberto Odebrecht, filed an administrative claim against Pemex Industrial Transformation (file No. 4742/19- 17-01-7) seeking U.S.$113,582 and Ps.14,607 in connection with a termination resolution (no. 1,757) dated January 14, 2019, and issued by Pemex Industrial Transformation, which awarded U.S. $51,454 in favor of Pemex Industrial Transformation. The claim was admitted. On November 11, 2020, Pemex Industrial Transformation filed a response to this claim. The accounting expert filed his opinion. On June 2, 2022 an opinion by the accounting expert appointed by Pemex Industrial Transformation was filed. A third expert in accounting matters was appointed, who did not ratify his position; therefore, in a resolution dated October 2, 2023, a resolution was issued requesting the Expert Unit to appoint another expert. Through an appearance minute of February 2, 2024, the independent expert in accounting matters accepted his assignment and was awarded 15 days to render his report. On March 19, 2024, the Superior Court attract this claim. On May 2, 2024, the Superior Court issued a resolution ordered to request the Expert Unit to appoint another expert, since the previously appointed expert did not ratify the report. As of the date of these consolidated financial statements, a final resolution is still pending. • On November 24, 2021, Pemex Industrial Transformation filed a repeal request (no. RRL2021014568) seeking that the resolutions dated October 7, 2021, issued by the Hydrocarbons Verification Manager of the Tax Administration Service be declared null and void. These resolutions established charges for Special Taxes on Production and Services, Value Added Taxes, fines among other for an amount of Ps.3,084,975. As of the date of these condensed consolidated interim financial statements, a final resolution is still pending. • Micro Smart Systems de México, S. de R.L. de C.V. (MSSM) filed before the Sala Regional del Golfo Norte (Regional Court of the North Gulf) of the Tax and Administrative Federal Court (574/22-18-01-8) challenging a settlement statement dated February 17, 2022 related to a works contract number No. 424049831 issued by Pemex Exploration and Production and seeking U.S.$240,448. On April 5, 2022, the claim was admitted which was notified on May 17, 2022. On July 1, 2022, Pemex Exploration and Production filed a response to this claim, requesting Pemex Exploration and Production evidence, which was filed on August 8, 2022, and admitted by the Regional Court of the North Gulf on August 17, 2022. On September 2, 2022, this Regional Court confirmed the rejection of the evidence filed by the plaintiffs. On September 29, 2022, the First Section of the Superior Court denied a compliant motion filed by MSSM against the settlement statement dated February 17, 2022. On October 3, 2022, it was agreed that the plaintiff would be heard, making various statements in relation to the defence to the claim. On October 7, 2022 a resolution was issued regarding the complaint filed by the plaintiff confirming the resolution issued on August 28, 2018. On November 14, 2022, the First Section of the Superior Court agreed to an amparo proceeding (1833/2022) against acts issued by the Juzgado Octavo de Distrito en Materia Administrativa (Eighth Administrative District Court), in Mexico City and required such authority to render the justified report. On May 17, 2023, the Regional Court of the North Gulf, summoned the parties to file its rejoinders, which were filed by Pemex Exploración y Producción on June 14, 2023. On June 22, 2023, the Regional Court ordered the file to be sent to the First Section of the Superior Court. On September 19, 2023, the Northern Gulf Regional Court sent by certified mail the file to the First Section of the Superior Court for a final resolution. On November 14, 2023, the Superior Court published the notice to notify the resolution requiring the Northern Gulf Regional Court to send all the documents that integrate the evidentiary thickness offered in the trial. On December 12, 2023, an extract of a clarification agreement concerning the referral of evidence to the Superior Court was notified in the jurisdictional gazette. On 14 June 2024, the Superior Court issued a resolution, (574/22-18-01-8/1549/23-PL-09-04), informing the designation of the delegates by Micro Smart Systems de México S. de R.L. de C.V. As of the date of these financial statements, the final resolution of this process is pending. • Odebrecht Ingeniería y Construcción Internacional de México, S.A. de C.V. (Odebrecht or OICIMEX), filed an oral commercial proceeding (314/2021IV) against Pemex Industrial Transformation before the Juzgado Tercero de Distrito en Materia de Extinción de Dominio y Especiales en Juicios Orales (Third District Court in Matters of Extinction of Ownership and Special Oral Commercial Lawsuits), claiming benefits related to the contract DCPA-OP-GCP-DGTRI-A-3-15, for the amount of Ps.1,838,753 for unpaid work performed, as well as damages. On December 6, 2021, Pemex Industrial Transformation filed a response to this claim, and a preliminary hearing date was set for May 6, 2022. As a result of the unfavorable resolution of July 7, 2022, which ordered the payment of estimates, both Pemex Industrial Transformation and Odebrecht filed a direct amparo against that resolution, where the Décimo Tercer Tribunal Colegiado en Materia Civil (Thirteenth Civil Collegiate Court), resolved: I. - To grant the injunction and protection of the resolution of July 7, 2022 to Pemex Industrial Transformation. II.- To deny the adhesive amparo filed by Odebrecht and dismiss the direct amparo filed by Odebrecht. In

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 123 of 125 compliance with the execution of the direct amparos (533/2022 and 538/2022), filed by Pemex Industrial Transformation and Odebretch (OICIMEX), the Third District Court on Extinction of Ownership and Special Oral Commercial Lawsuits in Mexico City issued the final resolution on November 13, 2023, in the Commercial Oral Proceeding 314/2021-IV. Against such resolution, Pemex Industrial Transformation and Odebrecht filed a direct amparo (juicio de amparo directo), which to date is only filed by Pemex Industrial Transformation, before the Thirteenth Collegiate Court in Civil Matters, under file number 908/2023. OICIMEX filed a complaint appeal against the dismissal of Amparo 16/2024; OICIMEX also challenged the presiding judge of the Décimo Tercer Tribunal Colegiado en Materia Civil (Thirteenth Civil Collegiate Court) and, in parallel, filed an appeal before the Supreme Court of Justice of the Nation regarding the legal criteria applied in the order that dismissed its Amparo lawsuit, both proceedings are pending. As for the amparo filed by Pemex Transformación Industrial, its processing is suspended until the appeal is resolved. As of the date of these financial statements, the final resolution of this process is pending. • On September 9, 2022, Pemex Industrial Transformation filed a repeal request against a tax credit for the 2016 fiscal year related to the Special Tax on Production and Services and Value Added Tax for an amount of Ps.5,852,222, seeking that this resolution is declared null and void. As of the date of these condensed consolidated interim financial statements, a final resolution is still pending. • On September 22, 2023, Pemex Industrial Transformation filed a repeal request against a tax credit for the 2017 fiscal year related to the Special Tax on Production and Services and Value Added Tax, updates, fines and surcharges for the months January to December 2017 for an amount of Ps.8,349,608, seeking that this resolution is declared null and void. As of the date of these condensed consolidated interim financial statements, a final resolution is still pending. The results of these proceedings are uncertain until their final resolutions are issued by the appropriate authorities. PEMEX has recorded liabilities for loss contingencies when it is probable that a liability has been incurred and the amount thereof can be reasonably estimated. When a reasonable estimation could not be made, qualitative disclosure was provided in the notes to these condensed consolidated interim financial statements. PEMEX does not disclose amounts accrued for each individual claim because such disclosure could adversely affect PEMEX’s legal strategy, as well as the outcome of the related litigation. NOTE 20. SUBSEQUENT EVENTS A. Recent financing activities During the period from July 1 to August 23, 2024, PEMEX participated in the following financing activities: • On July 2, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.6,500,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 85 basis points, maturing in September 2024. • On July 2, 2024, Petróleos Petróleos Mexicanos withdrew U.S.$.2,500,000, from a credit facility bearing interest at a floating rate linked to 30-day SOFR plus a margin of 215 basis points, maturing in July 2026. • On July 10, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of U.S.$341,667, from a credit facility bearing interest at a floating rate linked to 30-day SOFR plus a margin of 425 basis points, maturing in March 2025. • On July 17, 2024, Petróleos Mexicanos entered into an amended revolving credit facility of U.S.$750,000, from a credit facility bearing interest at a floating rate linked to 90-day SOFR plus a margin of 444 basis points, maturing in January 2026. • On July 26, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.4,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 5 basis points, maturing in September 2024.

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 124 of 125 • On August 16, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.5,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 365 basis points, maturing in November 2024. • On August 21, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.5,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 365 basis points, maturing in November 2024. As of June 30, 2024, the outstanding amount under the PMI Trading revolving credit line was U.S.$182,558. From July 1 to August 23, 2024, PMI Trading obtained U.S.$42,812 from its revolving credit line and repaid U.S.$35,704. As of August 23, 2024, the outstanding amount under this revolving credit lines was U.S.$189,666. The available amount under this revolving credit lines was U.S.$35,334 as of August 23, 2024. As of August 23, 2024, PEMEX had U.S.$5,902,000 and Ps. 20,500,000 in available credit lines in order to provide liquidity. As of August 23, 2024, the peso-denominated credit lines were fully drawn and U.S.$80,000 are available under U.S. dollar-denominated credit lines. B. Exchange rates and crude oil prices As of August 23, 2024, the Mexican peso-U.S. dollar exchange rate was Ps.19.2535 per U.S. dollar, which represents a 4.8% depreciation of the value of the peso in U.S. dollar terms as compared to the exchange rate as of June 30, 2024, which was Ps.18.3773 per U.S. dollar. This increase in U.S. dollar exchange rate, has led to an estimate loss of Ps.70,244,286 in PEMEX’s foreign exchange gains as of August 23, 2024. As of August 23, 2024, the weighted average price of the crude oil exported by PEMEX was U.S.$70.69 per barrel. This represents a price decrease of approximately 7.8% as compared to the average price as of June 30, 2024, which was U.S.$76.69 per barrel. C. Mexican Government Contribution On August 8, 2024, Petróleos Mexicanos received Ps. 5,509,050 in Certificates of Contribution “A” from the Mexican Government through the Ministry of Energy, to the "Proyecto Aprovechamiento de Residuales" in the Salina Cruz Refinery, Oaxaca. D. Akal-B Process Center On April 7, 2024, one of PEMEX’s workers died and several contractors were injured after a fire broke out at one of the platforms at the Akal-B Process Center (Akal-B1), in the area of pipelines that handle fuel gas for turbo-machinery. PEMEX activated its emergency response plan and the fire was immediately controlled. As of the date of these condensed consolidated interim financial statements, PEMEX is conducting an investigation to determine the causes of the incident and is working to restore operations at the Akal-B Process Center. No estimate of financial impacts can be made as of the date of issuance of these condensed consolidated financial statements. E. Tax decree for the Profit-sharing Duty and Hydrocarbon extraction duty On August 23, 2024, the Mexican Government issued a decree in the Official Gazette of the Federation suspending the collection of PEMEX’s Profit-sharing Duty for the months of May, June and July of 2024, which will be reflected in August 2024, as a total

PEMEX Consolidated Ticker: PEMEX Quarter: 2 Year: 2024 125 of 125 decrease in duties by Ps.47,647,368. The decree also suspended the collection of PEMEX’s Hydrocarbon extraction duty for the months of June and July of 2024, which will be reflected in August 2024, as a total decrease in duties by Ps.10,987,688. Dividends paid, ordinary shares: 0 Dividends paid, other shares: 0 Dividends paid, ordinary shares per share: 0 Dividends paid, other shares per share: 0